       As filed with the Securities Exchange Commission on April 5, 1999
                            File No. 333-___________
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-11
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

         Cornerstone Industrial Properties Income and Growth Fund I, LLC (Exact name of registrant as specified in its governing instruments)

                         4590 MacArthur Blvd., Suite 610
                             Newport Beach, CA 92660
                                 (949) 852-1007
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                Terry G. Roussel
                         4590 MacArthur Blvd., Suite 610
                             Newport Beach, CA 92660
                                 (949) 852-1007
            (Name, address, including zip code, and telephone number,
       including area code, of registrant's agent for service of process)

                                   Copies to:
                           Karen Nicolai Winnett, Esq.
                        Oppenheimer Wolff & Donnelly LLP
                       500 Newport Center Drive, Suite 700
                             Newport Beach, CA 92660
                                 (949) 719-6000

         Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
 Title of               Amount    Proposed maximum  Proposed maximum  Amount of
securities being        to be      offering price       offering    registration
registered            registered   per unit             price            fee
================================================================================
Limited Liability
 Company Units.       40,000*      $    500         $  20,000,000      $  5,560
================================================================================

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

INFORMATION  CONTAINED  HEREIN  IS SUBJECT  TO  COMPLETION  OR  AMENDMENT.    A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

           CORNERSTONE INDUSTRIAL PROPERTIES INCOME AND GROWTH FUND I
                              CROSS REFERENCE SHEET


Item No. and Caption                                Location in Prospectus
--------------------                                ----------------------

1.   Forepart of Registration Statement
     and Outside Front Cover Page of
     Prospectus                                   Outside Front Cover Page

2.   Inside Front and Outside Back
     Pages of Prospectus                          Inside Front Cover Page and
                                                   Outside Back Cover Page

3.   Summary Information, Risk Factors
     and Ratio of Earnings to Fixed Charges       Prospectus Summary;
                                                   Risk Factors; Business

4.   Determination of Offering Price              Outside Front Cover Page

5.   Dilution                                     Not applicable

6.   Selling Security Holders                     Not applicable

7.   Plan of Distribution                         Underwriting

8.   Use of Proceeds                              Use of Proceeds

9.   Selected Financial Data                      Not Applicable

10.  Management's Discussion and Analysis         Not Applicable
     of Financial Condition and Results
     of Operations

11.  General Information as to Registrant         Business; Management; Summary
                                                    of Operating Agreement

12.  Policy with Respect to Certain Activities    Business

13.  Investment Policies of Registrant            Prospectus Summary; Business

14.  Description of Real Estate                   Not applicable

15.  Operating Data                               Not applicable

16.  Tax Treatment of Registrant and
     Its Security Holders                         Federal Income Tax
                                                    Considerations

17.  Market Price of and Dividends
     on the Registrant's Common Equity
     and Related Stockholder Matters              Not Applicable

18.  Description of Registrant's Securities       Description of Unit

19.  Legal Proceedings                            Business

20.  Security Ownership of Certain Beneficial
     Owners and Management                        Management; Financial
                                                  Statements

21.  Directors and Executive Officers             Management

22.  Executive Compensation                       Management

23.  Certain Relationships and
     Related Transactions                         Risk Factors

24.  Selection, Management and Custody
     of Registrant's Investments                  Business; Management

25.  Policies with Respect to
     Certain Transactions                         Business

26.  Limitations of Liability                     Management; Summary of the
                                                   Operating Agreement

27.  Financial Statements and Information         Prospectus Summary

28.  Interests of Named Experts and Counsel       Experts; Legal Matters

29.  Disclosure of Commission Position
     on Indemnification for Securities Act
     Liabilities                                  Not applicable

30.  Quantitative and Qualitative                 Not applicable
     Disclosure About Market Risk

           PROSPECTUS SUBJECT TO COMPLETION, DATED _______, 1999

                                   $20,000,000

         CORNERSTONE INDUSTRIAL PROPERTIES INCOME AND GROWTH FUND I, LLC

               40,000 UNITS OF LIMITED LIABILITY COMPANY INTERESTS
                      MINIMUM INVESTMENT - 5 UNITS ($2,500)
            (OR 2 UNITS ($1,000) FOR TAX-QUALIFIED RETIREMENT PLANS)
                                ----------------

         Cornerstone Industrial Properties Income and Growth Fund I, LLC ("we", "our", "us" or the "Fund") is a California limited liability company which will invest in multi-tenant industrial business parks catering to small business tenants. Multi-tenant industrial business parks form a significant segment of the U.S. commercial real estate market. Investment opportunities in multi-tenant industrial business parks are ordinarily not readily available to investors other than large institutional investors and experienced real estate operators with specialized knowledge and experience in a specific geographic area. The Managing Member believes that few, if any, publicly traded REIT's available to small investors offer a portfolio consisting exclusively of multi-tenant industrial properties.

         We will purchase properties on an all cash basis using no debt financing. We will purchase properties located in major metropolitan areas throughout the United States. We will attempt to acquire the highest quality properties available in the highest demand locations. We have not chosen any specific properties to purchase.

         Our Managing Member is Cornerstone Industrial Properties, LLC, a California limited liability company.

         Cornerstone specializes in the multi-tenant industrial segment of the commercial real estate market. As managing partner in a joint venture with a nationally prominent real estate company, Cornerstone has substantial operating experience investing in and operating multi-tenant industrial properties.

         When you purchase Units, you will become a Unitholder and Member of the Fund and agree to the terms of our Operating Agreement. The Managing Member and the Unitholders are all Members of the Fund.

         See "Risk Factors" beginning on page 7 for a discussion of certain factors relevant to the purchase of the Units including:

o We have not chosen any properties to purchase. You will not have a chance to evaluate properties before we purchase them.

o We will pay fees to the Managing Member and its Affiliates for managing, leasing and selling the properties. We will not pay fees to the Managing Member and its Affiliates for property acquisition, asset management of properties or administration of this Fund. The Managing Member will experience conflicts of interest in conducting our operations.

o There is no market for the Units, and no market will develop. The transfer of Units is restricted by the Operating Agreement. You may not be able to sell your Units in the event of an emergency. Your sale of Units may result in adverse federal income tax consequences to you.

o There are tax risks associated with your investment in the Units. Your investment in the Units will not provide tax shelter for your other income.

         Neither the Securities and Exchange Commission nor any state securities commission approved or disapproved these securities, or determined if the Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                         Private Investors Equity Group

                 The date of this Prospectus is __________, 1999

         The information in this Prospectus is not complete and may be amended. The Fund may not sell Units until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell nor a solicitation of an offer to buy the Units in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY...........................................................1
RISK FACTORS.................................................................4
   Investment Risks..........................................................4
   Real Estate Risks.........................................................5
   Tax Risks.................................................................6
ESTIMATED USE OF PROCEEDS....................................................8
MANAGEMENT COMPENSATION......................................................9
FIDUCIARY RESPONSIBILITIES OF THE MANAGING MEMBER...........................12
MANAGEMENT..................................................................13
   Compensation.............................................................14
   Services Performed by Others.............................................14
PRIOR PERFORMANCE...........................................................15
CONFLICTS OF INTEREST.......................................................16
   General..................................................................16
   Other Investment Interests of the Managing Member........................16
   Competition for the Time and Services of the
   Managing Member and its Affiliates.......................................16
   Acquisition of Properties................................................16
   Sale of Properties.......................................................17
   Compensation of the Managing Member and its Affiliates...................17
   Relationship with Dealer Manager.........................................17
   Legal Counsel............................................................17
   Certain Protective Arrangements..........................................17
   Certain Conflict Resolution Procedures...................................17
INVESTMENT OBJECTIVES AND POLICIES..........................................19
   General..................................................................19
   Types of Investments.....................................................19
   Distributions............................................................19
   Managing Cash Distributions..............................................19
   Borrowing Policies.......................................................20
   Sale of Fund Properties..................................................20
   Investment Restrictions..................................................20
   Authority of the Managing Member.........................................20
BUSINESS....................................................................21
   General..................................................................21
   The Commercial Real Estate Market in General.............................21
   Multi-Tenant Business Parks..............................................22
   Higher Construction Costs................................................22
   Acquisition Strategies...................................................23
   Property Features........................................................23
   Property Selection.......................................................24
   The Asset Management Function............................................24
SUMMARY OF THE OPERATING AGREEMENT..........................................26
   General..................................................................26
   Capital Contributions and Members........................................26
   Capital Accounts.........................................................26
   Control of Our Operations................................................26
   Compensation of the Managing Member and Affiliates.......................26
   Allocations and Distributions............................................26
   Meetings of Members......................................................27
   Voting...................................................................28
   Transfer of Units........................................................28
   Allocations and Distributions on Transfer of Units.......................28
   Other Activities.........................................................29
   Dissolution..............................................................29
   Repurchase of Units......................................................29
   Reports..................................................................29
FEDERAL INCOME TAX CONSIDERATIONS...........................................31
   General..................................................................31
   Legal Opinion............................................................31

   Possible Tax Legislation or Other Developments...........................32
   Partnership Status.......................................................32
   Taxation of the Unitholders..............................................33
   Qualified Plan Investors.................................................34
   Basis of Units...........................................................34
   Allocations of Net Income and Net Loss...................................34
   Allocations to Newly Admitted Unitholders or Transferees of Units........36
   Basis, At Risk, and Passive Activity Limitations on Deduction of Loss....36
   Passive Activity Income..................................................37
   Cash Distributions to Unitholders........................................37
   Alternative Minimum Tax..................................................38
   Syndication and Organizational Expenses..................................38
   Tax Treatment of Certain Fees............................................38
   Sale of Units............................................................39
   Dissolution of the Fund..................................................39
   Allocation of Fund's Basis in Properties.................................39
   Property Held Primarily For Sale.........................................40
   Capital Gains and Losses.................................................40
   Audit of Income Tax Returns..............................................40
   Election for Basis Adjustments...........................................41
   Interest on Underpayment of Taxes........................................41
   Accuracy-Related Penalties...............................................41
   State and Local Taxes....................................................42
   Foreign Investors as Unitholders.........................................43
   Tax Shelter Registration.................................................43
   Importance of Obtaining Professional Tax Advice..........................43
ERISA CONSIDERATIONS........................................................44
GLOSSARY....................................................................46
THE OFFERING................................................................50
   General..................................................................50
   Plan of Distribution.....................................................50
   Escrow Conditions........................................................50
   Subscription Process.....................................................50
   Determination of Investor Suitability....................................50
   Compensation.............................................................51
   Volume Discounts.........................................................51
WHO MAY INVEST..............................................................53
HOW TO SUBSCRIBE............................................................53
SUPPLEMENTAL SALES MATERIAL.................................................53
LEGAL MATTERS...............................................................54
AVAILABLE INFORMATION.......................................................54
ADDITIONAL INFORMATION......................................................54
FINANCIAL STATEMENTS........................................................55
PRIOR PERFORMANCE TABLES....................................................56

EXHIBITS:

         Exhibit "A"  -  Operating Agreement
         Exhibit "B"  -  Form of Opinion of Tax Counsel
         Exhibit "C"  -  Subscription Agreement

                               PROSPECTUS SUMMARY



        This Summary highlights selected information from the Prospectus and may not contain all of the information that is important to you. Capitalized terms which are not defined in this Summary are defined in the Glossary on page 49.

The Fund:             Cornerstone Industrial Properties   Income and Growth Fund
                      I, LLC ("we", "our", "us" or the "Fund")   is a California
                      limited liability company which will    invest  in  multi-
                      tenant industrial business  parks  catering to small busi-
                      ness tenants. Multi-tenant  industrial business parks form a significant segment  of the  U.S. commercial real estate market.  Investment  opportunities  in multi-tenant indus-
                      trial business parks are  ordinarily not readily available to investors other than large  institutional investors and
                      experienced real estate operators   with specialized know-
                      ledge and experience   in a specific geographic area.  The
                      Managing Member  believes that few,if any, publicly traded
                      REIT's available to  small  investors  offer  a  portfolio
                      consisting   exclusively   of    multi-tenant   industrial
                      properties.

                      We will purchase properties on an all cash basis using no debt financing. We will purchase properties located in major metropolitan areas throughout the United States.
                  . We will attempt to acquire the highest quality properties available in the highest demand locations. We have not chosen any specific properties to purchase.

Fund Members:         By purchasing Units, you will  become  one  of our Members and Unitholders. As a Member you will not participate in our management.

Term of Investment:   We expect to own our  properties for  5 years, but  we may
                      hold our  properties   for a longer or shorter  period of
                      time. We will terminate in the year 2010, unless we are terminated sooner as provided in our Operating Agreement which is included as Exhibit "A" to the Prospectus.

Investment            Our primary investment objectives are to:
Objectives            o Reduce risk by acquiring propertieson an all cash basis
And Policies          o Provide periodic cash distributions from operations.
                      o Increase income by reducing operating costs and enter-
                        ing into leases with scheduled rent increases.
                      o Generate additional income on sale of our properties by
                         using asset management strategies to increase their values.

Depreciation          We intend to use the straight-line method of depreciation
   Method:            for real property and accelerated methods of depreciation
                      for personal property.

Management:           Our Managing Member is  Cornerstone Industrial Properties,
                      LLC, a California limited liability company managed by Cornerstone Ventures, Inc.

                      Cornerstone Ventures, Inc. is an experienced real estate operating company specializing in the acquisition, opera-tion and repositioning of multi-tenant business parks catering to the small business tenant. Cornerstone Vent-ures, Inc. is the operating member of the Managing Member.

                      Cornerstone Ventures, Inc. is also the managing partner of a separate and independent real estate operating joint venture with one of the largest real estate companies in the world. By purchasing Units, you will not acquire any interest in this separate joint venture. This separate joint venture is in its seventh year of successful opera-tion. Cornerstone Ventures, Inc. is responsible for the joint venture's selection, acquisition and operation of multi-tenant industrial business properties which are similar to the properties which we will purchase. The unrelated joint venture acquires properties utilizing funds provided by U.S.domestic institutional investors as well as high net worth individual investors domiciled in the United States and offshore. The minimum cash contri-bution per individual investor for some of the most re-cent joint venture projects has been $1,000,000 or more. Cornerstone Ventures, Inc. intends to bring the same level of managerial expertise to us as it has brought to this unrelated joint venture.

                      The historical performance of these programs is  disclosed
                      in the  "Prior Performance" section  of this   Prospectus.

                      Cornerstone will provide property selection, acquisition, and managerial services to us. Cornerstone will:

                      o  Identify properties to be acquired.
                      o Create the business plan for enhancing the income and values of our properties.
                      o Supervise the property management, leasing, refurbish-ment, and operations of our properties.
                      o  Supervise our operations and our communications with
                          you.
                      o   Supervise the sale of our properties.

                      The Managing Member wil be solely responsible for our management and you will not participate in management in
                      any way.   The address of the  Managing  Member is  4590
                      MacArthur Boulevard, Suite 610, Newport Beach, California 92660; telephone 949/852-1007.


Estimated Use         The  minimum  amount we  will  raise  is $3,000,000.  The
   of Proceeds:       maximum amount we expect to  raise  is  $20,000,000.  The
                      Managing Member and its Affiliates may  purchase Units in
                      this Offering.  These purchases may be made to enable us
                      to reach the minimum raise of $3,000,000. We will use the
                      money raised in the offering to purchase properties and
                      for working capital.  The  money  raised  may be invested
                      temporarily in short-term, highly liquid investments. The
                      Managing Member estimates that  we will  pay  an  average
                      purchase  price  of  $5,000,000  for  each  property   we
                      purchase.

Property              We do not presently  own any  properties and,  as of  the
 Descriptions:        date of this Prospectus, we have not identified any prop-
                      erties which we intend to purchase. Properties which we purchase will be described in a supplement to the Pros-pectus.

Compensation to       We will pay the Managing Member and its Affiliates signi-
the Managing Member   ficant compensation for services in the offering of Units
and Affiliates:       and the management, leasing and sale of properties.  The
                      Managing Member has agreed not to charge us for property acquisition fees, asset management fees or fund adminis-tration fees.

Operating             The  Operating Agreement governs the manner in which  we
Agreement:            operate. There  will be no  regularly  scheduled meetings
                      of our Members. Meetings of the Members may be called by the Managing Member and must be called upon the writ-ten request to the Managing Member by Unitholders holding ten percent (10%) of our Units.

Distributions:        The Managing Member believes that allocations and distri-
                      butions and Managing Member compensation have been struc-
                      tured to align the interests of the Managing Member with
                      your interests.  The  Managing Member will not charge us
                      for property acquisition fees which are typically paid in
                      cash  to  the  manager  at   the time a property is first
                      acquired. The Managing Member will not charge us for ass-et management fees or fund administration fees which are generally charged on a quarterly basis throughout the life of a fund. In other programs, these fees are charged even when the program is not profitable.

                      We will distribute net cash flow from operations (which does not include proceeds from sales of properties) 90% to the Unitholders and 10% to the Managing Member until the Unitholders have received distributions equal to an 8% annual, non-cumulative, non-compounded return or, in the case of Unitholders who purchase the first 6,000 Units we sell, the early investor 12% incentive return. (See below.) After that, we will distribute net cash flow from operations of our properties 50% to the Unitholders and 50% to the Managing Member.This structure provides the Managing Member with strong financial incen-tives to maximize our income and minimize our operating expenses in order to maximize the overall level of cash distributions to both Unitholders and the Managing Member.

                      Unitholders   who  purchase  the  first 6,000  Units  we
                      sell will  receive  the  early  investors' 12% incentive
                      return which  is   equal  to  a  12%  annual, non-cumula-
                      tive, non-compounded return on those Units for 12 months from the date the purchase price for those Units is
                      deposited   in  escrow.   This  12% incentive  return is
                      being made to the early investors instead of the regular 8% preferred return.

                      The amount and timing of distributions we make will vary While we are selling Units in this Offering, we expect distributions to be erratic or non-existent due to higher uncertainty of cash flow and our higher administrative costs. The amount of distributions will also depend on the overall size of our Fund. If we sell less than all of the Units we are offering, our fixed operating costs will be higher per Unit and will reduce the amount available for distributions per Unit.

                      We anticipate that we will make our first distribution of net cash flow from operations no later than 12 months
                      after  the   closing  of  the   Minimum Offering.

                      We will distribute proceeds from sales of properties 100% to the Unitholders until the Unitholders have received an amount equal to their original investment in the Units and then 90% to the Unitholders and 10% to the Managing Member until the Unitholders have received distributions equal to an 8% annual, cumulative, non-compounded return. After Unitholders have received a return of their ori-ginal investment plus the 8% preferred return, we will distribute proceeds from sale of properties 50% to the
                      Unitholders and 50%  to  the  Managing   Member.   This
                      structure provides the Managing Member with strong finan-cial incentives to maximize property values to the greatest extent possible and to dispose of properties at the optimal time.

Allocations:          The allocation provisions of the  Operating Agreement are
                      designed to allocate Net Income and Net Loss to the Mana-
                      ging Member and  the  Unitholders in a  similar manner as
                      cash distributions are made. The allocations include bal-
                      ancing or "chargeback" provisions which (1) allocate Net
                      Income to the  Managing Member  and  the Unitholders as a
                      chargeback to the  extent that they  have previously been
                      allocated Net Loss and (2) allocate  Net Loss to the Man-
                      aging Member and the  Unitholders as a chargeback  to the
                      extent  they  have  previously been allocated Net Income.
                      Net  Income not allocated to "chargeback" a prior alloca-
                      tion  of  Net  Loss is  first allocated to the Members in
                      proportion  to  prior  cash  distributions  to the extent
                      thereof, with any excess  allocated 50% to  the  Managing
                      Member and 50% to the Unitholders. Net Loss not allocated
                      to chargeback a prior  allocation of Net Income  is allo-
                      cated 10% to the Managing  Member and   90% to the  Unit-
                      holders.

Who Should Invest:    You must meet one of two financial tests to invest in the
                      Units.  You must either (1) have a net worth of at least
                      $225,000 excluding your home, home furnishings and  auto-
                      mobiles or (2) have  a  net   worth of   at least $70,000
                      excluding your home, home furnishings and automobiles and have gross income in excess of $70,000 per year. You should purchase the Units only as a long-term investment.
                      You should not invest money which you may need to use for emergencies. You may not be able to sell your Units in the event of a financial emergency because there will not be a public trading market for the Units.

Risk Factors:         Before purchasing Units, you should carefully review  the
                      "Risk   Factors" section  of the Prospectus which follows
                      this Summary.


                                  RISK FACTORS

         You should carefully consider the following risk factors and the other information in this Prospectus before purchasing Units.

Investment Risks

         Minimum Offering; Lack of Diversification. Our ability to reduce risk by purchasing multiple properties in different geographic areas will be limited by the amount of funds at our disposal. We will consider the purchase of properties with prices ranging between $2.5 million and $25 million. We may not sell all of the Units we are offering. The Managing Member and its Affiliates may purchase Units in the Offering. These purchases may be made to enable us to reach the minimum raise of $3,000,000. If only $3,000,000 is raised, we will be able to acquire only one property.

         Risks of Real Property Investments. Real estate values are affected by changes in the general economic climate, local conditions (such as an over-supply of space or reduced demand for real estate in an area) and by competi-tion from other available space. Real estate values are also affected by governmental regulations, changes in zoning or tax laws, interest rate levels, the availability of financing and potential liability under environ-mental and other laws. These factors may cause our rental income and the value of our properties to decrease and may make it difficult for us to sell properties.

        Reliance on Management. You are relying entirely on the Managing Member to manage the Fund. You will have no right or power to take part in the management of the Fund, except through the exercise of your limited voting rights described in the Operating Agreement. You should not purchase Units unless you are willing to trust the Managing Member to manage the Fund.

         Lack of Liquidity of Units; Limited Transferability. You may not be able to sell your Units promptly or at the price you want. There will not be a public market for the Units. You may not be able to use your Units as colla-teral for a loan. You may not be able to sell your Units in the event of a financial emergency. You should purchase Units only as a long-term investment. Transfer of the Units is restricted by the Operating Agreement. You may have adverse tax consequences if you sell your Units.

         Conflicts of Interest. Cornerstone Ventures, Inc.and its officers also have management responsibilities with respect to other entities. These entities purchase,operate and sell the same type of properties which we will be purchas-ing. Cornerstone Ventures, Inc. will experience conflicts of interest in managing the operations of the Fund.

         No Operating History. We are a new fund and we have no operating history for you to use in evaluating us.

         Lack of Significant Tax Shelter Features. Your investment in the Units will not provide you with tax shelter for your other income. We expect that any tax deductions you are allocated from us will not be sufficient to shelter all of the income you receive from us.

         Possible Effect of ERISA. We believe that our assets will not be ERISA "plan assets" of any qualified pension, profit-sharing and stock bonus plans, including Keogh plans and IRAs that invest in the Units. We have not obtained a legal opinion on this issue.If our assets are "plan assets" under ERISA (i) the exemptions from the "prohibited transaction" rules under ERISA might not be available for our transactions, and (ii) the prudence standards of ERISA would apply to investments made by us. ERISA makes plan fiduciaries personally responsible for any losses resulting to any such plan from any breach of fiduciary duty and the IRS imposes nondeductible excise taxes on prohibited transactions.

Year 2000

         We have conducted an evaluation to ensure that our business critical computer systems will be able to function without disruption due to Year 2000 issues. We are, however, subject to disruptions with respect to the computer systems of the persons and entities with whom we do business, including providers of financial reporting, investor relations and management services, sellers and purchasers of properties and tenants, which systems are outside our control. Disruptions in their systems could impair our ability to do business and could have a material adverse effect upon our financial condition and results of operations.

Real Estate Risks

        Inability of Potential Investors to Evaluate Properties. Our ability to achieve our investment objectives and to make cash distributions to you depends upon how well the Managing Member does in evaluating and acquiring properties for us. You will not have a chance to evaluate the purchase terms or financial data concerning the properties before we purchase them. The properties we purchase may not be desirable income-producing properties. Our ability to accomplish our investment objectives and the timing of distributions of cash to you will depend upon the success and timing of the Managing Member's purchase of properties for us. We cannot assure you that the properties we acquire will be desirable properties or will increase in value.

         Unspecified Property. As of the date of this Prospectus, we have has not identified any properties we plan to purchase. As a result, you have no information to assist you in evaluating the merits of any property which we may purchase. There may be a substantial period of time before we purchase a property, which would delay our making distributions to you.

         No Assurance of Obtaining Suitable Investments. We cannot assure you that desirable income-producing properties will be available for us to purchase or that the purchase terms will be economically attractive. We cannot assure you that we will be successful in purchasing properties on financially attractive terms or that, if we purchase properties, our objectives will be achieved.

         Lack of Control Over Market and Business Conditions. The value of the properties we purchase, the ability of our tenants to pay rent on a timely basis, and the amount of the rent we receive may be adversely affected by certain changes in general or local economic or market conditions, including increased costs of operating a property, condemnation or uninsured losses, voluntary termination by a tenant of its obligations under a lease, bankruptcy of a tenant, and other factors. We and the Managing Member cannot control these factors.

         Re-leasing of Properties. Multi-tenant industrial properties accommodating small business tenants have a substantial on-going risk of tenant lease defaults. If a tenant defaults on a lease, we will generally lose rental income and have to pay legal costs, repair costs and re-leasing commissions. We may be unable either (i) to re-lease the property for as much rent as we previously received or (ii) to re-lease the property without incurring additional expenditures relating to the property. We could experience delays in enforcing our rights and collecting rents due from a defaulting tenant.

         Lack of Adequate Insurance; Uninsured Losses. If we, as a property owner, incur any liability which is not fully covered by insurance, we would be liable for such amounts, and the return you receive on your investment could be reduced. We may not obtain earthquake insurance on our properties due to the lack of available and affordable earthquake insurance. If one of our properties sustains damage as a result of an earthquake, we may incur substantial losses and lose our investment in the property.

         Possible Environmental Liabilities. A current or previous owner or operator of real estate may be required by various federal and state environmental laws and regulations to investigate and clean up hazardous or toxic substances, asbestos containing materials, or petroleum product releases at the property. The owner may also be held liable to a governmental entity or to third parties for property damage, and for investigation and cleanup costs in connection with the contamination. Some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The presence of contamination or the failure to remedy contamination will adversely affect the owner's ability to sell or lease real estate. The owner or operator of a site may be liable to third parties for damages and injuries resulting from environmental contamination.

         We will obtain satisfactory Phase I environmental assessments on each property we purchase. The Managing Member may determine that a Phase I or Phase II environmental assessment is satisfactory even if an environmental problem exists and has not been resolved at the time we purchase the property. This could happen if the seller has agreed in writing to pay for any costs we incur or if the Managing Member determines that the problem is minor or can be easily remediated by us at a reasonable cost. It is possible that a seller will not be able to pay the costs we incur or that the Managing Member may underestimate the cost of remediation. It is also possible that all environmental liabilities will not be identified or that a prior owner, operator or current occupant has created an environmental condition which we do not know about. We are unable to assure you that future laws, ordinances or regulations will not impose material environmental liability on us or that the current environmental condition of our properties will not be affected by our tenants, or by the condition of land or operations in the vicinity of our properties such as the presence of under-ground storage tanks or groundwater contamination.

Tax Risks

         Your purchase of Units involves certain potential tax risks and tax consequences which are discussed briefly below. This discussion is based upon the Internal Revenue Code, effective and proposed Treasury Regulations, judicial decisions, published and private rulings, and procedural announcements issued by the United States Treasury Department. All of these authorities are subject to amendment or changes that may be applied retroactively and in a man-ner that is adverse to us and you. We will not seek any rulings from the
Internal Revenue Service regarding any tax issues. We are relying on opinions of our legal counsel, which are not binding on the IRS or the courts and which are based upon representations and assumptions and are conditioned upon the existence of certain facts. For a more complete discussion of the tax risks and tax consequences associated with an investment in Units. See "Federal Income Tax Considerations."

         Risks of Loss of "Partnership" Status. Our legal counsel will give us an opinion that we will be treated as a "partnership" for federal income tax purposes and that we will not be treated as an association taxable as a corporation, subject to the publicly-traded partnership rules discussed below. If we were to be reclassified as an association taxable as a corporation, we would be taxable on our net income (at rates of up to 35% for federal income tax purposes), and all items of our income, gain, loss, deduction, and credit would be reflected only on our tax returns and would not be passed through to you. If we were treated as a corporation, distributions to you would be ordinary dividend income to the extent of our earnings and profits, and the payment of such dividends would not be deductible by us. See "Federal Income Tax Considerations -- Partnership Status."

         Risk of Publicly Traded Partnership Classification. Due to the complex nature of the rules about publicly traded partnerships and because the application of the rules to us will be based upon future facts, the IRS may determine that we will be treated as a "publicly-traded partnership" (generally this could happen if our Units are publicly traded or frequently transferred). We have included provisions in the Operating Agreement designed to avoid this result. Any classification as a "publicly-traded partnership" could result in our being taxable as a corporation and the treatment of our net income as portfolio income rather than passive income. Our legal counsel will give an opinion that it is more likely than not that the Fund will not be treated as a "publicly-traded partnership."

        Risks Relating to Allocations of Income, Gain, Loss, and Deduction. The Operating Agreement provides for the allocation of income, gain, loss and deduction among the Unitholders. Our legal counsel will give us an opinion that it is more likely than not that all material allocations to the Unitholders will be respected for federal income tax purposes. The rules regarding partner-ship allocations are complex, and no assurance can be given that the IRS will not successfully challenge the allocations in the Operating Agreement and re-allocate items of income, gain, loss or deduction in a manner which reduces benefits or increases income allocable to you.

         Risks Relating to Disallowance of Deduction of Certain Fees and Expenses or Reallocation of Basis. There can be no assurance that our deduction of some or all fees and expenses will not be challenged or disallowed by the IRS. The IRS could seek to reallocate our basis in properties among land, improvements and personal property. This could result in reduced tax losses or increased income without a corresponding increase in net cash flow to you.

         Risks Relating to Taxation of Allocated Income in Excess of Cash Distributions. In any year in which we report income or gain in excess of expenses, you will be required to report your share of such net income on your personal income tax returns even though you may have received total cash distributions which are less than the amount of net income you must report.

         Risks of Applicability of Alternative Minimum Tax. You may be subject to alternative minimum tax which could reduce certain tax benefits associated with your purchase of Units. The effect of the alternative minimum tax upon you depends on your particular overall tax and financial situation, and you should consult with your tax adviser regarding the possible application of this tax.

         Audit Risks, Interest, and Penalties. Our federal income tax returns may be audited by the IRS. This could result in an audit by the IRS of your federal income tax returns and adjustments to items on your returns that are related or unrelated to us.There are special procedures pertaining to audits of partnership tax returns which may reduce the control that you would otherwise have over proceedings concerning any proposed adjustment of our tax items by the IRS. If the IRS determines that you have underpaid tax, you would be required to pay the amount of the underpayment plus interest on the under-payment and may also be liable for certain penalties from the date the tax originally was due. See "Federal Income Tax Considerations--Audit of Income Tax Returns, -- Interest on Underpayment of Taxes, and -- Accuracy-Related Penalties."

         Risks Regarding State and Local Taxation and Requirements to Withhold State Taxes.The state or locality in which you are a resident may impose income tax upon your share of our taxable income. States in which we will own properties may also impose income taxes upon us and/or your share of our tax-able income allocable to any property located in that state. In addition, many states have implemented or are implementing programs to require entities taxed as partnerships to withhold and pay state income taxes owed by non-resident partners relating to income-producing properties located in their states. We may be required to withhold state taxes from cash distributions otherwise payable to you. In the event we are required to withhold state taxes from cash distributions otherwise payable to you, the amount of the distributions otherwise payable to you will be reduced These collection and filing requirements at the state or local level, and the possible imposition of state or local taxes on the Fund, may result in increases in our administrative expenses which would reduce cash available for distribution to you. Your tax return filing obligations and expenses may also be increased as a result of expanded state and local filing obligations. We encourage you to consult with your own tax advisors with res-pect to the impact of applicable state and local taxes and state tax withhold-ing requirements on an investment in the Units.

         Changes in Tax Laws. The discussion in this Prospectus of the federal income tax aspects of the offering is based on current law, including the Code, the Treasury Regulations, certain administrative interpretations, and court decisions. Future events may result in federal income tax treatment of us and you that is materially and adversely different from the treatment we have described in this Prospectus. This could affect taxable years arising before and after such events. We cannot assure you that future legislation and administrative interpretations will not be applied retroactively.

                            ESTIMATED USE OF PROCEEDS

The following table tells you about how we expect to use the funds we raise, assuming we sell the minimum and maximum number of Units we are offering. Many of the numbers in the table are estimates because we cannot determine all expenses precisely at this time. Our actual use of the funds we raise is likely to be different than the figures presented in the table.


                              Minimum Offering              Maximum Offering
                           Sale of 6,000 Units(1)          Sale of 40,000 Units
                           ----------------------         ---------------------
                                         Percent of                 Percent of
                             Dollar    GrossOffering       Dollar  GrossOffering
                             Amount       Proceeds         Amount   Proceeds
                           --------- --------------   ------------- ---------

Gross Offering Proceeds     $ 3,000,000    100.0%      $ 20,000,000   100.0%
  Offering Expenses:
    Selling Commissions (2)     210,000      7.0%         1,400,000     7.0%
    Marketing Support Fee        60,000      2.0%           400,000     2.0%
    Non-Accountable Expense
      Allowance                  30,000      1.0%           200,000     1.0%
    Due Diligence
      Expense Allowance Fee      15,000      0.5%           100,000     0.5%
    Other Organization and
     Offering Expenses (3)      120,000      4.0%           800,000     4.0%
                               --------  --------      ------------- ---------
Amount Available
     for Investment         $ 2,565,000     85.5%      $ 17,100,000    85.5%
                            ===========  ========      ============    ======

Prepaid Terms and Fees Related          Not determinable at this time.
        to Purchase of Property
Cash Purchase Price                     Not determinable at this time.

Acquisition Fees Payable to
  the Managing Member (Real
  Estate Commissions) (4)             0        0%                 0       0%
Reserves                         60,000        2%           400,000       2%
                            -----------    ------      ------------   --------
Proceeds Invested(5)        $ 2,565,000       85.5%      $ 17,100,000     85.5%
Public Offering Expenses        435,000       14.5%         2,900,000     14.5%
                            -----------    ------      ------------   --------
Total Application of
Proceeds                    $ 3,000,000      100.0%      $ 20,000,000    100.0%
                            ===========      ========    ============    ======

                           -------------------------

(1) The Managing Member and its Affiliates may purchase Units in this Offering.These purchases may be made to enable us to reach the minimum raise of $3,000,000.

(2) We will pay selling commissions of 7%. Selling commissions will be reduced by the same amount as any volume discounts granted to purchasers. No selling commissions, Marketing Support Fee, Non-Account-able Expense Allowance or Due Diligence Expense Allowance Fee will be paid on Units sold to our Managing Member and its Affiliates. See "The Offering."

(3) Other Organization and Offering Expenses are estimated amounts we will spend for legal,accounting, printing, filing, travel, escrow and other expenses in connection with our formation, qualification and registration and in marketing and distributing the Units under applicable federal and state law. This includes any other expenses we have which are directly related to the offering and sale of the Units including the salary and benefits of one employee of Cornerstone Ventures, Inc. who is dedicated to identifying and working with the Participating Brokers.

(4) No Acquisition Fees will be paid to the Managing Member. Acquisition Fees are fees and commissions paid by any person or entity to any other person or entity including real estate or other commissions, finder's fees, non-recurring management fees, consulting fees or any other fees or commissions of a similar nature. The amount of Acquisition Fees which we may pay is limited to 18% of the gross proceeds of this offering or such lesser amount customarily charged in arms' length transactions for similar services in the same geographical location for comparable property.

(5) Proceeds Invested includes Reserves which reflects both reserves for operations and amounts we reserve for tenant improvements and leasing commissions which may be capitalized in accordance with generally accepted accounting principles.

                             MANAGEMENT COMPENSATION

         Our management compensation differs significantly from management compensation in typical public real estate programs. The Managing Member is not charging a property acquisition fee (typically 3% of the amount invested in properties) or an asset management fee (typically .75% per annum of the amount invested in properties). Fixed fees are generally paid to management of public real estate programs whether or not the programs are profitable. Instead of fixed fees, we have allocated a greater share of net proceeds from the sale and operating cash flow of properties to the Managing Member. Our Managing Member's compensation is dependent to a larger degree on the success of the Fund. Your financial interests and the financial interests of our Managing Member are more closely aligned than in other similar real estate programs.

         The following table summarizes the compensation, reimbursements nd distributions which we will pay (directly or indirectly) to the Managing Member or its Affiliates.This does not include distributions to the Managing Member or its Affiliates based on their purchase and ownership of Units. Where there are maximum amounts or ceilings on the compensation which the Managing Member or its Affiliates may receive for services rendered to us, the Managing Member and its Affiliates may not charge us more by reclassifying their services under a different compensation or fee category. The compensation arrangements between us, the Managing Member and its Affiliates were not determined by arm's-length negotiations. See "Conflicts of Interest."

-------------------------------------------------------------------------------
Type of Compensation      Method of Compensation        Estimated Amount
    and Recipient                                    Assuming 40,000 Units Sold
-------------------------------------------------------------------------------
                          Organization and
                           Offering Stage

-------------------------------------------------------------------------------

Selling Commissions
(payable to the Dealer        Up to 7%                     $1,400,000(1)
 Manager and                  of Gross Proceeds.
Participating Brokers)
-------------------------------------------------------------------------------

Marketing Support Fee
(payable to the           Up to 2%                     $  400,000(2)
Dealer Manager                of Gross Proceeds.
and Participating
 Brokers)
-------------------------------------------------------------------------------

Non-Accountable Expense       Up to 1% of Gross Proceeds   $200,000(3)
Allowance (payable to the
Dealer Manager and
Participating Brokers
--------------------------------------------------------------------------------

Due Diligence Expense
Allowance Fee(payable to       Up to 0.5%                   $  100,000(3)
the Dealer Manager and        of Gross Proceeds.
Participating Brokers)
-------------------------------------------------------------------------------
Reimbursement to Managing
Member and its Affiliates     Reimbursement of actual      Not determinable
for Organizational and        expenses and costs.          at this time.(4)
Offering Expenses(4)
-------------------------------------------------------------------------------
                                Acquisition Stage
-------------------------------------------------------------------------------
Acquisition fees payable      None                         None
to the Managing Member
and its Affiliates
-------------------------------------------------------------------------------
Reimbursement to the          Reimbursement of actual      Not determinable
Managing Member and           expenses and costs.          at this time.(5)
its Affiliates for
Acquisition  Expenses
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Type of Compensation      Method of Compensation        Estimated Amount
    and Recipient                                    Assuming 40,000 Units Sold
-------------------------------------------------------------------------------

                           Operational Stage
-------------------------------------------------------------------------------

Fund Administration           None                           None
Fee payable to the
 Managing Member

-------------------------------------------------------------------------------
Asset Management Fee          None                           None
payable to the Managing
Member
-------------------------------------------------------------------------------

Property Management Fees      Property Management Fees       Not determinable
payable to the Managing       equal to 6% of the gross       at this time.
Member and/or its Affi-       income generated by the
liates some or all of         Fund from  gross  rental
which may be paid to          income generated by each
unaffiliated  third           property will be  paid
parties(6)                    monthly.
-------------------------------------------------------------------------------
Construction Supervision Fee  Construction Supervision       Notdeterminable
payable to the Managing       fee equal to 10% of the        at this time.
Member and/or its             cost of tenant improvements
Affiliates some or all of     or capital improvements
which may be paid to          made to our properties.
unaffiliated third
parties(7)
-------------------------------------------------------------------------------
Leasing Commissions          Leasing Commissions paid        Not determinable
payable  to Managing         upon execution of each lease    at this time.
Member and/or its            equal to 6% of rent sche-
Affiliates some or all of    duled to be paid during the
which may be paid to         first and second year of the
unaffiliated third           lease, 5% during the third
parties(8)                   and fourth years and 4% dur-
                             years.
-------------------------------------------------------------------------------

Incentive Share of Net        10% of Net Cash Flow from      Not determinable
Cash Flow from Oper-          Operations until Unitholders   at this time.
ations payable to the         have received distributions
Managing  Member(9)           equal to an 8% per annum,
                              non-cumulative, non-
                              compounded return (or,
                              in the case of the Unit-
                              holders who purchase
                              the first 6,000 Units,
                              distributions equal to
                              the early investor 12%
                              incentive return), then 50%
                              of Net Cash Flow from
                              Operations.
-------------------------------------------------------------------------------

Reimbursement of actual       Reimbursement of actual        Not determinable
cost of goods, materials and  expenses and  costs.           at this time.
other services supplied to
the Fund by the Managing
Member.
-------------------------------------------------------------------------------
                                Liquidation Stage

-------------------------------------------------------------------------------

Property Disposition Fees     Property Disposition Fees in   Not determinable
payable to the Managing       an amount equal to 6% of       at this time.
Member and/or its             the contract sales price
affiliates some or all        of  the property.(10)
of which may be paid to
unaffiliated third parties

-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Type of Compensation      Method of Compensation        Estimated Amount
    and Recipient                                    Assuming 40,000 Units Sold
-------------------------------------------------------------------------------

Incentive Share of            After the Unitholders have     Not determinable
Net Sales Proceeds            received an amount equal to    at this time.
payable to the                their aggregate capital
Managing Member(9)            contributions,10% of Net
                              Sales Proceeds until the
                              Unitholders have received an
                              amount equal to an aggregate
                              8% per annum, cumulative,
                              non-compounded return and
                              thereafter 50% of Net Sales
                              Proceeds.
-------------------------------------------------------------------------------

(1) Selling Commissions of 7% of the Gross Proceeds on all Units sold, subject to reduction for volume purchases and for purchases by registered representatives and principals or employees of the Dealer Manager or Participating Brokers. Although Private Investors Equity Group, the initial Dealer Manager, is not an Affiliate of the Managing Member, an Affiliate of the Managing Member may become the Dealer Manager prior to completion of the Offering. See "The Offering." The Dealer Manager may pay all or a portion of the Selling Commissions to Participating Brokers which sell the Units. The actual amount of Selling Commissions depends upon the number of Units sold.

(2)      The  Dealer   Manager  may  pay  all  or  a  portion  of  this  fee  to
         Participating Brokers which sell the Units. The actual amount of the Marketing Support Fee depends upon the number of Units sold.

(3) The Dealer Manager may pay all or a portion of these fees to Participating Brokers which sell the Units. The amounts of the Non-Accountable Expense Allowance and Due Diligence Expense Allowance Fee depend upon the number of Units sold.

(4) Organizational and Offering Expenses are actual expenses incurred in connection with the Offering including, but not limited to, legal and accounting fees, registration and filing fees, printing costs, travel, escrow and other expenses in connection with Fund formation, qualification and registration and in marketing and distributing the Units under applicable federal and state law. This includes any expenses directly related to the offering and sale of the Units including salary and benefits of one employee of Cornerstone Ventures, Inc. who is dedicated to identifying and working with the Participating Brokers. The amount of Organizational and Offering Expenses is estimated to be 4.0% or, $120,000 if 6,000 Units are sold and $80,000 if 40,000 Units are sold.

(5) Acquisition Expenses are actual expenses incurred in connection with our acquisition of properties whether or not acquired, including non-refundable option payments on property not acquired, surveys, appraisals, title insurance and escrow fees, legal and accounting fees and expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses and other related expenses.

(6) The Managing Member may pay all or a portion of the Property Management Fees we pay to the Managing Member to other companies providing property management services for us.

(7)      The  Managing  Member  may pay  all or a  portion  of the  Construction
         Supervision Fee we pay to the Managing Member to other companies or persons who participate in supervising construction of tenant improvements or capital improvements to our properties.

(8) The Managing Member may pay all or a portion of the Leasing Commissions we pay to the Managing Member to other companies or persons which participate in leasing our properties to tenants.

(9) The Managing Member may pay the Dealer Manager an annual soliciting dealer servicing fee of up to 15% of the Managing Member's share of Net Cash Flow from Operations and Net Sales Proceeds. The Dealer Manager may pay all or part of any amount it receives to Participating Brokers whose clients own Units.

(10) The Managing Member will not be given an exclusive right to sell our properties.

                FIDUCIARY RESPONSIBILITIES OF THE MANAGING MEMBER

         The Managing Member is accountable to us as a fiduciary. This requires the Managing Member to exercise good faith and integrity in handling our affairs.

         The Operating Agreement, subject to the limitations set forth, requires us to indemnify the Managing Member and its Affiliates from any damage, liability, legal fees and expenses arising from participation in our operations. We will only indemnify persons who have acted in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests. We will not indemnify persons for acts which are a breach of fiduciary duty, fraud, gross negligence or willful misconduct. Indemnity payments will be made only from our assets. You are not required to make payments from your separate assets.

         The Operating Agreement provides that the Managing Member is not liable to us or you for errors in judgment or other acts or omissions which are not a breach of fiduciary duty, fraud, willful misconduct or gross negligence. The Operating Agreement may limit your rights against the Managing Member. Adequate legal remedies may not be available to you or affordable in the event the Managing Member breaches its fiduciary obligations to us or you.

         The Managing Member will not be indemnified against liabilities arising under the Securities Act of 1933, unless it succeeds in defending against the claims and indemnification is approved by the court. The court will be advised that the Securities and Exchange Commission believes that indemnification for violations of securities law violates the Securities Act of 1933. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is against public policy and therefore unenforceable.

                                   MANAGEMENT

         Cornerstone Industrial Properties, LLC ("the Managing Member") is a California limited liability company which was organized solely for the purpose of being our Managing Member. The Manager of the Managing Member is Cornerstone Ventures, Inc.

         Terry G. Roussel, age 45, is one of the founding shareholders of the Cornerstone-related entities which commenced operations in 1989. Mr. Roussel is President and Chief Executive Officer of Cornerstone Ventures, Inc. ("Cornerstone"), the operating member of the Managing Member. Cornerstone was formed in 1995 for the purpose of joint venturing in the acquisition and repositioning of multi-tenant industrial real estate with Koll Management Services, Inc. At the time of the joint venture with Cornerstone, Koll Management Services, Inc. was one of the largest managers and operators of commercial real estate in the United States. Mr. Roussel is responsible for the ongoing supervision, management and administration of Cornerstone, as well as related Cornerstone entities including ongoing joint ventures with Koll Management Services, Inc.

         In 1993, Mr. Roussel formed the first joint venture partnership between a Cornerstone-related entity and Koll Management Services, Inc. At the time the first Koll/Cornerstone joint venture was formed in 1993, Koll Management Services, Inc., was a publicly traded company listed on the NASDAQ stock exchange. Koll Management Services, Inc. was involved in managing and operating a portfolio of commercial and industrial real estate which grew to approximately 140 million square feet of commercial real estate properties managed through approximately 140 offices located nationwide. The purpose of the joint venture between Koll and the Cornerstone-related entity was specifically to acquire, refurbish, and reposition multi-tenant industrial real estate properties serving the needs of the small business tenant.

         Under the direction of Mr. Roussel, Cornerstone and its Affiliates continue as the managing partner of the Koll/Cornerstone joint ventures. As managing partner of the Koll/Cornerstone joint ventures, Cornerstone and its Affiliates are responsible for the acquisition, operation, leasing, and disposition of all Koll/Cornerstone jointly owned properties. In connection with acquiring properties for the account of Koll/Cornerstone, Mr. Roussel has personally supervised the acquisition of each property, has initiated and directed the business plan for each property, and has arranged financial joint ventures with several large institutional real estate investors for the purpose of financing the acquisition of such properties. In his capacity with Koll/Cornerstone, Mr. Roussel has also arranged financial partnerships with high net worth individuals living in both the United States and abroad for the purpose of investing in multi-tenant industrial real estate serving the needs of the small business tenant. High net worth individual partnerships arranged by Mr. Roussel since 1995 and coordinated through one of the largest banking organizations in the world have generally required a cash contribution by the primary individual investor of $1,000,000 or more.

         Mr. Roussel attended California State University at Fullerton where he graduated with honors in 1977 and holds a B.A. in Business Administration.

         James V. Camp, age 36, has been a Senior Vice President, Secretary and Director of Cornerstone since its formation in 1995. Mr. Camp joined the Cornerstone-related entities in 1993. Mr. Camp oversees the real estate operations of Cornerstone including acquisitions, asset management and dispositions. In this capacity, Mr. Camp reviews all property submittals, coordinates with the real estate brokerage community and manages property acquisitions including purchase negotiations, due diligence and escrow closings. Once properties are purchased, Mr. Camp oversees the asset management function including property leasing, property management, tenant improvement construction, property refurbishment and entitlement processing through local governmental municipalities.

         From late 1989 to early 1993, Mr. Camp served as a project manager of Burke Commercial Development, a Southern California based developer of industrial buildings. Mr. Camp's responsibilities included site selection, project design, construction management, leasing and sales. Mr. Camp began his real estate career in 1988 as a commercial leasing agent with Trammell Crow Company where he was responsible for leasing bulk distribution warehouse space and build-to-suit industrial development projects.

         Mr. Camp is an active member of the Orange County Chapter of the National Association of Industrial and Office Parks, where he served on the Board of Directors and also serves as Co-Chairman of the Membership Committee.
Prior to 1998, Mr. Camp served as a Director and Treasurer of the Commercial Industrial Development Association.

         Mr. Camp received his Masters of Business Administration degree from the University of Michigan in 1988. Mr.Camp also graduated with cum laude honors from the University of Southern California in 1983 where he received a Bachelor of Science Degree in Business Administration with an emphasis in accounting.

         Robert C. Peterson, age 39, is a Director of Cornerstone Ventures, Inc. Mr. Peterson is currently Executive Vice President of Acquisitions for Koll Bren Realty Advisors. In this capacity, Mr. Peterson is responsible for identifying, underwriting and closing real estate acquisition opportunities in the Western half of the United States for Koll Bren. Mr. Peterson has been with Koll Bren since its inception in 1992 and has been instrumental in Koll Bren's acquisition of over 500 real estate assets on behalf of private and public pension fund clients.

         Prior to joining the Acquisition Division of Koll Bren Realty Advisors, Mr. Peterson was a member of the Merger & Acquisition team within the National Real Estate Division of the Koll organization, a nationwide real estate services organization, where he assisted in the growth of the company through corporate acquisitions and the formation of new business lines including Koll Cornerstone. Mr. Peterson has 18 years of real estate investment experience including a diverse background in property acquisitions, leasing and finance.

         Mr. Peterson is a Certified Public Accountant (CPA), Certified Commercial Investment Member (CCIM), Certified Property Manager (CPM) and a licensed Real Estate Broker in the state of California. Mr. Peterson also holds a Bachelor's Degree in Accounting from the University of Illinois.

Compensation

         We will reimburse the Managing Member for its direct expenses relating to administration of the Fund and pay the Managing Member compensation for its services as provided in the Operating Agreement. The Managing Member will also receive a percentage of net cash flow from operations and net sales proceeds. We will not pay the Managing Member any other compensation for its services as Managing Member. See "Management Compensation."

Services Performed by Others

         The Managing Member and its Affiliates intend to hire independent persons and companies to provide services to us as called for by the Operating Agreement or, which in the opinion of the Managing Member, would be in our best interests. We will pay the cost of all such services other than services for which we are paying the Managing Member to perform.

                                PRIOR PERFORMANCE

         This section provides you with information about the historical experience of real estate programs organized and sponsored by Cornerstone Ventures, Inc. and its Affiliates, the Manager of the Managing Member. All of these programs used debt financing to acquire properties and had different investment policies and objectives than we have. YOU WILL NOT RECEIVE ANY INTEREST IN THESE PROGRAMS OR PROPERTIES, AND YOU SHOULD NOT ASSUME THAT YOU WILL EXPERIENCE INVESTMENT RETURNS COMPARABLE TO THE INVESTORS IN THESE OTHER PROGRAMS.

         During the last ten years, Cornerstone Ventures, Inc. and its Affiliates have sponsored 7 real estate limited partnerships which raised a total of $16,077,699 from 37 investors. These programs acquired a total of 10 properties, all of which were existing multi-tenant industrial business parks located in Southern California. The total purchase price of these properties was $55,896,000, a significant portion of which was represented by borrowed funds. Of these properties, 3 have been sold in their entirety and subdivided portions of 5 of the remaining properties have been sold as of December 31, 1998.

         Because all of these prior private programs acquired their properties with substantial amounts of borrowed funds and most had different investment objectives, their investment objectives are not believed to be similar to the Fund's investment objectives.

         As of the date of this Prospectus, the Managing Member believes that there have been no major adverse business developments or conditions experienced by any prior program that would be material to investors in the Fund. Operating results of these prior programs may be found in Table III of the Prior Performance Tables.

         During the most recent three years, these programs have acquired 3 properties, all of which were multi-tenant industrial business parks located in Southern California. Each of these properties was acquired using debt financing of approximately 75% of the purchase price of the properties.

             Cornerstone Ventures, Inc. and its Affiliates have not
                      sponsored any prior public programs.

                              CONFLICTS OF INTEREST

         We may be subject to various conflicts of interest arising out of our relationship with the Managing Member and its Affiliates. These conflicts arise from the fact that the Managing Member will profit from our operations on terms which were not negotiated on an arm's-length basis. These conflicts include, but are not necessarily limited to, the following:

General

         The financial interests of the Managing Member and its Affiliates may differ, in certain respects, from your financial interests. There is a risk that conflicts of interest may be resolved in a way that favors the Managing Member and its Affiliates. The Managing Member has a fiduciary duty to conduct our affairs in your best interests and to act with integrity and in good faith in all matters relating to our business. See "Fiduciary Responsibilities of the Managing Member."

         The Managing Member and its Affiliates will try to balance our interests with their own interests.

Purchase of Units

         The Managing Member and its Affiliates may purchase Units in this Offering. These purchases may be made to enable us to reach the minimum raise of $3,000,000.

Other Investment Interests of the Managing Member

         The Managing Member also invests for itself and through joint ventures in multi-tenant industrial properties. The Managing Member and its Affiliates also expect to form, sell interests in and manage other public and private real estate entities and to continue to make real estate investments. The Managing Member and its Affiliates may own, operate, lease, and manage multi-tenant industrial business parks that may be suitable investments for us.

         These entities may purchase multi-tenant industrial properties at the same time that we are purchasing properties. If these properties are located near our properties, the value of our investments and our lease income from our properties and our cash flow could be affected. The Managing Member believes that it is unlikely that its ownership or operation of any other properties would have a material adverse effect on the value or business of our properties.

Competition for the Time and Services of the Managing Member and its Affiliates.

         We rely on the Managing Member and its Affiliates to manage and oversee our daily operation and our assets. Affiliates of the Managing Member may have conflicts of interest in allocating management time, services and functions between us and other existing and future real estate joint ventures and programs and other business ventures. The Managing Member and its Affiliates believe they have access to sufficient staff, including outsourcing to outside independent agents, to be fully capable of performing their responsibilities.

Acquisition of Properties

         As a result of their existing relationships and past experience, the Managing Member and its Affiliates regularly will have opportunities to purchase properties that are suitable for us to purchase. The Managing Member or its Affiliates also may be subject to potential conflicts of interest in determining which entity will acquire a particular property. In an effort to establish standards for resolving these potential conflicts, the Managing Member and its Affiliates have agreed to the guidelines set forth below under "Certain Conflict Resolution Procedures," and in Section 9.5 of the Operating Agreement.

         The Managing Member has a fiduciary obligation to act in your best interests and will use its best efforts to assure that we will be treated as favorably as any joint venture or other program with investment objectives that are similar to or the same as ours. See "Fiduciary Responsibilities of the Managing Member."

Sale of Properties

         A conflict could arise in the decision of the Managing Member or its Affiliates whether or not to sell a property, since the interests of the Managing Member and its Affiliates and your interests may differ as a result of their financial and tax positions and the compensation to which they may be entitled upon the sale of a property. See "Management Compensation" for a description of these compensation arrangements. In the unlikely event that we and another investment program managed by the Managing Member or its Affiliates attempted to sell similar properties at the same time, a conflict could arise since the two investment programs potentially could compete with each other for a suitable purchaser. In order to resolve this potential conflict, the Managing Member and its Affiliates have agreed not to attempt to sell any of our properties at the same time as property owned by another investment program managed by the Managing Member or its Affiliates if the two properties are within a five-mile radius of each other, unless the Managing Member believes that a suitable purchaser can be located for each property.

Compensation of the Managing Member and its Affiliates

       The Managing Member and its Affiliates will be engaged to perform various services for us and will receive fees and compensation for such services. None of the agreements for such services is the result of arm's-length negotiations. See "Management Compensation."

Potential Future Relationship with Dealer Manager

         Cornerstone Ventures, Inc., the Manager of the Managing Member, or its Affiliates, may form a broker dealer which may act as the Dealer Manager at some time prior to the termination of this Offering. This relationship may create conflicts for the Dealer Manager in fulfilling its due diligence obligations. The Participating Brokers are expected to make their own due diligence investigations. The initial Dealer Manager, or any subsequent Dealer Manager affiliated with the Managing Member, can participate in the offer and sale of securities offered by other programs that may have investment objectives similar to ours.

Legal Counsel

         Oppenheimer Wolff & Donnelly LLP ("Counsel"), which serves as our securities counsel in this Offering, may also serve as securities counsel for the Managing Member and its Affiliates in connection with other matters. We and you will not have separate counsel. Pursuant to Section 12.1 of the Operating Agreement, each Unitholder will (i) acknowledge that Counsel did not represent the interests of the Unitholders and (ii) waive any conflict of interest with respect to Counsel's representation of the Fund. In the event any controversy arises following the termination of this Offering in which our interests appear to be in conflict with the interests of the Managing Member or its Affiliates, other legal counsel may be retained for one or more of the parties.

Certain Protective Arrangements

         The Operating Agreement prohibits us from purchasing any real estate investments from, or selling any real estate investment to, the Managing Member or its Affiliates or any entity affiliated with or managed by any of them. We do not intend to enter into a lease for any property with such persons or to make loans to any persons.

         The Operating Agreement prohibits the commingling of our funds with the funds of any other person or entity.

         The Operating Agreement prohibits the Managing Member and its Affiliates from receiving rebates or give-ups or participating in reciprocal business arrangements which would have the effect of increasing the compensation of the Managing Member or its Affiliates or circumventing the restrictions against the Fund dealing with the Managing Member or its Affiliates.

Certain Conflict Resolution Procedures

         In order to reduce or eliminate certain potential conflicts of interest, the Operating Agreement contains a number of restrictions relating to
(i) transactions between us and the Managing Member or its Affiliates, (ii) certain future offerings, and (iii) allocation of properties among certain affiliated ventures.
These restrictions include the following:

         1. All transactions where the Managing Member or its Affiliates provide goods or services to us, other than those specifically provided for in the Operating Agreement, must be pursuant to written agreements which may be terminated without penalty, upon 60 days' prior written notice, by a vote of Members holding a majority of the outstanding Units. The terms of such agreements must be comparable to the terms available from unrelated parties, and the compensation payable must be competitive with the amount charged by independent parties for comparable goods or services.

         2. Reimbursement to the Managing Member or its Affiliates for goods, materials and services provided by them for the Fund (other than for services already specified in the Operating Agreement) is limited to the cost we would pay an unaffiliated party for goods, materials, and services which the Managing Member believes are reasonably necessary for our prudent operation.

         3. The Managing Member and its Affiliates have agreed that, in the event an investment opportunity becomes available which is suitable for us and another entity with the same investment objectives and structure, and for which we and the other entity have sufficient funds available to invest, then the investment opportunity will be first offered to the entity which has waited the longest period of time since it was last offered an investment opportunity. In determining whether or not an investment opportunity is suitable for more than one investment program, the Managing Member and its Affiliates will examine such factors as the cash requirements of each investment program, the effect of the acquisition on diversification of each investment program's investments by geographic area, the anticipated cash flow of each investment program, the size of the investment, the amount of funds available to each investment program, and the length of time such funds have been available for investment.

                       INVESTMENT OBJECTIVES AND POLICIES

General

         Our primary investment objectives are to: (1) reduce risk by acquiring properties on an all cash basis; (2) provide periodic cash distributions from operations; (3) increase income by reducing operating expenses and entering into leases with scheduled rent escalations; and (4) generate additional income on sale of our properties by using asset management strategies to increase their values.

Types of Investments

         We will try to acquire a diversified portfolio of multi-tenant industrial business parks. Multi-tenant industrial business parks, in general, comprise a significant segment of the commercial real estate market on a nationwide basis. Each property we purchase will have 5 or more business tenants and some properties may have more than 100 business tenants. Having multiple and diverse tenants is intended to mitigate the impact which may be experienced from losing a single tenant. We will purchase properties located in major metropolitan areas throughout the United States. Geographic diversification of our properties is also intended to mitigate the impact which may be experienced from an economic downturn in any one geographic location. We will acquire properties on an all cash basis using no debt financing.

         We will acquire properties that are currently existing and generating income from rental operations. We will not develop new properties or acquire raw land.

         We will attempt to acquire multi-tenant industrial business parks at prices below what the Managing Member estimates the new development cost of a similar property located within a competitive geographic area to be. Our ability to acquire properties at prices below new development cost is subject to market conditions and there is no assurance that we will be able to do so.

         Although, we are permitted to invest in multi-tenant industrial properties through partnerships or joint ventures with non-Affiliates of the Managing Member that own or operate one or more properties provided we acquire a controlling interest in the general partnerships or joint ventures, we do not expect that we will do this. If we do this, there will be no duplicate fees payable to the Managing Member and its Affiliates, our investment and the investment of the other entity will be on substantially the same terms and conditions, and we will have the right of first refusal to buy the property if the general partnership or joint venture decides to sell the property.

Distributions

         We will distribute Net Cash Flow from Operations to Unitholders periodically. We anticipate that we will begin making periodic distributions of Net Cash Flow from Operations not later than 12 months after the closing of the Minimum Offering. Distributions will be made to the Unitholders as of the record dates selected by the Managing Member.

         The amount and timing of distributions we make will vary. While we are selling Units in this Offering, we expect distributions to be erratic or non-existent due to the uncertainty of cash flow and our higher administrative costs. The amount of distributions will also depend on the overall size of our Fund. If we sell less than all of the Units we are offering, our fixed operating costs will be higher per Unit and will reduce the amount available for distributions per Unit.

         The frequency of the distributions we make will depend on the cost of making the distributions and the dates on which properties are acquired. We will not make distributions more frequently than quarterly and may make distributions much less frequently to minimize our operating cost and your return on investment.

         Our distributions will be made at the discretion of the Managing Member depending primarily on Net Cash Flow from Operations and our general financial condition. We intend to increase distributions based on increases in Net Cash Flow from Operations.

Managing Cash Distributions

         We expect distributions to fluctuate until the Offering is terminated and the funds we raise are used to purchase properties. After that, to the extent possible, we will attempt to avoid the fluctuations in distributions which might result if distributions were based strictly on cash received during the distribution period. We may use Net Cash Flow from Operations received during prior periods or during subsequent periods, but prior to the date of the distribution, in order to pay annualized distributions consistent with the distribution level we establish from time to time. Our ability to maintain this policy is dependent upon our Net Cash Flow From Operations. We cannot assure you that we will have Net Cash Flow from Operations available to pay distributions, or that the amount we distribute will not fluctuate.

Borrowing Policies

         We intend to acquire properties for all cash and without debt financing. We are authorized to borrow the greater of $100,000 or five percent of the Invested Capital Contributions of all Unitholders on an unsecured basis in order to meet our operating expenses. If we borrow money from the Managing Member or its Affiliates, the Managing Member or Affiliate will loan the money to us at its cost of borrowing.

Sale of Fund Properties

         We expect to own our properties for 5 years, but we may hold our properties for a longer or shorter period of time. The actual time we sell a property will depend upon factors which we cannot predict today. In deciding whether or not to sell a property, the Managing Member will consider factors, such as the value of the property, the availability of buyers, our investment objectives, the current real estate and money market conditions and the operating results of the property.

         Net Cash Flow from Operations and Net Sale Proceeds will be distributed to Unitholders in accordance with the Operating Agreement and will not be reinvested in additional properties. The Managing Member will decide whether Net Sales Proceeds from the sale of properties will be applied to working capital reserves for our contingent or future liabilities, for repair or improvement of properties or to distributions.

Investment Restrictions

         We will not (i) issue Units other than for cash; (ii) make loans or investments in real property mortgages; (iii) make loans to any persons; (iv) operate in such a manner as to be classified as an investment company for purposes of the Investment Company Act of 1940; or (v) invest more than $25,000,000 in any single property.

Authority of the Managing Member

         The Managing Member is vested with full authority as to our general management and supervision of our business and affairs. You will have no right to participate in management. All our policies other than those specified in or limited by the Operating Agreement may be changed by the Managing Member without a vote of the Members. The Managing Member will determine how our business will be conducted. You should not purchase Units unless you are willing to trust the Managing Member with all aspects of our management.

                                    BUSINESS

General

         We will acquire and operate a diversified portfolio of existing, leased multi-tenant industrial business parks catering to the small business tenant. Investment opportunities in multi-tenant industrial business parks are ordinarily not readily available to investors other than large institutional investors and experienced real estate operators with specialized knowledge and experience in a specific geographic area. The Managing Member believes that few, if any, publicly traded REIT's available to small investors offer a portfolio consisting exclusively of multi-tenant industrial properties.

         Multi-tenant industrial parks comprise a significant segment of the commercial real estate market on a nationwide basis. Each property we purchase will have 5 or more business tenants and some properties may have more than 100 business tenants. Having multiple and diverse tenants is intended to mitigate the impact which may be experienced from losing a single tenant. The properties we acquire will cater to the small business tenant and have lease terms averaging two to three years. During economic conditions when rental rates are rising rapidly, these relatively short-term leases should allow us to increase rental income at a faster rate than on properties with longer-term leases. This occurs at times when the annual rental rate increases provided for in existing leases are less than the actual level of growth in market rents.

         We will purchase properties located in major metropolitan areas throughout the United States. Geographic diversification of our properties is also intended to mitigate the impact which may be experienced from an economic downturn in any one geographic location. We will emphasize the acquisition of properties in geographic areas nationwide that have historically demonstrated strong levels of demand for rental space by tenants requiring small industrial buildings. We will attempt to acquire the highest quality properties available in the highest demand locations.

         We will acquire properties only on an all cash basis using no debt financing.

         We will acquire properties that are currently existing and generating income from rental operations. We will not develop new properties or acquire raw land.

         We will attempt to acquire properties at prices below what the Managing Member estimates the new development cost of a similar property located within the same competitive geographic area to be. In stabilized market areas where tenant demand for space is high, when a tenant's lease expires, the tenant may not be able to find a competitive space to rent. In high tenant demand locations, rental rates and property values should eventually increase to the levels necessary to justify the construction of competitive properties. The increase in rental rates and property values is expected to occur to balance out the high levels of tenant demand for space as compared to the restricted amounts of available space for a tenant to choose from. If this occurs, we could experience financial gain as a result of having acquired properties at prices below their new development cost.

The Commercial Real Estate Market in General

         Commercial real estate consists of the 5 major property types described below:

         Industrial properties including small or large warehouse buildings generally utilized by a single tenant primarily for distribution of products; small or large manufacturing buildings generally used by a single tenant for the manufacture or assembly of products; and multi-tenant industrial business parks which cater to the small business tenant and are utilized for assembly, storage and distribution of products as well as for office space. Multi-tenant business properties may contain individual rental units with either a high or low level of interior office improvements. We will purchase multi-tenant industrial business parks that cater to a diversified base of small business tenants. We will not acquire warehouse or manufacturing buildings utilized by large, individual tenants.

         Retail properties including neighborhood retail centers, community centers, regional malls, power centers, outlet centers and strip centers.

         Specialty properties including restaurant facilities, senior housing facilities, medical/health care properties, hotels and manufactured housing.

         Multi-family   rentals  which  are   generally   limited  to  apartment
buildings.

         Office properties including high-rise or low-rise urban or suburban properties.

Multi-Tenant Industrial Business Parks

         Multi-tenant industrial business parks comprise one of the major segments of the commercial real estate market on a nationwide basis. These properties contain a large number of diversified tenants and differ from large warehouse and manufacturing buildings which rely on a single tenant. Multi-tenant industrial business parks are ideal for small businesses that require both office and warehouse space. This combination of office and warehouse space cannot be met in any other commercial property type.

         Of all businesses in the United States, approximately 80% are classified as "small business". Office parks serve businesses that are generally service oriented. Industrial parks accommodate businesses that need both office and warehouse space. The primary difference between these two types of buildings is the percentage of office space within a given unit. We will acquire multi-tenant industrial business parks with varying percentages of interior office improvements. We may acquire properties with interior office improvements approaching 100% which will have limited or no warehouse or assembly space.

         The typical multi-tenant industrial business park includes 100,000 square feet of rentable space with rental unit sizes ranging from 500 square feet to 30,000 square feet. This type of property accommodates tenant's growth patterns. For example, a 1,200 square foot tenant may grow to 2,400 square feet by leasing the adjacent unit. This flexibility diversifies the owner's risk of losing a tenant as the tenant's business grows.
A single-tenant industrial building cannot accommodate a tenant's growth.

         One of the most attractive features of multi-tenant industrial business parks is the ability to adapt to changing market conditions. In good economic times, new businesses are forming and existing businesses are growing. Multi-tenant industrial business parks can accommodate this growth via a tenant's expansion into multiple units. It is not uncommon to see a tenant occupy 2 to 4 units as its business expands. In difficult economic times, a tenant's space requirements often contract. Many tenants who previously outgrew their space in a multi-tenant industrial business park, move back during periods of contraction since they can no longer afford the larger facility they leased. Tenants move through this type of property in growing and declining economies.

         These factors contribute to the advantage of shorter lease terms inherent in multi-tenant industrial business parks. Lease terms generally range from month-to-month to 5 years. The average lease term is 2 to 3 years. Leasing activity is typically more diversified with smaller-size tenants. The Managing Member views regularly expiring leases with varying lease terms as an attractive diversification feature of multi-tenant industrial business parks. The most significant benefit of shorter term leases is that we can adjust the rents upward to market more rapidly in an upward trending market. In a downward trending rental rate market, tenants tend to renegotiate lease terms downward whether or not they have entered into long-term leases. Leasing for properties that we purchase will contain stipulated rent escalation provisions when market conditions allow. After rental adjustment, a property's income and the resulting cash flow will adjust accordingly.

Higher Construction Costs

         Compared to industrial buildings that serve the large or single user tenant, costs to construct multi-tenant buildings serving the small business tenant can be 50% to 60% higher due to the following differences:

o      Two restrooms generally required for each individual tenant space
o      Numerous walls to separate individual tenant spaces
o      Multiple entrances for each tenant space
o      Utility connections for each tenant space
o      Separate office build-out in each tenant space
o      Separate HVAC installations
o      Individual truck roll-up doors for each tenant space
o Construction interest expense significantly higher due to longer initial lease-up with numerous tenants

         These additional features drive up the cost of multi-tenant industrial business parks as compared to other industrial properties.

Acquisition Strategies

         Cornerstone Ventures, Inc. ("Cornerstone") specializes in the multi-tenant industrial segment of the commercial real estate market. As managing partner in a joint venture with a nationally prominent real estate company, Cornerstone has substantial operating experience investing in and operating multi-tenant industrial business parks.

         The essence of Cornerstone's acquisition strategy is the recognition of opportunities to purchase multi-tenant industrial business parks at prices below replacement cost. Cornerstone has observed that such opportunities exist because rental rates at projects configured for the small business tenant are at times below the levels necessary to justify the development of new projects. With market rents at such levels, the Managing Member expects to purchase properties at prices below the levels needed to justify development of competitive properties.

         Because projects serving the needs of the small industrial business tenant may be currently operating at or near capacity in many sub-markets, rental rates are expected to continue to rise to the point where development of new space is justified. Compared to single-user industrial properties that typically have longer lease terms, the shorter-term multi-tenant industrial business park leases allow for greater opportunities to increase rents and maximize revenue growth in upward trending markets. The Managing Member's acquisition strategy, therefore, will be to purchase and reposition properties and capitalize on shorter lease terms, rising rents, increasing cash flow and increasing market value.

         We expect to achieve diversification by purchasing multi-tenant industrial business parks serving the small business tenant in high tenant demand markets nationwide. The number of properties which we will purchase will depend on the amount of funds we raise in this Offering and upon the size and location of the properties we purchase. The maximum dollar amount of net proceeds which we will invest in any single property is $25,000,000. If we sell only the minimum number of Units, the Managing Member estimates that we will acquire only one property. If we sell the maximum number of Units, we may acquire up to 10 or more properties. These estimates are subject to significant variations based on the individual purchase price of each property.

Property Features

         Land: Lot sizes for the properties we purchase will generally range from approximately 4 to 25 acres depending upon the number of buildings and building sizes. Individual buildings contained in any specific property may be located on a single parcel of land or on multiple parcels of land depending upon the configuration and layout of the entire project. Sites will be zoned for industrial, commercial and/or office uses depending on local governmental regulations. The location of each property to be acquired will be considered carefully and we will focus on purchasing what we consider to be prime properties in prime locations.

         Buildings: The actual buildings contained in any project will generally be rectangular in shape and constructed utilizing concrete tilt up construction methods and in some cases brick and mortar methods. Building sizes will generally range from 5,000 to 200,000 square feet divided into leasable unit sizes ranging from 500 square feet to 30,000 square feet. We will generally look for the following building features:

o Functional site plan offering ample tenant parking and good truck and car circulation
o      Multiple truck doors with ground level and dock high loading
o      Ceiling clear heights in each tenant space from 14 feet to 24 feet high
o      Attractive front entry with a location for tenant's address and sign
o Quality office improvements including private offices, restrooms and reception area
o      Minimum of 100 amps of electrical service
o      Heating, ventilating and air conditioning systems for the office area
o      Fire sprinklers where required by local governmental agencies

         We will evaluate a property's physical condition and, if capital improvements are necessary, we will incorporate this into the acquisition analysis for the property.

Property Selection

         The Managing Member will have experienced staff engaged in the selection and evaluation of properties which we may acquire. The acquisition process will be performed by the Managing Member with no acquisition fees payable to the Managing Member by us. All property acquisitions will be approved by the Managing Member based upon its experience in the area of multi-tenant industrial business parks and our investment objectives.

         We will purchase properties based on the independent decision of the Managing Member after an examination and evaluation of some or all of the following:

o   Functionality of the physical improvements at the property
o   Historical financial performance of the property
o   Current market conditions for leasing space at the property
o   Proposed purchase price, terms, and conditions
o   Potential cash flow and profitability of the property
o Estimated cost to develop a new competitive property within the immediate market area
o   Demographics of the area in which the property is located
o   Demand for space by small business tenants in the immediate market area
o Rental rates and occupancy levels at competing business parks in the immediate area
o   Historical tenant demand for space at the property
o Current market versus actual rental rates at the property and in the immediate area
o Operating expenses being incurred and expected to be incurred at the property
o Potential capital improvements and leasing commissions reasonably expected to be expended
o   A review of the terms of each tenant lease in effect at the property
o   An evaluation of title and the obtaining of satisfactory title insurance
o An evaluation of a current appraisal conducted by a qualified independent appraiser
o An evaluation of any reasonably ascertainable risks such as environmental contamination

         The Managing Member intends to bring us the same expertise Cornerstone has exercised in the accumulation and operation of its joint venture properties in conjunction with one of the nation's leading real estate companies.
See "Management."

The Asset Management Function

         Asset management includes preparation, implementation, supervision and monitoring of a business plan specifically designed for each property. The Managing Member will perform the asset management function for us at no charge. The Managing Member will perform the following asset management services for us:

o Supervise the day-to-day operations of property managers assigned to each property
o Select and supervise the on-going marketing efforts of leasing agents res-ponsible for marketing the property to prospective tenants
o Coordinate semi-annual rental surveys of competitive projects in the local geographic area -- this function is designed to maintain the property at the highest possible rental rates allowable in the market where the prop-erty is located
o Approve lease terms negotiated by leasing agents with new tenants and tenants renewing their leases -- this includes making sure that lease rates being attained are in line with market conditions as well as in line with the business plan created for the property
o Review and approve any capital improvements necessary at the property,inclu-ding tenant improvements necessary to lease space
o   Supervise the collection of rent and resolution of tenant lease defaults
o Review monthly financial reports prepared by property managers with a focus on improving the cost efficiency of operating the property
o Prepare annual property operating budgets for review and approval by senior management
o Prepare regular updates regarding operations of the property as compared to budget estimates

         Although most real estate operating companies charge a separate fee for asset management services, the Managing Member will not charge us a separate fee for such services.

Property Management Services

         The Managing Member is responsible for providing property management services for our properties. The Managing Member will be responsible for all day-to-day operations for each property, including the following:

o        Invoice tenants for monthly rent
o        Collect rents
o        Pay property level operating expenses
o        Solicit bids from vendors for monthly contract services
o        Provide property level financial statements on a monthly basis
o        Review and comment on annual property operating budgets
o        On-going assessment of potential risks or hazards at the property
o        Clean up and prepare vacant units to be leased
o        Supervise tenant improvement construction
o        Supervise tenant and owner compliance with lease terms
o        Supervise tenant compliance with insurance requirements
o        Periodically inspect tenant spaces for lease compliance
o        Respond to tenant inquiries

         Due to the short-term nature of the tenant leases, as well as the large number of small business tenants at each property, multi-tenant industrial business parks are highly management intensive. The type of properties we will acquire are generally considered to be more management intensive than other types of commercial real estate used by larger business tenants with longer term leases. For this reason, property management fees for multi-tenant industrial properties are generally higher than property management fees for other types of commercial real estate. The Managing Member believes in providing a very high level of property management service in order to maximize the value of each property. We will pay the Managing Member a fee equal to six percent (6%) of the gross income generated by the Fund from gross rental income generated by each property. We will also pay the Managing Member a Construction Supervision Fee equal to ten percent (10%) of the cost of any leasehold improvements or capital improvements. The Managing Member may subcontract for such services with either an Affiliate or third party property management organization.

                       SUMMARY OF THE OPERATING AGREEMENT

         You should read and familiarize yourself with the Operating Agreement that appears as Exhibit "A" to this Prospectus. The following statements are brief summaries of certain provisions of the Operating Agreement. These summaries are not complete. These summaries do not modify or amend the Operating Agreement. In the event these summaries differ from the Operating Agreement, the provisions of the Operating Agreement will control.

General

         We are a California limited liability company. A limited liability company is a business organization that is generally intended to be taxed as a "partnership" for federal income taxation purposes, while providing limited liability for its members. The owners of the equity interests in a limited liability company are called "members." For federal income tax purposes, a limited liability company, like a partnership, is a pass-through entity, and generally its income and losses are taxed only at the member level. See "Federal Income Tax Considerations." The business affairs of a limited liability company are governed by an operating agreement, which is like a partnership agreement.

Capital Contributions and Members

         Our initial Members will be Cornerstone Industrial Properties, LLC (the "Managing Member"), Terry G. Roussel and the persons who purchase Units in this Offering (collectively, "Unitholders"). The initial Capital Contributions will be the amounts contributed by Cornerstone Industrial Properties, LLC, as Managing Member, and the proceeds of this Offering. Mr. Roussel will contribute the same amount for his Units as other Unitholders. The Managing Member and Unitholders will collectively be referred to as the Fund's "Members."

Capital Accounts

         We will establish and maintain a separate capital account for each Member. Except as otherwise provided in the Operating Agreement (i) no interest will accrue on your Capital Contribution or on your positive Capital Account balance, (ii) you will not have any right to withdraw any part of your Capital Account or to demand or receive the return of your Capital Contribution, (iii) you will have the right to receive distributions from us only as determined by the Managing Member, (iv) you will not be required to make any further contribution to our capital or make any loan to us, and (v) you will not have any liability for the return of any other Member's Capital Account or Capital Contributions.

Control of Our Operations

         The Managing Member is vested with full, exclusive and complete discretion in the management and control of our business.

Compensation of the Managing Member and Affiliates

         See "Management Compensation".

Allocations and Distributions

         The following summarizes the allocations and distributions to which Members are entitled under the Operating Agreement. This description is only a summary and is qualified in its entirety by reference to the Operating Agreement attached hereto as Exhibit "A." In addition, the simplified definitions that follow are designed to facilitate an understanding of our allocations and distributions, but do not include all of the details of the defined terms included in the "Glossary" section of this Prospectus or in Article 14 of the Operating Agreement.

         Certain Definitions

         "Net Cash Flow from Operation," in general terms, is our cash generated from operations less our cash expenses and reserves exclusive of Net Sales Proceeds.

         "Net Sales Proceeds," in general, is the cash we receive from the sale of a property or any interest therein, less expenses related to the sale.

         A Unitholder's "Invested Capital Contribution" generally is such Unitholder's investment of capital increased by the amount of any Volume Discount received by the Unitholder and reduced by all prior distributions of Net Sales Proceeds that are considered a return of a Unitholder's invested capital.

         The terms "Net Income" and "Net Loss" describe the items of income, gain, loss, and deduction to be allocated among the Managing Member and Unitholders for federal income tax purposes.

         The "Unitholders' 8% Preferred Return" generally refers to, in the case of distributions of Net Cash Flow from Operations, an amount equal to an 8% non-cumulative, non-compounded annual return on the Invested Capital Contributions of the Unitholders, and in all other cases (such as distributions of Net Sales Proceeds), an amount equal to an 8% cumulative, non-compounded return on the Invested Capital Contributions of a Unitholder (calculated from the dates the Unitholders are admitted to the Fund and the Capital Accounts attributable to the Unitholders initially are established), in each case reduced by all prior distributions of Net Cash Flow from Operations and Net Sales Proceeds other than those made as a return of the Unitholders' Invested Capital Contributions.

         The "Early Investors' 12% Incentive Return" refers to an amount equal to a 12% non-cumulative, non-compounded return on the first 6,000 Units sold calculated for 12 months from the date the purchase price for those Units is deposited in escrow which is being earned instead of the Unitholders' 8% Preferred Return during the 12 month period for which it applies.

         Distributions of Net Cash Flow from Operations. To the extent the Managing Member determines that funds are available for distribution, periodic distributions of Net Cash Flow from Operations will be made quarterly. Distributions are expected to commence no later than 12 months following the closing of the Minimum Offering.

         Distributions of Net Cash Flow from Operations for any fiscal year will be made 90% to the Unitholders and 10% to the Managing Member until the Unitholders' 8% Preferred Return and Early Investors' 12% Incentive Return is attained. Thereafter, Distributions of Net Cash Flow from Operations will be allocated 50% to the Unitholders and 50% to the Managing Member.

         Distributions of Net Sales Proceeds. Net Sales Proceeds from a sale, after replenishment of any reserves, will be distributed in the following order of priority: (i) first, 100% to the Unitholders in an amount equal to their Invested Capital Contributions, calculated at the time of such distribution;
(ii) second, 90% to the Unitholders and 10% to the Managing Member until Unitholders have received distributions in an amount equal to their aggregate Unitholders' 8% Preferred Return; (iii) thereafter, 50% to the Unitholders and 50% to the Managing Member.

         Allocation of Net Income and Net Loss. The allocation provisions of the Operating Agreement are designed to allocate Net Income and Net Loss to the Managing Member and the Unitholders in a similar manner as cash distributions are made. The allocations include balancing or "chargeback" provisions which (1) allocate Net Income to the Managing Member and the Unitholders as a chargeback to the extent that they have previously been allocated Net Loss and (2) allocate Net Loss to the Managing Member and the Unitholders as a chargeback to the extent they have previously been allocated Net Income. Net Income not allocated to "chargeback" a prior allocation of Net Loss is first allocated to the Members in proportion to prior cash distributions to the extent thereof, with any excess allocated 50% to the Managing Member and 50% to the Unitholders. Net Loss not allocated to chargeback a prior allocation of Net Income is allocated 10% to the Managing Member and 90% to the Unitholders.

Meetings of Members

         There will be no regularly scheduled meetings of our Members. Meetings of our Members may be called by the Managing Member, and will be called upon the written request to the Managing Member of Unitholders holding in the aggregate at least ten percent (10%) of the Units.

Voting

         Unless a greater or lesser quorum is required by law, the Members present at a meeting in person or by proxy who, as of the record date for such meeting, are holders of a majority of all the issued and outstanding Units shall constitute a quorum at the meeting. When an action is to be taken by a vote of the Members, it will be authorized by the affirmative vote of the Unitholders holding a majority of all the issued and outstanding Units. See "Management".

         Approval of the Members is required to: (a) adopt an agreement of merger or consolidation; (b) change the character of the business and affairs of the Fund; (c) commit any act that would make it impossible for the Fund to carry on its ordinary business and affairs; or (d) commit any act that would contravene any provision of the Articles, this Agreement, or the Limited Liability Company Law. The Unitholders may, without the concurrence of the Managing Member: (i) amend or restate the Articles or this Agreement provided an amendment which modifies the compensation or Distributions to which the Managing Member is entitled, or affects its duties, requires the consent of the Managing Member and provided that an amendment is required, in the opinion of tax counsel to the Fund, to permit the Fund to be taxed as a partnership for federal income tax purposes, shall not require the approval of the Unitholders; (ii) remove the Managing Member (including, without limitation, upon the Managing Member's Bankruptcy); (iii) elect a new Managing Member or (iv) dissolve the Fund.

Book-Entry Evidence of Ownership

         The Units will be issued only in fully registered book-entry form. Certificates evidencing ownership of the Units will not be issued.

Transfer of Units

         If you want to transfer your Units subsequent to your initial investment, you must comply with the applicable provisions of the Operating Agreement among other restrictions. The Managing Member may impose "suitability standards" of the type described under "Who Should Invest" to transfers of Units by you. You may not transfer less than the minimum number of Units investors are required to purchase in this Offering. You may not transfer, fractionalize or subdivide Units if you will retain less than this minimum number of Units. You may not separate financial rights of Units from the Units and assign them separately from the Units.

         The Managing Member must consent to all transfers or dispositions of Units; and certain "prohibited dispositions" are set forth in Section 7.2 of the Operating Agreement. Subject to the limitations and restrictions of the Operating Agreement, all transfers which comply with Section 7.3 of the Operating Agreement (including obtaining the consent of the Managing Member) shall be effective as of the last day of the month following the date in the assignment and receipt of notice of such assignment by the Managing Member, or such earlier date as may be required by applicable rules and regulations. You must pay a transfer fee to cover our costs. Payment of these costs is a condition to effectiveness of a transfer. Further, you may not sell or transfer Units if our legal counsel believes it would result in our termination or result in adverse tax consequences to us or our Unitholders.

         Upon delivery of the completed and executed assignment to the Managing Member and its acceptance thereof, the assignee becomes entitled to receive the various benefits of ownership of the Units, including income, distributions and losses.

Allocations and Distributions on Transfer of Units

         In the event of a transfer of Units, we will make all allocations and distributions as of the last day of the calendar month for which such allocation or distribution is to be made by us. All allocations of Net Income and Net Loss to any Unit which may have been transferred during a year will be allocated between the transferor and the transferee based on the number of days that each was recognized as the holder or assignee of the Unit, without regard to results of our operations during the calendar year and without regard to whether cash distributions were made to the transferor or transferee during the calendar year.

Other Activities

         The Managing Member is generally permitted to compete with us without limitation. See "Conflicts of Interest."

Dissolution

         We will dissolve and our affairs will be wound up on the first to occur of the following events: (a) December 31, 2010; (b) the entry of a decree of judicial dissolution, as provided under California law or (c) by the consent of Unitholders owning a majority of all the issued and outstanding Units.

Repurchase of Units

         The Fund will not repurchase Units. The Managing Member and its Affiliates may, but are not required to, purchase Units from Unitholders who want to sell their Units. The Managing Member and its Affiliates will hold any Units purchased by them for investment and will not resell the Units.

Books and Records

         You have the right to inspect our records including a list of all our Unitholders and their ownership interest.

Reports

         We will provide you with the following reports, statements and tax information:

         Within 75 Days of the End of Our Taxable Year. Information necessary in the preparation of the Federal income tax returns and state income and other tax returns with regard to the jurisdictions where the properties are located.

         Within 120 Days of the End of Our Taxable Year. Upon request, annual financial statements (balance sheet, statement of income or loss, statement of Unitholders' and Managing Member's equity and a statement of cash flows)
prepared in accordance with generally accepted accounting principles and accompanied by a report therein containing the opinion of an independent certified public accountant; an annual report on our business; an annual report identifying the various types of distributions; and a detailed statement of any transactions with the Managing Member or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Managing Member or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

         Within 60 Days of the End of Each of the First Three Fiscal Quarters of Our Taxable Year. Upon request, the information specified in Form 10-Q, beginning with the fiscal quarter in which we are first required to register under Section 12(g) of the Securities Exchange Act of 1934.

         If We are Not a "Reporting Company." If filings are not required by the Securities and Exchange Commission, a semiannual report for the first six (6) months of operations will be prepared containing at least a balance sheet, statement of income and cash flow statement and other pertinent information regarding the Fund and furnished upon request within 60 days following the end of the first six (6) month period.

         Within 60 Days of the End of Each Quarterly Period of Our Taxable Year. Upon request, a statement of compensation received by the Managing Member from us during the quarter, including the nature of services rendered or to be rendered by the Managing Member, and any other relevant information.

         Within 60 Days of the End of Each Quarterly Period in which We Acquire Properties. Upon request, a special report setting forth details of the acquisition by us of properties. The report may be in the form of a supplement to the Prospectus and may be distributed to Unitholders more frequently than quarterly if deemed appropriate by the Managing Member.

Indemnification

         See "Fiduciary Responsibilities of the Managing Member."

Arbitration

         Section 13 of the Operating Agreement provides that Unitholders have agreed to arbitrate any controversy or claim in Orange County, California pursuant to the rules of the American Arbitration Association.

Power of Attorney

         Each Unitholder, by executing the Subscription Agreement, appoints the Managing Member as such Unitholder's attorney in fact with respect to the matters identified in Section 12.6 of the Operating Agreement.

                        FEDERAL INCOME TAX CONSIDERATIONS

General

         This summary discusses the material federal income tax considerations that reasonably can be anticipated to affect an investment in the Fund by a Unitholder. No attempt has been made, however, to comment on all federal income or other tax matters that may affect the Fund or particular Unitholders. In particular, this summary assumes that the Unitholders will be individuals. It does not generally discuss the federal income tax consequences of an investment in the Fund peculiar to corporate taxpayers, tax-exempt pension or profit-sharing trusts or IRAs, foreign taxpayers, estates, or taxable trusts or to transferees of Units.

         THIS SECTION IS NOT TO BE CONSTRUED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. BECAUSE THE INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE FUND WILL NOT BE THE SAME FOR ALL INVESTORS, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX AND FINANCIAL SITUATION INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, AND OTHER TAX LAWS AND ANY POSSIBLE CHANGES IN THE TAX LAWS AFTER THE DATE HEREOF.

         Except as expressly noted, the statements, conclusions, and opinions contained herein are based on existing law as contained in the Code, Treasury Regulations, administrative rulings, and court decisions as of the date of this Prospectus. Moreover, there is uncertainty concerning some of the federal income tax consequences relating to the operation of entities classified as partnerships which own real estate and the ownership of interests in such entities. Many provisions of relatively recent tax legislation, which significantly affect the tax consequences of investments in such partnerships, have not yet been the subject of court decisions, IRS rulings, or interpretive regulations. Moreover, the availability and amount of deductions or the amount of income attributable to the activities of the Fund will depend not only on the legal principles described herein, but also upon the resolution of various factual issues. No rulings have been or will be requested from the IRS concerning any of the tax matters described herein. Accordingly, there can be no assurance that the IRS or a court will agree with the following discussion or with any of the positions taken by the Fund for federal income tax reporting purposes.

Legal Opinion

         The U.S. Treasury Department has set forth certain guidelines that are to be followed by practitioners who provide opinions analyzing the federal tax effects of so-called "tax shelter" investments. Generally, in such an opinion, the practitioner must provide, where possible, an opinion as to whether it is more likely than not that an investor will prevail on the merits of each material tax issue presented by the offering as well as an overall evaluation of whether the material tax benefits in the aggregate more likely than not will be realized. Where the practitioner cannot give such an opinion with respect to any material tax issue, the opinion must set forth the reasons for the practitioner's inability to opine as to the likely outcome. Likewise, the opinion must explain why the practitioner is unable to give an overall evaluation. For purposes of these guidelines, a "tax shelter" is an investment which has as a significant and intended feature for federal income or excise tax purposes the generation of tax losses or credits to offset taxable income from other sources.

         Oppenheimer Wolff & Donnelly LLP ("Counsel") does not believe that the Fund constitutes a "tax shelter" because the production of losses or credits to offset income or tax liability from other sources is not a significant or intended feature of an investment in the Fund. Thus, Counsel is not required to render an overall opinion with respect to realization of the material tax benefits from such investment. Nevertheless, Counsel will render its opinion, a copy of the form of which is attached hereto as Exhibit "B" with respect to certain material federal income tax issues presented by an investment in the Fund which may impact the economic value of such an investment to Unitholders.

         As of the date of this Prospectus, the Fund has not invested in any properties. Therefore, it is impossible at this time to opine on the application of the law to the specific facts which will exist when such investments are made. In addition, Counsel is unable to express an opinion as to certain issues because of the lack of, or the existence of contradictory, legal authority on those issues or because of their inherently factual nature.

         Counsel's opinions described herein are based on (i) the facts, representations and warranties set forth in this Prospectus and such other documents and information as Counsel has deemed applicable, and (ii) certain factual representations made by the Managing Member. If such facts or representations are inaccurate or if circumstances change, Counsel's opinions may not apply. A Unitholder should be aware that an opinion of Counsel represents only such Counsel's best legal judgment and that it is not binding on the IRS or the courts.

Possible Tax Legislation or Other Developments

         The presently anticipated federal income tax treatment of an investment in the Fund may be adversely modified by legislative, judicial, or administrative action, possibly with retroactive effect. Furthermore, the U.S. Treasury Department currently has several hundred separate projects to issue tax regulations. Many of the tax provisions pertinent to the tax treatment of an investment in the Fund are the subject of such projects. It cannot be predicted when any such regulations will be issued, what they will provide, or what their effective dates will be.

Partnership Status

         Treatment of the Fund as a "partnership" for federal income tax purposes is essential to a Unitholder's ability to derive tax benefits from their purchase of Units. If, for any reason, the Fund were classified as an association taxable as a corporation: (i) the Fund would be subject to federal income tax on any taxable income it earned at regular federal corporate tax rates of up to 35%, (ii) the Unitholders would not be required or entitled to take into account their distributive share of the tax items of the Fund, and
(iii) distributions of cash or property by the Fund would be taxed to Unitholders (without a corresponding deduction to the Fund), first, as dividend income to the extent of the Fund's current and accumulated earnings and profits, and second, as capital gain to the extent that any remaining distributions exceed a Unitholder's basis in such Person's Units; also, any income so recognized by the Unitholders would constitute portfolio income not subject to offset by any losses they may have from other passive activities. See "Basis, At Risk, and Passive Activity Limitations on Deduction of Losses," and "Passive Activity Income," below. Further, Unitholders may recognize gain (without the receipt of cash) if the status of the Fund were deemed to change for federal income tax purposes from a "partnership" to an "association taxable as a corporation" at some point following formation. For all purposes of this Prospectus, the Fund will be treated as a "partnership" for federal income tax purposes.

         General Classification Rules. The Fund has been formed as a "limited liability company" under California law. A California limited liability company is considered an "eligible entity" under Treasury Regulations classifying business entities. Since its formation, the Fund has had at least two members. Under current Treasury Regulations, a newly formed domestic eligible entity that has two or more owners will automatically qualify for "partnership" tax classification status. Treas. Regs. ss. 301.7701-3(b)(1)(i). If this default classification as a partnership is not acceptable, or the entity desires to change its classification, a domestic eligible entity may elect to be classified as a corporation for federal income tax purposes. See Treas. Regs. ss. 301.7701-3(c)(1)(i). The Fund, as a California limited liability company, has been formed as a qualifying domestic eligible entity, and, accordingly, it automatically will default to "partnership" classification status. Moreover, the Operating Agreement of the Fund prohibits the Managing Member from electing corporate classification status. Accordingly, it is the opinion of Counsel that, subject to the discussion below regarding "publicly traded partnerships," the Fund will be classified as a "partnership" and not as an "association taxable as a corporation" for federal income tax purposes if such issue were challenged by the IRS, litigated and judicially decided. The Fund will not seek a ruling from the IRS that it will be treated as a partnership for federal income tax purposes.

         Publicly Traded Partnership Rules. Section 7704 of the Code provides that any "publicly traded partnership" will be taxed as a "corporation" for federal income tax purposes even though such partnership otherwise would be classified as a partnership for federal income tax purposes. It is important for the Fund to avoid "publicly traded partnership" status due to the adverse tax consequences of such "corporate" classification status on the Fund and Unitholders, as described above. A partnership is considered to be a publicly traded partnership if interests in the partnership are (or become) (i) traded on an established securities market or (ii) readily tradable on a secondary market (or the substantial equivalent thereof). The IRS has issued regulations under
Section 7704 (the "Section 7704 Regulations") that set forth limited safe harbors from the definition of a publicly traded partnership, at least two of which may be applicable to the Fund. First, interests in a partnership will not be considered readily tradable on a secondary market or the substantial equivalent thereof if the partnership does not participate in the establishment of the market or the inclusion of its interests thereon and the partnership does not recognize any transfers made on the market by (i) redeeming the transferor partner (in the case of a redemption or repurchase by the partnership), or (ii) admitting the transferee as a partner or otherwise recognizing any rights of the transferee, such as a right of the transferee to receive partnership distributions (directly or indirectly) or to acquire an interest in the capital or profits of the partnership. Second, interests in a partnership will not be considered readily tradable if, for any taxable year of the partnership, the sum of the percentage interests in partnership capital or profits represented by partnership interests that are sold or otherwise disposed of during the taxable year does not exceed two percent (2%) of the total interests in partnership capital or profits. The Section 7704 Regulations further provide that the failure to satisfy a safe harbor provision under the Regulations will not cause a partnership to be treated as a publicly traded partnership if, after taking into account all of the facts and circumstances, partners are not readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.

         An exception from "publicly traded partnership" status also exists under Code Section 7704(c) for certain partnerships where ninety percent (90%) or more of their gross income consists of certain "qualifying" passive types of income (including interest, dividends, certain real property rents and gain from the sale or other disposition of real property (including property described in Section 1221(1) of the Code), and gain from the sale or disposition of capital assets (or property described in Code Section 1231(b)) held for the production of any such qualifying income, among other items. The term "real property rent" for these purposes means amounts which would qualify as rent from real property under Section 856(d) of the real estate investment trust rules, as modified. In addition, "qualifying" income includes any income that would qualify as appropriate real estate investment trust income under Code Section 856(c)(2). Such income generally includes interest, dividends, rents, gains from the sale of securities or real estate assets, property tax refunds and foreclosure property income. Since a significant portion of the Fund's gross income will consist of rental income from commercial real estate, the Fund may also meet the exception from publicly traded partnership status set forth in Code Section 7704(c) due to its receipt of such qualifying income in the amount of ninety percent (90%) or more of its gross income. Nevertheless, the Fund intends to restrict trading in Units in such a manner as to qualify for the various regulatory safe harbors from "publicly traded partnership" status irrespective of the amount and/or nature of its gross income. It should also be noted that if only the qualifying income exception is relied upon to avoid publicly traded partnership status, the passive activity rules, pursuant to Code Section 469(k), will be applied separately with respect to the Fund, thus, for example, preventing Fund Net Income from being offset against passive activity losses of Unitholders from other sources.

         The Operating Agreement prohibits the Managing Member or any other Member from (i) listing, facilitating, or recognizing the trading of Units on an established securities market or (ii) creating for Units or facilitating or recognizing the trading of Units on a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704 and the Section 7704 Regulations promulgated thereunder. The Managing Member has also agreed to take all steps reasonably available (and the Operating Agreement grants broad powers to the Managing Member) to prevent the trading of Units by third parties on an established securities market or a secondary market (or the substantial equivalent thereof) or to allow any transfers of Units which could cause the Fund to violate the safe harbors set forth in the Section 7704 Regulations.

         Based on (i) the items set forth above, (ii) on the representations of the Managing Member that the Fund Units will be issued in a transaction registered under the Securities Act, (iii) the representations of the Managing Member that the Units in the Fund will not be traded on an established securities market, and (iv) the covenant of the Managing Member that it will take all actions necessary to prevent the interests in the Fund from being traded on a secondary market or the substantial equivalent thereof, Counsel is of the opinion that it is more likely than not that the Fund will not be treated as a "publicly traded partnership" for federal income tax purposes if such issue were challenged by the IRS, litigated and judicially decided. There can be no assurance, however, that the IRS will not successfully contend that the Fund should be treated as a publicly traded partnership based on, for example, the recognition of transfers in contravention of the Operating Agreement, the actions of third parties not within the control of the Managing Member or the Fund, the ineffectiveness of the provisions of the Operating Agreement designed to avert the creation of a secondary market (or the substantial equivalent thereof), or the Fund failing to generate sufficient qualifying gross income to avoid such status.

Taxation of the Unitholders

         As a partnership, the Fund will not be subject to federal income tax. Instead, the Unitholders will be required to report on their federal income tax returns, and to take into account in determining their own income tax, their allocable shares of the income, gain, loss, deductions and tax preference items of the Fund for the portion of any year during which they are Unitholders of the Fund.

         The Unitholders are subject to tax on their distributive shares of the Fund's taxable income and items of Fund income, gain, or items of tax preference required to be taken into account separately even though the Unitholders may have received total cash distributions less than the amount of reportable income or gain, or less than the resultant federal income tax liability. To the extent that the resultant income tax imposed on a Unitholder exceeds cash distributions to a Unitholder in any year, such excess will constitute an out-of-pocket expense that must be funded by the Unitholder from other sources.

         Regarding certain limitations on the extent to which the Unitholders can deduct their share of Fund Net Loss, see "Basis, At Risk, and Passive Activity Limitations on Deduction of Losses," below.

Qualified Plan Investors

         Qualified Plans generally are exempt from federal income taxation except to the extent that their "unrelated business taxable income" ("UBTI") from all sources exceeds $1,000 during any fiscal year. Income from partnerships will be considered UBTI unless an exemption applies. For example, dividends, interest, royalties, certain rents, and gains from non-inventory sales of property, among other items, are excluded, as well as all deductions directly connected with such UBTI; provided, however, that if such otherwise exempt income is from "debt-financed property" the exemption may not be available. Because the Fund will not incur indebtedness with respect to the properties it acquires, distributions by the Fund to a Unitholder that is a tax-exempt entity are not expected to constitute UBTI unless the tax-exempt entity borrows funds to acquire its Units (or otherwise incurs acquisition indebtedness within the meaning of the Code with respect to its acquisition of Units), or Units are otherwise used in an unrelated trade or business of the tax-exempt entity.

         Certain income from unrelated businesses, such as interest and dividends, is considered income from "passive activities" and is excluded from UBTI. Also excluded from UBTI is certain rental income and gain from the sale of property, but only if such, property neither (i) was held primarily for sale to customers in the ordinary course of the seller's trade or business, nor (ii) was stock in trade or other property of a kind which would be properly included in the seller's inventory if on hand at the close of the taxable year. The Fund has not been organized to engage in the purchase and sale of properties and, accordingly, it is not expected that the Fund will be treated as a dealer in properties. See "Property Held Primarily For Sale," below. However, since the determination of this issue depends on the intentions of the Managing Member and the Fund and also depends on the facts of the Fund's operations from time to time (including the timing and number of purchases, the sales of properties held, the manner in which such sales are solicited, and the amount of time and effort spent in managing and attempting to sell properties), Counsel is unable to render an opinion as to whether the Fund will be treated as a dealer in property.

         ALTHOUGH THE FUND INCOME LIKELY WILL NOT CONSTITUTE UBTI, NO OPINION IS EXPRESSED ON THIS ISSUE AND QUALIFIED PLAN INVESTORS ARE URGED TO SEEK TAX ADVICE FROM THEIR OWN COUNSEL REGARDING WHETHER OR NOT THEY SHOULD INVEST IN THE FUND AND THE TAX CONSEQUENCES TO THEM OF RECEIVING DISTRIBUTIONS AND ALLOCATIONS FROM THE FUND.

Basis of Units

         A Unitholder's adjusted basis in such Person's Units is relevant in determining gain or loss on the sale or other disposition of the Units (see "Sale of Units" below), in determining the taxability of cash distributions to the Unitholders (see "Cash Distributions to Unitholders" below), and in determining the ability of the Unitholders to deduct losses of the Fund (see "Basis, At-Risk, and Passive Activity Limitations on Deduction of Losses" below).

         A Unitholder's adjusted basis in a Unit initially will equal the amount of the Unitholder's actual cash Capital Contribution to the Fund (i.e., the purchase price of Units) and will be increased by the Unitholder's allocable share of items of Fund Net Income. A Unitholder's basis in a Unit will be decreased (but not below zero) by (i) cash distributions received from the Fund, and (ii) the Unitholder's distributive share of items of the Fund Net Loss. A Unitholder's basis in Units is also generally affected by the amount of Fund debt allocated to such Unitholder, with increases in allocable debt increasing basis and decreases reducing basis. Since the Fund does not intend to incur any debt, such basis adjustments resulting from increases or decreases in Fund debt are not addressed in detail herein.

Allocations of Net Income and Net Loss

         A partner's distributive share of partnership income, gain, loss, or deduction for federal income tax purposes generally is determined in accordance with the provisions of the partnership agreement, or, in the case of the Fund, the Operating Agreement. Under Section 704(b) of the Code, however, an allocation, or portion thereof, will be respected only if it either has "substantial economic effect" or is in accordance with the "partner's interest in the partnership." If the allocation or portion thereof contained in the partnership agreement does not meet either test, the IRS will make a reallocation of such items in accordance with the IRS' determination of each partner's economic interest in the partnership.

         Treasury Regulations under Code Section 704(b) contain guidelines as to whether partnership allocations have substantial economic effect. These regulations provide that allocations to the partners generally have economic effect if: (i) the partners' capital accounts are maintained in accordance with a prescribed set of guidelines; (ii) liquidating distributions, throughout the term of the partnership, are to be made in accordance with the partners' capital account balances; and (iii) the partnership agreement contains either a "qualified income offset" provision (and does not allocate losses to partners that create or increase a deficit capital account balance) or a requirement that partners with deficit balances in their capital accounts following the liquidation of their interest in the partnership, or the distribution of liquidation proceeds, are required to restore the amount of such deficit to the partnership, which amount will be distributed to partners in accordance with their positive capital account balances or paid to creditors. A "qualified income offset" provision causes a partner to be allocated items of gross income where and to the extent, by reason of a distribution or certain other factors, a deficit balance in the partner's capital account has been created or increased beyond the amount, if any, that the partner is or is considered to be obligated to restore. In determining a partner's deficit capital account balance for this purpose, the partner's capital account must be reduced by distributions reasonably expected to be made to the partner in future taxable years to the extent they exceed offsetting increases to such partner's capital account that reasonably are expected to occur during (or prior to) such years ("Excess Expected Distributions"). In order to meet the substantiality test, the economic effect of an allocation, when considered together with all prior and expected allocations (for all taxable years), must be substantial and not be merely transitory.

         The allocations contained in the Operating Agreement (see "Summary of the Operating Agreement -- Allocations and Distributions," above) are intended to comply with the Treasury Regulations' test for having economic effect. The Operating Agreement requires Capital Accounts to be properly maintained, requires distributions of proceeds from the liquidation of a Unitholder's interest in the Fund (whether or not in connection with the liquidation of the Fund) to be made in accordance with the Unitholder's positive Capital Account balance, and contains a qualified income offset provision (as well as a provision that prohibits loss allocations that would cause or increase a deficit Capital Account). Moreover, the economic effect of the allocations should be substantial because the economic and tax consequences of deductions representing paid or incurred expenses will move in tandem.

         Because of the lack of any significant borrowings by the Fund, it is not anticipated that a Unitholder's Capital Account will be reduced below zero by any distributions of Net Cash Flow from Operations or Net Sales Proceeds, any allocations of Net Loss, or any Excess Expected Distributions. Consequently, the Unitholders should not be required by operation of the qualified income offset provision to recognize gross income or Net Income in any year in excess of their pro rata share of Net Income.

         The Operating Agreement, in addition to meeting the Treasury Regulations' test for allocations to have economic effect, contains "minimum gain chargeback" provisions, although, due to the anticipated lack of Fund-level indebtedness, it is not likely that any such chargebacks will arise. Accordingly, it is the opinion of Counsel that it is more likely than not that the Operating Agreement will comply with the safe harbor provisions in the Treasury Regulations under Code Section 704(b) and that the allocations of Net Income and Net Loss set forth in the Operating Agreement more likely than not will have substantial economic effect or will be otherwise treated as being in accordance with the interests of the Unitholders in the Fund, if such issue were challenged by the IRS, litigated and judicially decided. Further, the allocations of deductions and losses set forth in the Operating Agreement more likely than not will be treated as having substantial economic effect or as being otherwise in accordance with the interests of the Unitholders in the Fund to the extent that such allocations do not create a deficit in any Unitholder's Capital Account balance, taking into account all reasonably expected increases and decreases in such balance.

         The Treasury Regulations under Code Section 704(b) are extremely complex, however, and in many respects subject to varying interpretations. There can be no assurance that the IRS will not challenge the allocations of Net Income or Net Loss provided in the Operating Agreement. If the allocations of profits and losses set forth in a partnership agreement are deemed not to have substantial economic effect, the allocations are then to be made in accordance with the partners' interests in the partnership as determined by taking into account all of the relevant facts and circumstances. The Treasury Regulations provide in this regard that a partner's interest in a partnership will be determined by taking into account all facts and circumstances relating to the economic arrangement of the partners, including: (i) the partners' relative contributions to the partnership; (ii) the interests of the partners in economic profits and losses (if different from those in taxable income or loss); (iii) the interests of the partners in cash flow and other non-liquidating distributions; and (iv) the rights of the partners to distributions of capital upon liquidation.

Allocations to Newly Admitted Unitholders or Transferees of Units

         Section 706(d) of the Code requires that a partner's distributive share of items of partnership income, gain, loss, deduction, and credit be determined by the use of a method prescribed in the Treasury Regulations that takes into account the varying interests of the partners (attributable, for example, to the admission of new Unitholders or the transfer of Units) during the partnership's taxable year.

         The Operating Agreement permits the Managing Member to select any method and convention permissible under Code Section 706(d) for the allocation of tax items during the time persons are admitted as Unitholders, but requires that any method or convention first utilized be consistently applied thereafter for all subsequent admissions of Unitholders, unless it is determined subsequently that such method or convention is not permissible under Section 706(d). In addition, the Operating Agreement provides that: (i) upon the transfer of all or a portion of a Unitholder's Units, other than at the end of the Fund's fiscal year, the entire year's Net Income or Net Loss allocable to the transferred Units will be apportioned between the transferor and transferee based on the number of days during the year that each is treated under the Operating Agreement as owning the Units and (ii) permitted transfers of Units will be deemed to occur at the end of the month in which they actually occur.

Basis, At Risk, and Passive Activity Limitations on Deduction of Losses

         The Managing Member anticipates that the Fund will produce taxable Net Income in each year of operations beginning in 1999 and that Unitholders generally will not be allocated Net Loss. There can, of course, be no assurance that such objective can be achieved in any fiscal year of the Fund. Anticipated operating Net Income may not materialize due to reduced rental income with respect to the properties or increased or unanticipated expenses. Moreover, Net Loss could arise upon the disposition of any properties at a loss that is in excess of taxable income from operations in the year of such loss. The ability of a Unitholder to utilize any Net Loss in a year, should a Net Loss be allocated to a Unitholder, is determined by applying the following three limitations dealing with basis, at-risk and passive losses. Because of the Fund's investment criteria of acquiring properties on an all-cash basis, without so-called "leverage," it is not expected that the Fund will generate significant Net Loss in excess of a Unitholder's basis or amount at risk in the Fund (i.e., their Capital Contributions). Even where the basis and at-risk rules do not limit Net Loss allocated to the Unitholders, it is anticipated, however, that the passive loss rules will apply to limit the deductibility of any allocated Net Loss.

         First, Unitholders may not deduct an amount exceeding their adjusted basis in their Units pursuant to Code Section 704(d). See "Basis of Units," above, for a discussion of the computation of a Unitholder's adjusted basis in such Person's Units. If a Unitholder's share of the Fund's Net Loss exceeds their basis in their Units at the end of any taxable year, such excess Net Loss may be carried over indefinitely and deducted to the extent that at the end of any succeeding year the Unitholder's adjusted basis in their Units exceeds zero.

         Second, under the Section 465 "at-risk" provisions of the Code, individual taxpayers (including an individual partner in a partnership) and certain closely-held corporations may deduct losses from a trade or business activity, and thereby reduce their taxable income from other sources, only to the extent they are considered "at risk" with respect to that particular activity. The amount taxpayers are considered to have at risk includes money contributed to the activity and certain amounts borrowed with respect to the activity (including certain "qualified nonrecourse financing" incurred by partnerships engaged in the business activity of holding real property). Taxpayers, however, are not considered at risk to the extent they are protected against loss through guarantees or similar arrangements. The taxpayers' amount at risk is increased by net income from the activity but reduced by deductions or net losses permitted under the at-risk limitation and by distributions from the activity. Losses that are not deductible because of the at-risk limitation may be carried forward indefinitely to succeeding years but will continue to be subject to the at-risk limitation. In addition, when taxpayers have been permitted under the at-risk limitation to deduct net losses and the amount of risk is subsequently reduced to less than zero (for example, by distributions from the activity), they are required to include in income an amount equal to the lesser of such previously allowable losses or their negative at-risk amount.

         Third, under Section 469 of the Code, deductions by individuals (and certain closely-held corporations) of losses from all businesses in which the taxpayer does not "materially participate" and from all rental activities in which the taxpayer does not "actively participate" (collectively "Passive Activities") are allowed only to the extent of income from such Passive Activities. Because of this limitation, net losses from Passive Activities cannot be used to offset earned income, income from businesses in which the taxpayer is significantly involved, or portfolio income (such as interest, dividends, royalties, and non-business capital gains). Any losses in excess of income from Passive Activities can be carried forward indefinitely to offset future income from Passive Activities, including any income or gain from the eventual complete disposition of the activity that generated the losses. The amount of tax losses subject to the Passive Activity limitation is determined by first applying the basis and at-risk limitations described above. Losses that are not otherwise limited by the basis or at-risk rules are subjected to the Passive Activity loss limitation rules.

         In general, it is not anticipated that Unitholders will materially or actively participate in Fund activities, except to the extent such Unitholders may be affiliated with the Managing Member and provide substantial services to the Fund. Moreover, any rental activity, such as the commercial real property acquisition and leasing activity of the Fund, is deemed to be a passive activity, except for certain taxpayers principally engaged in a real property trade or business (as defined in Code Section 469(c)(7)). Thus, the Fund's commercial real property leasing activities are anticipated to be Passive Activities for most Unitholders and Counsel will opine that it is more likely than not that a Unitholder's interest in the Fund will be a Passive Activity for those Unitholders not affiliated with or employed by the Managing Member. Consequently, a Unitholder's share of the Fund's Net Loss will generally be allowed as a deduction only to the extent of the Unitholder's share of the Fund Passive Activity income (see "Passive Activity Income" below), plus the Unitholder's net income, if any, from other Passive Activities.

         Code Section 469(k) provides that the passive activity loss rules will be applied separately with respect to items attributable to each publicly traded partnership. Accordingly, if the Fund were deemed to be a publicly traded partnership, Fund Loss, if any, would be available only to offset future non-portfolio income of the Fund. In addition, if the Fund were deemed to be a publicly traded partnership which is not treated as a corporation because of the qualifying income exception, Fund income would generally be treated as portfolio income rather than passive income. (See "Publicly Traded Partnership Rules" above and "Passive Activity Income," below.)

Passive Activity Income

         If the Fund is successful in achieving its investment and operating objectives, the Unitholders are likely to be allocated taxable income from the Fund in each year. To the extent that a Unitholder's share of the Fund's Net Income constitutes income from a Passive Activity (as described above), such income may generally be offset by the Unitholder's net losses and credits from investments in other Passive Activities.

         Counsel will opine that, assuming (i) the properties are acquired and operated in the manner described in this Prospectus, (ii) the properties are owned for federal income tax purposes by the Fund, and (iii) the Fund is not viewed as a "publicly traded partnership" within the meaning of Code Section 469(k), that it is more likely than not that an individual Unitholder's share of the Fund Net Income will be net income or gain from a "passive activity," as defined in Section 469 of the Code, which passive income can generally be offset by a Unitholder's net losses and credits from other Passive Activities, if such issue were challenged by the IRS, litigated and judicially decided. This opinion will not apply to the income that is attributable to (i) the investment by the Fund in liquid investments, such as certificates of deposit or money-market funds prior to the investment in properties, or to distributions of Net Cash Flow from Operations or Net Sales Proceeds to the Members, or (ii) the investment, in interest bearing accounts or otherwise, of amounts held as working capital, as security deposits, or in reserve. Such income described in the preceding sentence will constitute, for purposes of Section 469, "portfolio income" which cannot be offset by losses from passive activities. Moreover, if the Fund is a "publicly traded partnership" within the meaning of Code Section 469(k), any income from the Fund cannot offset losses from other Passive Activities and will be treated in a manner similar to portfolio income. The Treasury Department has been given broad authority to issue regulations defining income that does not constitute Passive Activity income, and no assurance can be given that future regulations promulgated under Code Section 469 will not treat Fund Net Income as income that is not from a passive activity, thereby preventing any setoff of such income against unrelated passive losses or credits. See "Basis, At-Risk, and Passive Activity Limitations on Deduction of Losses," above.

Cash Distributions to Unitholders

         A cash distribution to the Unitholders from the Fund (other than a cash distribution made in exchange for all or part of an interest in the Fund) will not be taxable to the recipient Unitholder except to the extent, if any, that the distribution exceeds the adjusted basis in the Unitholder's Units in the

Fund. See "Basis of Units" above. A cash distribution in excess of the Unitholder's adjusted basis in a Unit will be taxable to the Unitholder as if it resulted from a sale or exchange of the Unit. See "Sale of Units" below.

         If a Unitholder realizes Net Loss from an investment in the Fund, a cash distribution which reduces the Unitholder's amount at risk below zero will be taxable to the extent of the lesser of (i) the amount of the cash distribution, or (ii) the amount of Net Loss from the Fund previously deducted by the Unitholder. See "Basis, At-Risk, and Passive Activity Limitations on Deduction of Losses," above.

Alternative Minimum Tax

         The Code contains an "alternative minimum tax," which may reduce the benefit to particular Unitholders of an investment in the Fund. The individual alternative minimum tax is imposed at tax rates of from 26% to 28% of alternative minimum taxable income ("AMTI") in excess of certain exemption amounts. Capital gains, however, are taxed for alternative minimum tax purposes at the same rates as those that apply for regular income tax purposes. See "Capital Gains and Losses," below. The alternative minimum tax is payable to the extent that it exceeds the "regular" federal income tax payable for that year. No regular tax credits other than the foreign tax credit may be applied against the alternative minimum tax.

         AMTI generally is computed by adding defined tax preference items and making specified adjustments to adjusted gross income and then subtracting certain specified deductions. In determining adjusted gross income for this purpose, a less beneficial alternative method of depreciation must be used for certain property. For AMTI purposes, real property placed in service on or before December 31, 1998 must be depreciated using the straight-line method over 40 years, and equipment must be depreciated using the 150% declining balance method switching to the straight-line method over the asset's remaining alternative depreciation class life. The AMTI adjustment for real property will not apply for properties placed in service after December 31, 1998. Certain itemized deductions otherwise permitted for regular tax purposes are not permitted in calculating AMTI. For example, state and local income tax and some other itemized deductions do not reduce a taxpayer's AMTI. Further, the alternative minimum tax provisions require the application of the Passive Activity loss rules when determining AMTI, except that in determining the amount of such passive income and losses for AMTI purposes, the special alternative minimum tax rules are applied. The amount of alternative minimum tax imposed depends upon various factors peculiar to the particular taxpayer, and the extent if any, to which this tax may adversely affect any Unitholder cannot be predicted. It should be noted that certain states also impose a minimum tax on items of tax preference.

Syndication and Organizational Expenses

         The Code provides for various treatments of certain initial expenditures of the Fund. Expenses incurred by the Fund with respect to the offering and sale of Units (i.e., syndication costs) must be capitalized and cannot be deducted or amortized. In contrast, amounts paid to organize the Fund as well as other start-up expenditures, may (if so elected) be amortized ratably over 60 months. The Fund intends to treat Selling Commissions, the Due Diligence and Marketing Support Fee, and most of Organizational and Offering Expenses as syndication expenses. The remainder of Organizational and Offering Expenses will be treated as amortizable organizational expenses. There can be no assurance that the IRS will not challenge the treatment of certain fees and expenses paid by the Fund by asserting, for example, that fees and expenses were allocated improperly between organizational and syndication expenses or that some or all of the fees paid to the Managing Member or its Affiliates are properly characterized as nondeductible syndication expenses or as organizational expenses. If the IRS were successful in seeking to disallow or re-characterize these expenditures, the deductions of the Fund available to offset Fund income could be decreased. See "Tax Treatment of Certain Fees," below for a description of possible limitations on the deduction of expenses.

Tax Treatment of Certain Fees

         The Fund will pay fees to the Managing Member and its Affiliates for services rendered to the Fund. For a more complete description of these fees, see "Management Compensation." The amount of the fees has not been determined by arm's-length negotiations. Instead, the amounts have been set by the Managing Member on the basis of its judgment as to the reasonable value of the services provided.

         The IRS could assert that the amount paid for some or all of the services should be treated as a nondeductible Fund distribution or that such amount exceeds the reasonable value of those services and is not deductible to the extent of such excess. In addition, the IRS might accept the reasonableness of a fee, but contend that the fee should be deducted in a later year, or be capitalized rather than deducted, or be amortized over a period longer than the period chosen by the Fund. Finally, the IRS might attempt to re-characterize a fee as a nondeductible, non-amortizable syndication expense or as an itemized deduction subject to the limitation on deductions of such so-called "miscellaneous itemized deductions" by Unitholders on their individual income tax returns. If the IRS were successful in seeking to disallow or recharacterize these expenditures, the deductions available to offset the Fund's income would be decreased. Counsel is unable to render an opinion with respect to the deductibility of the foregoing fees, due to the inherently factual nature thereof.

Sale of Units

         Upon sale of a Unit by a Unitholder, the excess, if any, of the amount realized on the sale over the Unitholder's adjusted basis in the Unit will be taxable gain to the Unitholder. The amount realized will include the amount of Fund debt, if any, which was allocated to the Unitholder and from which the Unitholder will be deemed relieved, but such amount, if any, will also have been included in a Unitholder's basis so no additional gain should be recognized as a result of such debt allocation. Gain realized on sale of a Unit by a Unitholder who is not a "dealer" with respect to such Unit and who held it for more than one year generally is treated as long-term capital gain, except for that portion of any gain attributable to such Unitholder's share of the Fund's "unrealized receivables" and "inventory items," as defined in Section 751 of the Code, which would be taxable as ordinary income. Any recapture of cost recovery allowances (i.e., depreciation) taken previously by the Fund with respect to personal property associated with Fund properties will be treated as "unrealized receivables" for this purpose and subjected to tax at ordinary income rate. Investors should note in this regard that the Code requires the Fund to report any sale of Units to the IRS if any portion of the gain realized upon such sale is attributable to the transferor's share of the Fund's Section 751 property. Moreover, the portion of any long-term capital gain attributable to depreciation allowances taken previously with respect to Fund real property may be subject to a maximum tax rate of 25%, rather than the 20% maximum rate applicable to most long-term capital gains. See "Capital Gain and Losses," below.

         The Managing Member has the right to prohibit the transfer of an economic interest in the Fund if counsel to the Fund is of the view that there is a substantial risk that such transfer either would cause the Fund to be taxed as a "publicly traded partnership" or would cause the Fund to terminate under
Section 708 of the Code. See "Partnership Status," above. The Operating Agreement also prohibits the transfer of Units if the transfer would cause the assets of the Fund to be characterized as "plan assets" under ERISA. See "ERISA Considerations," below.

         Transfers of property by gift and on the death of an owner generally are not taxable transfers and do not result in the recognition of gain or loss. The transferability of accrued losses from passive activities are problematic in such transfers by gift or upon death. Unitholders who desire to make gifts of their Units should seek advice from their own tax advisors.

Dissolution of the Fund

         The dissolution of the Fund will involve the distribution to the Unitholders of the assets, if any, remaining after payment of all of the debts and liabilities of the dissolving Fund. Upon dissolution of the Fund, a Unitholder's Unit may be liquidated by one or more distributions of cash or other property. If the Unitholders receive only cash upon the dissolution, gain would be recognized by each Unitholder to the extent, if any, that the amount of cash received exceeds the Unitholder's adjusted basis in such person's Units. No gain or loss is recognized by a partnership upon distributions of its own assets in dissolution. The Managing Member does not intend to have the Fund make any distributions in kind.

Allocation of Fund's Basis in Properties

         Following the acquisition of properties, the Managing Member will allocate the Fund's aggregate basis in each of the properties among the various components thereof according to their relative fair market values. The Fund will allocate its purchase price of each of the properties into three major categories: land, real property improvements, and personal property. Land is non-depreciable, while real property improvements and personal property will be depreciated from the dates such assets are placed in service by the Fund.

         The valuation of the Fund properties and the various components thereof (as well as the correct allocation of the aggregate tax basis among the various components of the Fund properties) is inherently a factual question not susceptible to a legal determination because such a determination can only be made by a qualified real estate professional based on information available at the time of acquisition. In making these allocations, the Managing Member will review the facts and circumstances relevant to each of the properties and consider the report of the appraiser(s), if any, of the properties. The allocations computed by the Managing Member can be challenged by the IRS who may assert that the aggregate bases of the properties should be allocated in a different manner that would yield less favorable tax consequences to the Unitholders. For example, the IRS could attempt to allocate a greater portion of the aggregate purchase price of certain of the properties to items such as land, which is non-depreciable. Since allocation of the cost basis of the properties is not susceptible to a legal analysis because such a determination can only be made by a qualified real estate professional based on information available at the time of acquisition, Counsel is unable to express any opinion, favorable or unfavorable, as to whether the Fund's allocations of purchase price, when they are made, will be respected for tax purposes.

Property Held Primarily For Sale

         The Fund has been organized for the purpose of acquiring and developing real estate for investment and rental purposes. However, if the Fund were at any time deemed for tax purposes to be a "dealer" in real property (one who holds real estate primarily for sale to customers in the ordinary course of business), any gain recognized upon a sale of such real property would be taxable as ordinary income, rather than as capital gain, and would constitute UBTI to Unitholders which are tax-exempt entities.

         Under existing law, whether property is or was held primarily for sale to customers in the ordinary course of business must be determined from all of the facts and circumstances surrounding the particular property and sale in question. The Fund intends to acquire real estate for investment and rental purposes only and to engage in the business of owning and operating such improvements. The Fund will make sales thereof only as, in the opinion of the Managing Member, are consistent with the Fund's investment objectives. Although the Managing Member does not anticipate that the Fund will be treated as a dealer with respect to any of its properties, there is no assurance that the IRS will not take a contrary position. Because the issue is dependent upon facts which will not be known until the time a property is sold or held for sale and due to the lack of judicial authority in this area, Counsel is unable to render an opinion as to whether the Fund will be considered to hold any or all of its properties primarily for sale to customers in the ordinary course of business.

Capital Gains and Losses

         The characterization of income or gain recognized by a Unitholder upon a sale of properties by the Fund or a sale of a Unit by a Unitholder as capital or ordinary income is relevant in determining the rate at which such income is taxed and the extent to which a Unitholder may deduct capital losses. See "Sale of Units," Ordinary income is taxed to individuals at a maximum federal marginal rate of 39.6%, while long-term capital gains of individuals (on most capital assets held for more than one year) are taxed at a maximum marginal rate of 20% (10% for taxpayers in the 15% rate bracket). To the extent that any gain from the sale of real property by the Fund represents the recapture of prior straight-line depreciation deductions by the Fund, the capital gain attributable to depreciation from real estate held for more than one year will be subjected to a maximum tax rate of 25%, rather than the general 20% maximum long-term capital gain rate. These lower long-term capital gain rates also apply for purposes of computing a Unitholder's alternative minimum tax. Recapture of depreciation with respect to personal property is taxed at ordinary income tax rates. Unitholders are also cautioned that the sale of a Unit may require the Unitholder to "look through" the Units sold, with a portion of such sale possibly taxable as ordinary income (see "Sale of Units"), and a portion of any long-term capital gain generated on the sale of a Unit subjected to the higher 25% maximum long-term capital gain rate applicable to straight-line real estate depreciation recapture, although the position of the IRS on whether such a "look-through" rule applies for real estate depreciation recapture is not entirely clear. Capital losses generally may be used by individuals to offset capital gains and, in addition, a maximum of $3,000 of ordinary income annually. The capital losses not utilized by individuals in any year may be carried forward indefinitely to succeeding years.

Audit of Income Tax Returns

         The IRS may examine the returns of the Fund and may disagree with the tax positions taken on such returns. If challenged by the IRS, the tax position taken on the returns may not be sustained by the courts. An audit of the return of the Fund could lead to separate audits of the Unitholders' tax returns, which could result in adjustments attributable to non-Fund items as well as the Fund items.

         Generally, the tax treatment of partnership items will be determined at the Fund level pursuant to administrative or judicial proceedings conducted at the Fund level. Partners generally are required to file their tax returns in a manner consistent with the information returns filed by the partnership or they are subject to possible penalties, unless the partners file statements with their tax returns on Form 8082 describing any inconsistency. The Managing Member will be the "tax matters partner" for the Fund and as such will have certain responsibilities with respect to any IRS audit and any court litigation relating to the Fund. All potential Unitholders should consult their tax advisors as to the potential impact of these procedural rules upon them.

         In the event of an audit of the information return of the Fund, the tax matters partner, pursuant to advice of counsel, will take all actions necessary to preserve the rights of Unitholders, will provide all Unitholders with any notices of such proceedings and other information as required by law, and will notify all Unitholders of their rights with respect to settlement negotiations. All expenses of such proceedings undertaken by the tax matters partner, which might be substantial, will be paid for entirely out of the assets of the Fund, which funds used for such expenses might otherwise have been available to distribute to the Unitholders. Moreover, the tax matters partner of the Fund is not obligated to contest adjustments made by the IRS. Unitholders who elect to participate in such proceedings will be responsible for any expenses they incur in connection with such proceedings.

Election for Basis Adjustments

         Under Section 754 of the Code, partnerships may elect to adjust the basis of partnership property upon the transfer of an interest in the partnership so that the transferee of a partnership interest will be treated for purposes of calculating depreciation and realizing gain as though such transferee had acquired a direct interest in the partnership's assets. However, as a result of the complexities and added expense of the tax accounting required to implement such an election, the Managing Member does not intend to cause the Fund to make any such election on behalf of the Fund. As a consequence, depreciation available to a transferee of Units will be limited to the transferor's share of the remaining depreciable basis of Fund properties, and upon a sale of a Fund property, taxable income or loss to the transferee of the Units will be measured by the difference between such person's share of the amount realized upon such sale and such person's share of the Fund's tax basis in the property, which may result in greater tax liability to such person than if a Section 754 election had been made. In addition, the absence of such an election by the Fund may result in Unitholders having greater difficulty in selling their Units.

Interest on Underpayment of Taxes

         If it is finally determined that a taxpayer has underpaid tax for any taxable year, the taxpayer must pay the amount of underpayment plus interest on the underpayment and certain penalties from the date the tax originally was due. Under recent law changes, the accrual of interest and penalties may be suspended for certain qualifying individual taxpayers if the IRS does not notify them of amounts owing within 18 months of the date they filed their income tax return. The suspension period ends 21 days after the IRS sends the required notice.
The rate of interest is compounded daily and is adjusted quarterly.

Accuracy-Related Penalties

         Section 6662 of the Code imposes penalties relating to the accuracy of tax returns. A 20% penalty is imposed with respect to any "substantial understatement of income tax" and with respect to the portion of any underpayment of tax attributable to a "substantial valuation misstatement" or to "negligence." All of those penalties are subject to an exception to the extent a taxpayer had reasonable cause for a position and acted in good faith.

         Substantial Understatement Penalty. Section 6662 imposes a 20% penalty on the amount of an understatement of income tax if such understatement is "substantial." An understatement of tax liability is "substantial" if the amount of the understatement exceeds the greater of $5,000 ($10,000 for certain corporations) or 10% of the total tax required to be shown on the return for the taxable year. If the understatement is not attributable to a "tax shelter" (defined as an arrangement a significant purpose of which is the avoidance or evasion of federal income tax), there will be no substantial understatement penalty if there was "substantial authority" for the taxpayer's position or if the position had a "reasonable basis" and the relevant facts are disclosed adequately on the taxpayer's tax return. A taxpayer may use Form 8275 to ensure adequate disclosure of a non-tax shelter matter. If the understatement arises out of a tax shelter, to avoid the penalty the taxpayer must have relied upon substantial authority for such position and must also have had a reasonable belief that the position taken was more likely than not the proper treatment. The Managing Member expects that the Fund will not be considered a "tax shelter" for this purpose; however, because the issue is dependent upon facts relating to future Fund operations, the acquisition and disposition of Fund properties and other factual determinations which are not known at this time, Counsel is unable to render an opinion as to whether an investment in the Fund will be considered a tax shelter for purposes of Section 6662 of the Code.

         Substantial Valuation Misstatement Penalty. A 20% substantial valuation misstatement penalty applies to the portion of any underpayment of tax attributable to a "substantial valuation misstatement." There is a substantial valuation misstatement under Section 6662 if (i) the value or adjusted basis of property claimed on a return is 200% or more of the correct value or adjusted basis, and (ii) the resulting underpayment of tax exceeds $5,000. Further, the amount of the penalty is increased to 40% of the resulting underpayment if the value or adjusted basis of property claimed on a return is 400% or more of the correct value or adjusted basis. The IRS has ruled under the predecessor provision of Section 6662 that the substantial valuation misstatement penalty applies to individual partners when the overstatement is made by a partnership on the partnership return.

         Negligence Penalty. Section 6662 imposes a 20% penalty with respect to any underpayment of tax attributable to negligence. An underpayment is attributable to negligence if such underpayment results from any failure to make a reasonable attempt to comply with the provisions of the Code, or any careless, reckless, or intentional disregard of the federal income tax rules or regulations. In addition, regulations provide that the failure by a taxpayer to include on a tax return any amount shown on an information return is strong evidence of negligence. The disclosure of a position on the taxpayer's return will not necessarily prevent the imposition of the negligence penalty. In addition, a valuation misstatement that results in the underpayment of tax but does not fall within the scope of the substantial valuation misstatement provisions may still be subject to a 20% penalty if it is attributable to negligence.

State and Local Taxes

         In addition to the federal income tax consequences described above, prospective investors should consider state and local tax consequences of an investment in the Fund. This Prospectus makes no attempt to summarize the state and local tax consequences to an investor in those states in which the Fund may own properties or carry on activities, and each investor is urged to consult such person's own tax advisor on all matters relating to state and local taxation, including the following: (i) whether the state in which the investor resides will impose a tax upon a share of the taxable income of the Fund; (ii) whether an income tax or other return must also be filed in those states where the Fund will own properties; (iii) whether the investor will be subject to state income tax withholding in states where the Fund will own properties; (iv) whether a state or locality where the Fund owns properties will levy an income, franchise, gross receipts or similar Fund-level tax on the Fund irrespective of its classification as a "partnership" for federal income tax purposes; and (v) whether an investor's state of residence will offer a tax credit for taxes paid by the Unitholder or the Fund to those other states or localities.

         A Unitholder's distributive share of the taxable income, gain or loss of the Fund generally will be required to be included in determining reportable income for state or local tax purposes. Unitholders may be required to file tax returns in the states and localities where properties are owned (directly or indirectly) by the Fund as well as returns in their state of domicile or residence. The Fund does not expect to file composite returns on behalf of its Unitholders in any states or localities where the Fund owns properties; any responsibility for such state or local filings will remain with the Unitholders.

         Certain tax benefits which are available to Unitholders for federal income tax purposes may not be available to Unitholders for state and local tax purposes, and, in this regard, investors are urged to consult their own tax advisors. Depending on the states in which properties are located, the Fund may be required to pay Fund-level tax or withhold state taxes from distributions or allocations to Unitholders who are considered nonresidents in states where properties are located. The Managing Member intends to supply Unitholders with information to determine their income tax obligations, if any, in the jurisdictions in which the Fund operates.

         It is possible that some states or localities where properties are located will require that the Fund withhold state or local taxes on Net Income allocated (or distributions made) to the Unitholders with respect to such properties. The Fund is authorized to withhold from amounts otherwise distributable to the Unitholders such amounts as the Managing Member determines are necessary or appropriate to satisfy the Fund's state or local tax withholding requirement. Any such withholding will be treated as if the amount withheld was actually distributed to the Unitholders.

         To the extent that a Unitholder pays tax to a state or locality in which the Unitholder is not a resident or the Fund pays a Fund-level tax to such a state or locality, the Unitholder may be entitled, in whole or in part, to a deduction or credit against tax owed to the Unitholder's state of residence with respect to the same income, and Unitholders should consult a tax advisor in that regard. In addition, payment of such state or local taxes presently constitutes a deduction for federal income tax purposes assuming that the taxpayer itemizes deductions, but such taxes do not constitute a deduction in determining alternative minimum taxable income. See "Alternative Minimum Tax" above.

         No opinion has been or will be rendered by Counsel on matters of state or local income tax law.

Foreign Investors as Unitholders

         As a general matter, foreign investors may purchase Units in the Fund. This Prospectus makes no attempt to summarize the tax consequences to foreign investors and no opinion is expressed thereon. A foreign investor who purchases Units and becomes a Unitholder in the Fund will generally be required to file a United States tax return on which such Unitholder must report such Person's distributive share of the Fund's items of income, gain, loss, deduction and credit, and pay United States federal income tax at regular United States tax rates on such Person's share of any net income, whether ordinary or capital gains. A foreign investor may also be subject to tax on such Person's distributive share of the Fund's income and gain in such Person's country of nationality or residence or elsewhere. In addition, cash distributions otherwise payable to a foreign investor from the Fund, allocations of Net Income that are effectively connected with a United States trade or business, and amounts payable upon the sale of a foreign investor's Units may be reduced by United States tax withholding made pursuant to various applicable provisions of the Code, including, but not limited, to Code Sections 1445 and 1446.

         FOREIGN INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE EFFECT OF BOTH THE UNITED STATES TAX LAWS AND FOREIGN LAWS ON AN INVESTMENT IN THE FUND AND THE POTENTIAL THAT THE FUND WILL BE REQUIRED TO WITHHOLD FEDERAL INCOME TAXES FROM AMOUNTS OTHERWISE ALLOCABLE OR PAYABLE TO FOREIGN INVESTORS.

Tax Shelter Registration

         Any entity deemed to be a "tax shelter," as defined in Section 6111 of the Code, is required to register with the IRS. Treasury Regulations under
Section 6111 define a "tax shelter" as an investment in connection with which an investor can reasonably infer from the representations made that the "tax shelter ratio" may be greater than 2 to 1 as of the close of any of the first five years ending after the date in which the investment is offered for sale. The "tax shelter ratio" is generally determined by dividing the investor's share of the aggregate deductions derived from the investment, determined without regard to income, by the amount of the investor's capital contributions.

         The Fund is not intended to constitute a "tax shelter." Further, the Managing Member has represented that, in the absence of events which are unlikely to occur, the aggregate amount of deductions derived from any Unitholder's investment in the Fund, determined without regard to income, will not exceed twice the amount of any such Unitholder's investment in the Fund, as of the close of any year in the Fund's first five calendar years.

         Based upon the authority of the Treasury Regulations under Section 6111 (including the exception for "projected income investments") and the representations of the Managing Member that, in the absence of events which are unlikely to occur, the "tax shelter ratio" with respect to an investment in the Fund will not exceed 2 to 1 for any investor as of the close of any year in the Fund's first five calendar years, Counsel has concluded that it is more likely than not that the Fund is not currently required to register as a tax shelter with the IRS under Section 6111 of the Code prior to the offer and sale of the Units, if the issue were challenged by the IRS, litigated and judicially decided.

Importance of Obtaining Professional Tax Advice

         THE FOREGOING ANALYSIS IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING, PARTICULARLY SINCE THE INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE FUND ARE COMPLEX AND CERTAIN OF THESE CONSEQUENCES COULD VARY SIGNIFICANTLY WITH THE PARTICULAR TAX AND FINANCIAL SITUATION OF EACH UNITHOLDER. ACCORDINGLY, PROSPECTIVE UNITHOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX AND FINANCIAL SITUATIONS REGARDING THE POSSIBLE TAX CONSEQUENCES OF AN INVESTMENT IN THE FUND.

                              ERISA CONSIDERATIONS

         The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of Code Section 4975 that may be relevant to a prospective investor. This discussion does not address all aspects of ERISA or Code Section 4975 or, to the extent not preempted, state law that may be relevant to particular employee benefit plan Unitholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Code Section 4975, and governmental plans and church plans that are exempt from ERISA and Code Section 4975 but that may be subject to state law requirements) in light of their particular circumstances.

         ERISA also imposes certain duties on persons who are fiduciaries of pension, profit-sharing, retirement or other employee benefit plans subject to ERISA ("Plans"). Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan, subject to the standards of fiduciary conduct under ERISA. These standards include the requirements that the assets of Plans be invested and managed for the exclusive benefit of Plan participants and beneficiaries, a determination by the Plan fiduciary that any such investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio.

         In considering whether to invest a portion of the assets of a Plan, the fiduciary of the Plan should consider, among other things whether the investment: (i) will be in accordance with the documents and instruments covering the investments by such Plan; (ii) will allow the Plan to satisfy the diversification requirements of ERISA, if applicable; (iii) will result in UBTI to the Plan (see "Federal Income Tax Considerations--Qualified Plan Investors");
(iv) will provide sufficient liquidity; and (v) is prudent under the general ERISA standards. In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the Code prohibit a wide range of transactions involving the assets of the Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA, "disqualified persons" within the meaning of the Code). Thus, a designated Plan fiduciary considering an investment in the Units should also consider whether the acquisition or the continued holding of the Units might constitute or give rise to a direct or indirect prohibited transaction.

         The fiduciary of an IRA or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents, not prohibited under Code Section 4975 and permitted under applicable state law.

         The United States Department of Labor (the "DOL") has issued final regulations (the "DOL Regulations") which provide guidance on the definition of "plan assets" under ERISA. Under the DOL Regulations, if a Plan acquires an equity interest in an entity, which is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets would include, for ERISA purposes, both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply.

         Under the DOL Regulations, a publicly-offered security is a security that is "widely-held", "freely-transferable" and registered under the Securities Exchange Act of 1934, as amended. The Units are registered under the Securities Exchange Act of 1934, as amended.

         The DOL Regulations provide that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely-held" because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer's control. The Fund expects the Units to be "widely-held" upon completion of the offering.

         The DOL Regulations provide that whether a security is "freely-transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $ 10,000 or less, as is the case with this Offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are freely-transferable. The DOL Regulations provide that a restriction or prohibition against a transfer or assignment which would result in a termination or reclassification of an entity for federal or state income tax purposes will not affect whether securities are freely transferable. The DOL Regulations are interpretive in nature and, therefore, no assurance can be given that the DOL and the United States Department of the Treasury will conclude that the Units are freely-transferable.

         Even if the Fund's Units were not to qualify for the "publicly-offered securities" exemption, the DOL Regulations also provide an exemption from the plan assets definition with respect to securities issued by a "real estate operating company." An entity is a real estate operating company if, during the relevant valuation periods defined in the DOL Regulations, at least 50% of its assets (other than short-term investments pending long-term commitment or distribution to investors) valued at cost, are invested in real estate which is managed or developed and with respect to which the Fund has the right to participate substantially in the management or development activities. The Fund intends to devote more than 50% of its assets to management and development of real estate; however, an example contained in the DOL Regulations indicates that, although some management and development activities may be performed by independent contractors rather than by the entity itself, if over one-half of the entity's properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessees thereof, then the entity is not eligible for the real estate operating company exemption.

         In an attempt to comply with the real estate operating company exemption under the DOL Regulations, the Managing Member intends to structure the management and development activities of the Fund such that at all times more than 50% of the Fund's assets are invested in multi-tenant properties with individually negotiated leases whereby maintenance of the common areas and general maintenance activities with respect to such properties will be the Fund's responsibility and not passed through to the lessees of such properties. Due to the uncertainty of the application of the standards set forth in the examples in the DOL Regulations, however, there can be no assurance as to the Fund's ability to qualify for the real estate operating company exemption.

         A Plan fiduciary considering the purchase of Units should consult its legal advisor regarding whether our assets would be considered Plan assets, the possibility of indirect prohibited transactions and other issues and their potential consequences.

                                    GLOSSARY

"Acquisition Expenses" shall mean any and all expenses incurred by the Fund, the Managing Member, or any Affiliate of the Managing Member in connection with the selection or acquisition of any property for the Fund, whether or not acquired, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, non-refundable option payments on property or interests not acquired, accounting fees and expenses, taxes, and title insurance.

"Acquisition Fees" shall mean any and all fees and commissions, exclusive of Acquisition Expenses, paid by any person or entity to any other person or entity in connection with the selection or acquisition of any property, including, without limitation, real estate or other commissions, acquisition fees, finder's fees, selection fees, non-recurring management fees, consulting fees, or any other fees or commissions of a similar nature.

"Affiliate" shall mean (i) any person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another person or entity; (ii) any person or entity owning or controlling ten percent or more of the outstanding voting securities of another person or entity; (iii) any officer, director, partner or trustee of such person or entity; and (iv) if such other person or entity is an officer, director, partner or trustee of a person or entity, the person or entity for which such person or entity acts in any such capacity.

"Capital Account" shall mean the book capital account which shall be established and maintained for the Managing Member and each Unitholder of the Fund in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv), as amended, in such fashion as the Managing Member deems advisable. Each Capital Account shall, reflect, among other items (i) all capital contributions made to the Fund, (ii) all allocations of Net Income or Net Loss and (iii) all Distributions made by the Fund. Any and all amounts distributed by the Fund to a Member as a fee and/or as compensation or reimbursement for services shall not reduce such Member's Capital Account.

"Capital Contribution" as to any Unitholder shall mean $500 multiplied by the number of Units subscribed for by the Unitholder, and, as to the Managing Member shall mean the amount of cash contributed to the Fund by the Managing Member. Roussel, on or before a specified date. The Capital Contribution of a substituted Unitholder shall be that attributable to the interest in the Fund assigned to such substituted Unitholder.

"Closing" shall mean the date or dates on which purchasers of Units are admitted to the Fund as Unitholders.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Commission" shall mean the Securities and Exchange Commission.

"Dealer Manager" shall mean Private Investors Equity Group or such other person or entity selected by the Managing Member to act as the dealer manager for the Offering.

"Distributions" shall mean cash or property distributed to the Managing Member and the Unitholders arising from their respective interests in the Fund.

"Due Diligence Expense Allowance Fee" shall mean a fee equal to .5% of the Gross Proceeds which is payable to the Dealer Manager in consideration for assisting Participating Brokers in fulfilling their due diligence obligations. All or a portion of this fee may be reallowed to the Participating Brokers.

"Early Investors' 12% Incentive Return" shall mean distributions of Net Cash Flow from Operations in an amount equal to a 12% non-cumulative, non-compounded annual return on the first 6,000 nits sold for 12 months following the date the purchase price for these Units is deposited in escrow which is in lieu of the Unitholders' 8% Preferred Return during the 12 month period for which it applies.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

"Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.,

"FIRPTA" shall mean the Foreign Investment in Real Property Tax Act of 1980.

"Fund"shall mean Cornerstone Industrial Properties Income and Growth Fund I,LLC.

"GAAP" shall mean generally accepted accounting principles.

"Gross Proceeds" shall mean $500 multiplied by the number of Units of the Fund sold through the Offering.

"Invested Capital Contribution", as of any date, shall mean, the Capital Contribution to the Fund of a Unitholder increased by the amount of any Volume Discounts received by the Unitholder, reduced by all prior distributions to such Unitholder representing a return of capital. Invested Capital Contributions may differ from Capital Accounts, but may not be less than zero.

"IRA" shall mean an Individual Retirement Account.

"IRS" shall mean the United States Internal Revenue Service.

"Managing Member" shall mean Cornerstone Industrial Properties, LLC, a California limited liability company, or any other person or entity which is substituted for or succeeds to the interest of such entity as the Managing Member of the Fund pursuant to the Operating Agreement.

"Marketing Support Fee" shall mean a fee equal to 2% of the Gross Proceeds which is payable to the Dealer Manager in consideration for assisting Participating Brokers by providing marketing support. All or a portion of such fee may be reallowed to Participating Brokers.

"Maximum Offering Amount" shall mean the sale of 40,000 Units.

"Member" shall mean the Managing Member and any Unitholder admitted to the Fund as a member, including any Person admitted to the Fund as a substituted member in accordance with the Operating Agreement and "Members" shall mean all Members of the Fund, including the Managing Member and all Unitholders.

"Minimum Offering Amount" shall mean the sale of 6,000 Units.

"Minimum Initial Purchase" shall mean the minimum amount which must be purchased by a Person who is not a Member at the time of purchase.

"NASD" shall mean the National Association of Securities Dealers, Inc.

"Net Cash Flow from Operations" shall mean the Net Income or Net Loss for each fiscal year exclusive of Net Sales Proceeds, with the following adjustments: (i) there shall be added to such Net Income or Net Loss the amount charged for any deduction not involving a cash expenditure (such as depreciation, amortization and accruals), and any cash receipts (excluding Net Sales Proceeds) or reserves which the Managing Member, in its sole discretion, deems to be available for Distribution; and (ii) there shall be subtracted from such Net Income or Net Loss the amount of any nondeductible reserves established or maintained by the Managing Member in its sole discretion and any other nondeductible cash items, including expenditures for the acquisition of properties and similar capital outlay items, distributions made to the Unitholders and the Managing Member prior to the end of such fiscal year, and, the amount of any and all income not attributable to cash receipts of the Fund (such as accrued accounts receivable).

"Net Income" shall mean the taxable income of the Fund for federal income tax purposes for each taxable year, if any, determined using the accrual method of accounting.

"Net Loss" shall mean the taxable loss of the Fund for federal income tax purposes for each taxable year, if any, determined using the accrual method of accounting.

"Net Sales Proceeds" shall mean, in the case of a transaction described in the definition of Sale, the proceeds of any such transaction less the amount of all real estate and other brokerage commissions and closing costs paid by the Fund. In any case in which a property is sold and the Fund receives a payment as a result thereof, such payment also shall constitute Net Sales Proceeds. Net Sales Proceeds shall not include any reserves established by the Managing Member in its sole discretion.

"Non-Accountable Expense Allowance" shall mean a fee equal to 1% of the Gross Proceeds which is payable to the Dealer Manager as reimbursement for espenses to be incurred in connection with the offering of Units. All or a portion of this fee may be reallowed to the Participating Brokers.

"Offering" means the offering of Units pursuant to the Prospectus.

"Operating Agreement" shall mean the Operating Agreement of the Fund, in sub-stantially the form attached hereto as Exhibit "A."

"Organizational and offering expenses" shall mean any and all costs and, expenses, exclusive of Selling Commissions, the Marketing Support Fee and the Due Diligence Expense Allowance Fee payable to the Dealer Manager, incurred by the Fund, the Managing Member or any Affiliate of the Managing Member in connection with the formation, qualification, organization, and registration of the Fund, and the marketing and distribution of Units, including, without limitation, the following: legal, accounting, and escrow fees; printing, amending, supplementing, mailing, and distributing costs; filing, registration, and qualification fees and taxes; facsimile and telephone costs; and all advertising and marketing expenses including travel and the costs related to broker-dealer sales meetings, including the salary and benefits of one employee of Cornerstone Ventures, Inc.
solely dedicated to identifying and working with the Participating Brokers.

"Participating Brokers" shall mean those broker-dealers that are members of the National Association of Securities Dealers, Inc., and that enter into a participating broker agreement with the Dealer Manager to sell Units. The Dealer Manager will be considered a Participating Broker to the extent it sells Units directly to investors.

"Person" shall mean any natural person, partnership, corporation, association, trust, limited liability company or other legal entity.

"Prospectus" shall mean the final prospectus included in the Fund's Registration Statement filed with the Commission, pursuant to which the Fund will offer Units to the public, as the same may be amended or supplemented from time to time after the effective date of such Registration Statement.

"Qualified Plans" or "Plans" shall mean qualified pension, profit-sharing, and stock bonus plans, including Keogh plans and IRAs.

"Registration Statement" shall mean the registration of the Units offered hereby on Form S-11 and related exhibits filed with the Commission by the Fund, as amended.

"Sale" shall mean any transaction or series of transactions whereby the Fund sells, grants, transfers, conveys, or relinquishes its ownership and/or interest in any property or any portion thereof, including any event with respect to any property which gives rise to a significant amount of insurance proceeds or condemnation awards.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Selling Commissions" shall mean the sales commissions payable to the Dealer Manager in connection with the sale of Units as described in the Prospectus equal to 7% of Gross Proceeds, subject to reduction under certain circumstances.

"Sponsor" shall mean the Managing Member and any other person directly or indirectly instrumental in organizing, wholly or in part, the Fund or any person who will manage or participate in the management of the Fund, and any Affiliate of any such person. Sponsor does not include a person whose only relationship to the Fund is as that of an independent property manager and whose only compensation is as such. Sponsor also does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.

"Subscription Agreement" shall mean the Subscription Agreement and the Power of Attorney, in the form included in the Subscription Agreement, attached hereto as Exhibit "C".

"Treasury  Regulations"  means those final,  temporary and proposed  regulations
promulgated  by  the  United  States  Treasury   Department   interpreting   and
implementing various provisions of the Code, as amended.

"Unit" shall mean the membership interest of a Unitholder in the Fund which is represented by a Capital Contribution of $500. Where applicable, Units shall mean multiple or fractional Units held by a Unitholder.

"Unitholder" shall mean any Person that owns Units, including the Managing Member with respect to Units, if any, owned by it.

"Unitholders' 8% Preferred Return" shall mean (i) in the case of distributions of Net Cash Flow from Operations an amount equal to an 8% non-cumulative, non-compounded annual return on a Unitholder's Invested Capital Contribution, and (ii) in all other cases, an amount equal to an 8% cumulative, non-compounded annual return on the Unitholders' Invested Capital Contribution calculated in each case from the date a Unitholder is admitted to the Fund and the Capital Account attributable to such Unitholder is established, to the extent that sufficient cash is available to make such distributions, in each case reduced by all prior distributions of Net Cash Flow from Operations and of Net Sales Proceeds for the current fiscal year and all prior fiscal years other than made as a return of Unitholders' Invested Capital Contribution.

"Volume Discount" shall mean, with respect to a Unitholder, the amount by which the Selling Commissions payable with respect to the Units purchased by the Unitholder are reduced.

                                  THE OFFERING

General

         We are offering a minimum of 6,000 Units ($3,000,000) and a maximum of 40,000 Units ($20,000,000) at a purchase price of $500 per Unit on a "best efforts" basis to persons who meet the standards set forth under "Who May Invest." A minimum purchase of five Units ($2,500) is required, subject to the right of the Managing Member in its sole discretion, to accept subscriptions for a single Unit after the initial subscription has been made by a Unitholder. Qualified Plans must make a minimum purchase of at least two Units ($1,000).

         "Best efforts" means that the Dealer Manager is not guaranteeing that any specified amount will be raised. The Offering will commence as of the date of this Prospectus and will terminate not later than __________, 2001. Unless the Minimum Offering is sold on or before __________, 2000, all subscription proceeds will be promptly refunded to subscribers together with interest earned thereon on a pro rata basis, based on the number of days the subscriber's funds were held in escrow.

Plan of Distribution

         The Units will be offered on a "best efforts" basis through the Dealer Manager and the Participating Brokers, who are members of the National Association of Securities Dealers, Inc. (the "NASD") or other persons or entities exempt from broker-dealer registration. The Participating Brokers will use their best efforts during the offering period to find eligible persons who desire to subscribe for the purchase of Units.

Escrow Conditions

         Subscription proceeds for qualified subscriptions will be deposited in a segregated escrow account with Southern California Bank, Newport Beach, California, and will not be commingled with the accounts of the Managing Member and its Affiliates. The subscription proceeds will be held in trust for the benefit of the subscribers until released to us from the escrow account following receipt of subscription proceeds for the Minimum Offering. Thereafter, we expect subscription proceeds to be released to us periodically as subscriptions are accepted, but not less frequently than monthly. We will pay you interest from the date your funds were deposited in escrow until the release from escrow (net of escrow expense) as soon as practicable after the date the minimum number of Units is sold. No interest checks for amounts less than $5.00 will be issued. The Managing Member or its Affiliates may purchase Units to permit the release of funds from escrow.

Subscription Process

         The Units are being offered to the public by the Dealer Manager and the Participating Brokers. The agreement between the Dealer Manager and the Participating Brokers requires the Participating Brokers to make inquiries of all prospective purchasers in order to ascertain whether a purchase of Units is suitable for the person and promptly transmit the completed subscription documentation and any supporting documentation to the Managing Member.

         The Units are being sold when, as and if subscriptions are received and accepted by us, subject to the satisfaction by the Managing Member of certain other conditions and approval by legal counsel of certain legal matters. The
Managing Member has the unconditional right to accept or reject any subscription. Your subscription will be accepted or rejected by us within ten days (and generally within 24 hours) after our receipt of a copy of your Subscription Agreement, fully completed, and your payment in good funds for the number of subscribed Units is received. If your subscription is accepted, a confirmation will be mailed to you not more than ten business days after our acceptance. A sale of the Units may not be completed until at least five business days after the date you receive a Prospectus and, as may be required by certain state regulatory authorities, a copy of our organizational documents. If for any reason your subscription is rejected, your check and Subscription Agreement will be returned to you, without interest or deduction, within ten days after a receipt.

Determination of Investor Suitability

         The Dealer Manager and each Participating Broker will make every reasonable effort to determine that you satisfy the suitability standards set forth herein and that an investment in the Units is an appropriate investment for you. See "Who May Invest." The Participating Brokers must ascertain that you can reasonably benefit from an investment in the Units. In making the determination, the Participating Brokers will consider whether: (i) you have the capability of understanding our fundamental aspects based on your employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature; (ii) you have an apparent understanding of (a) the fundamental risks and possible financial hazards of this type of investment; (b) the lack of liquidity of this investment; (c) the Managing Member's role in directing or managing the investment; and (d) the tax consequences of the investment; and
(iii) you have the financial capability to invest in the Units.

         By executing the Subscription Agreement, your Participating Broker acknowledges its determination that the Units are a suitable investment for you. Each Participating Broker is required to represent and warrant that it has complied with all applicable laws in determining the suitability of the Units as an investment for you. The Dealer Manager and/or the Participating Brokers must maintain a record of the information obtained to determine that an investor meets the suitability standards and a representation of the investor that the investor is investing for the investor's own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards, for at least six years.

Compensation

         We will pay the Dealer Manager Selling Commissions equal to up to seven percent (7%) of the Gross Proceeds on all Units sold for serving as the Dealer Manager of the Offering and for the sale of Units through its efforts. All or a portion of these Selling Commissions may be paid to Participating Brokers, as compensation for their services in soliciting and obtaining subscribers for the purchase of Units. We will pay an additional two percent (2%) of the Gross Proceeds to the Dealer Manager as a Marketing Support Fee for marketing fees, wholesaleing fees, expense reimbursements, bonuses and incentive compensation. All or a portion of the Marketing Support Fee may be paid to the Participating Brokers. We will also pay the Dealer Manager a Non-Accountable Expense Allowance of one percent (1%) of the Gross Proceeds for reimbursement of costs incurred in connection with the sale of the Units and a Due Diligence Expense Allowance Fee of one half of one percent (.05%) of the Gross Proceeds on all Units sold. All or a portion of these fees may be paid to the Participating Brokers.

    The total amount of underwriting  compensation, including  commissions, due  diligence fees  and  reimbursement of  expenses paid in connection with the
offering, wil   not  exceed (14.5%)  of Gross  Proceeds.  See  "Estimated Use of
Proceeds" and "Management Compensation."

Volume Discounts

         Investors purchasing in excess of $250,000 worth of Units (501 Units) will be entitled to a reduction in the selling commission payable in connection with the sale of these Units in accordance with the following schedule:


 Amount of Purchaser's Investment                Re-Allowed Commissions Per Unit
---------------------------------                -------------------------------
    From            To            Price Per Unit        Percent    Dollar Amount
-------------  -------------      --------------        -------    -------------


      $1,000      $250,000         $500.00                7.0%        $35.00
    $250,001      $500,000         $495.00                6.0%        $30.00
    $500,001    $1,000,000         $490.00                5.0%        $25.00
  $1,000,001    $5,000,000         $485.00                4.0%        $20.00
  $5,000,001   $10,000,000         $480.00                3.0%        $15.00
 $10,000,001   $20,000,000         $475.00                2.0%        $10.00



         Any such reduction in the Selling Commission for volume discounts will be credited to the "purchaser," as defined below, by reducing the total purchase price otherwise payable by the "purchaser." For example, if you purchase 2,000 Units, you could pay as little as $980,000 rather than $1,000,000 for the Units, in which event the Selling Commissions on the sale of such Shares would be $60,000 ($30 per Unit). The net proceeds we receive will not be affected by such discounts.

         Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," provided all such Units are purchased through the same Participating Broker or through the Dealer Manager. The volume discount will be prorated among the separate subscribers considered to be a single Purchaser (as hereinafter defined). Further subscriptions for Units will not be combined for purposes of the volume discount in the case of subscriptions by any "purchaser" who subscribes for additional Units subsequent to the purchaser's initial purchase of Units.

         For purposes of such volume discounts, "purchaser" includes (1) an individual, his or her spouse, and their children under the age of 21, who purchase the Units for his, her or their own accounts, and all pension or trust funds established by each such individual; (2) a corporation, partnership, limited liability company association, joint stock company, trust fund, or any organized group of persons, whether incorporated or not (provided that the entities described in this clause (2) must have been in existence for at least six months before purchasing the Units and must have formed such group for a purpose other than to purchase the Units at a discount); (3) an employee's trust, pension, profit-sharing, or other employee benefit plan qualified under
Section 401 of the Code; and (4) all pension, trust, or other funds maintained by a given bank. In addition, the Managing Member, in its sole discretion, may aggregate and combine separate subscriptions for Units received during the offering period from (a) the Dealer Manager or the same Participating Broker;
(b) investors whose accounts are managed by a single investment adviser registered under the Investment Advisers Act of 1940; (c) investors over whose accounts a designated bank, insurance company, trust company, or other entity exercises discretionary investment responsibility; or (d) a single corporation, partnership, trust association, or other organized group of persons, whether incorporated or not and whether such subscriptions are by or for the benefit of such corporation, partnership, trust association, or group. Except as provided in this paragraph, subscriptions will not be cumulated, combined, or aggregated.

         Any request to combine more than one subscription must be made in writing in a form satisfactory to the Managing Member and must set forth the basis for such request. Any such request will be subject to verification by the Dealer Manager that all of such subscriptions were made by a single "purchaser." If a "purchaser" does not reduce the per Unit purchase price, the excess purchase price over the discounted purchase price will be returned to the actual separate subscribers for Units.

         Any reduction in commissions will reduce the effective purchase price per Unit to the Unitholder involved but will not alter the net proceeds payable to us as a result of such sale. All Unitholders will be deemed to have contributed the same amount per Unit to us whether or not the Unitholder receives a discount. Accordingly, for purposes of distributions, Unitholders who pay reduced commissions will receive higher returns on their investments in us as compared to Unitholders who do not pay reduced commissions.

                                 WHO MAY INVEST

         This Offering is directed only to persons of legal age in the state of his or her residence who have substantial net worth or substantial recurring income or both. Transfer of Units is subject to certain conditions and the investment is illiquid because there is no ready market for the Units and no trading market is expected to develop. See "Summary of the Operating Agreement." Units will be sold only to Persons representing that they have either (i) a net worth of at least $225,000 exclusive of their home, home furnishings and personal automobiles, or (ii) a net worth of at least $70,000 exclusive of their home, home furnishings and personal automobiles, and annual gross income in excess of $70,000. In the case of the purchase of Units by fiduciary accounts, one of the foregoing conditions must be met by the fiduciary or by the fiduciary account or by the donor who directly or indirectly supplies the funds for the purchase of the Units. In the case of gifts to minors, one of the foregoing conditions must be met either by the custodian or by the person who directly or indirectly supplies the funds for such purchase. Assignees may be required to comply with these requirements under the securities laws of the state of the transfer and in order to be admitted as a Unitholder.

         The agreement between the Dealer Manager and Participating Brokers requires your Participating Broker to make inquiries of you as required by law in order to determine whether a purchase of Units is suitable for you. Your Participating Broker is required to promptly transmit to the Managing Member all fully completed and duly executed Subscription Agreements. The Dealer Manager will also be subject to this requirement. The Managing Member will maintain for at least six years records evidencing your compliance with the suitability requirements described above.

         The suitability standards referred to above represent minimum suitability requirements for prospective investors and do not necessarily mean that the Units are a suitable investment for such investors. You may not be able to liquidate your investment in the Units in the event of a financial emergency, and, therefore, you should consider an investment in the Units only as a long-term investment.

        An investment in the Units may also be suitable for tax-exempt entities, including Qualified Plans. See "Federal Income Tax Considerations - Qualified Plan Investors" and "ERISA Considerations."

         We anticipate that comparable suitability standards will be imposed by us in connection with any resale of Units. Any resale of Units is subject to various restrictions and may result in substantial adverse tax consequences. See "Summary of the Operating Agreement" and "Federal Income Tax Considerations".

                                HOW TO SUBSCRIBE

         You may purchase Units if you meet the suitability standards described above under "Who May Invest" by doing the following:

         1. Read the entire Prospectus and any current supplement(s) and the Operating Agreement, set forth as Exhibit "A" to the Prospectus.

         2. Fill out and sign the Subscription Agreement. A copy of the Subscription Agreement and Power of Attorney and instructions is Exhibit "C" to the Prospectus.

         3. Make your check payable to "Southern California Bank Escrow No. 12563-GG for Cornerstone Fund I".

         4. Send your Subscription Agreement and check to your Participating Broker.

         By purchasing Units, you confirm that you meet the suitability standards for purchasers of Units and agree to be bound by all of the terms of the Subscription Agreement and the Operating Agreement.

         Within ten days (and generally within twenty-four hours) of our receipt of your Subscription Agreement, we will accept or reject your subscription. If your subscription is accepted, we will mail you a confirmation within three days. If your subscription is rejected, your check and Subscription Agreement will be promptly returned to you, without interest or deduction, within ten days after receipt.

         Subscriptions made through Qualified Plans must be processed through and forwarded to us by an approved trustee. In the case of Qualified Plan subscribers, the confirmation will be sent to the trustee.

                           SUPPLEMENTAL SALES MATERIAL

         In addition to this Prospectus, we will utilize certain sales material in connection with the Offering of the Units, including an investor sales promotion brochure, an investment summary, a fact sheet to be used internally by broker/dealers, a CD ROM, an audio tape, a video tape, form letters, and third-party articles. We will also establish an internet web site which may be accessed by potential purchasers of Units.

         Other than as described herein, we have not authorized the use of other sales material (including fact sheets or marketing bulletins which are expressly labeled for broker/dealer use only). The Offering is made only by means of this Prospectus. Although the information contained in such sales material does not conflict with any of the information contained in this Prospectus, Units are being offered only through this Prospectus. The sales material does not purport to be complete and should be read only in conjunction with this Prospectus.


                                  LEGAL MATTERS

         Inquiries  or  requests  for  information  should  be  directed  to the
Managing  Member  at  4590  MacArthur  Boulevard,   Suite  610,  Newport  Beach,
California 92660, Attention: Investor Services Department.

         The law firm of Oppenheimer Wolff & Donnelly LLP, serves as securities counsel to the Fund, the Managing Member, and certain of its Affiliates, and will render an opinion with respect to certain material federal income tax issues relating to this offering. See Exhibit "B" - Form of Tax Opinion. In addition, a copy of such securities counsel's opinion concerning the organization and existence of the Fund and the valid issuance and non-accessibility of the Units will be supplied to you or your representative upon written request to the Managing Member at 4590 MacArthur Boulevard, Suite 610, Newport Beach, California 92660, Attention: Investor Services Department.

                              AVAILABLE INFORMATION

         We have filed a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, with respect to the Units offered pursuant to this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to us and the Units we are offering, reference is made to the Registration Statement and such exhibits.

         We will become subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, we will file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") pursuant to the Exchange Act.

         The Registration Statement, including exhibits, and the reports, proxy statements and other information filed by us can be inspected without charge at, or copies obtained upon payment of the prescribed fees from, the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains Registration Statements, reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis, and Retrieval System. This Web site can be accessed at http://www.sec.gov.

         Statements contained in this Prospectus as to the contents of any contract or other document which is filed as an Exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

         In addition to applicable legal requirements, if any, we will make annual reports containing audited financial statements with a report thereon from our independent public accountants and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year available to the Unitholders upon request.

                             ADDITIONAL INFORMATION

         The Managing Member will answer all inquiries from you and your representatives concerning any matters relating to the offer and sale of the Units, and will give you and your representatives the opportunity to review any documents referred to in this Prospectus or any other documents relating to investment in properties and the opportunity to obtain any additional information necessary to verify the accuracy of any representations or information set forth in this Prospectus (to the extent that the Managing Member possesses such information, or can acquire it without unreasonable effort or expense).

                              FINANCIAL STATEMENTS

     As of March 20, 1999, the fund had not been captialized and the Managing Member had been only minimally capitalized. Accordingly, audited financial statements for these entities have not been provided. Prior to the effective date of this Prospectus, the Managing Member will have net equity of $1,000,000 resulting from the contribution of a $1,000,000 note receivable from an affiliate of one of its members. The note, which will mature six months after the date contributed, will bear simple interest at 6% per annum and will be secured by an irrevocable letter of credit.

                            PRIOR PERFORMANCE TABLES


         The prior performance tables that follow present certain information regarding private placement programs previously sponsored by Affiliates of the Managing Member. The information presented in the tables represents certain historical experience of thirteen private real estate programs organized and managed by Affiliates of the Managing Member. The prior private programs utilized substantial amounts of acquisition debt and had investment policies and objectives different than ours. This information should not be considered as indicative of the results to be obtained by any investment in our Fund. The information contained in these tables does not relate to any properties our Fund may acquire and the purchase of the Units will not create any ownership interest in the programs included in these tables.

         Our Fund is designed for all cash property purchases to generate maximum cash flow from operations, with returns also anticipated from property value appreciation. Our Fund does not have significant tax shelter features. The prior private placement programs of the Affiliates were oriented more towards capital growth with a modest near-term emphasis on cash flow.

         The Tables described below contain certain information on the prior programs, but none of the information in the Tables is covered by the report of an independent certified public accountant. The purpose of the Tables is to provide information from the prior performance of the Affiliates of the Managing Member. For a narrative summary of the prior performance of the Affiliates of the Managing Member , see "Prior Performance" at page 15 in the text of the Prospectus.

TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

         The purpose of Table I is to present information as to the previous performance of the Affiliates of the Managing Member in raising funds through programs the offering of which closed during the period of January, 1995 through August, 1998. The Managing Member and its Affiliates have not previously participated in a public program.


TABLE II - COMPENSATION TO SPONSOR AND AFFILIATES

         Table II summarizes the compensation paid to Affiliates during the years 1995 through 1997 and the eight months ended August 31, 1998 for all programs, the offering of which closed during such period. Also summarized in the aggregate is compensation received from all other programs during the same period. The compensation as used in these Tables includes acquisition fees, real estate commissions, property management and administrative fees, construction supervision fees, and proceeds from the sale or refinancing of the properties.


TABLE III - OPERATING RESULTS FROM PRIOR PROGRAMS

         Table III summarizes the operating results for programs which were formed during the years 1992 through 1997 and the eight months ended August 31, 1998. The basis for accounting is indicated on each program report. Generally, the information is presented on a Generally Accepted Accounting Principles
(GAAP) basis. However, some of the Programs maintained their financial statements on a tax basis and they are noted accordingly. On these Programs, the GAAP basis reporting would include differences in such matters as accrual and recognition of income and expense items, capitalization, depreciation and amortization bases and periods.


TABLE IV - RESULTS OF COMPLETE PROGRAMS

         Table IV summarizes the operating and disposition results of programs that have completed operations (no longer hold properties) during the years 1992 through 1997 and the eight months ended August 31, 1998.

TABLE V - SALE OR DISPOSAL OF PROPERTY

         Table V identifies the sales or disposals of properties by program and the details of the cash received on closing.


TABLE VI - GENERAL INFORMATION OF PROJECTS

         Table VI provides general information of each individual program including location, type of commercial property, square footage, date of purchase, number of units at time of purchase and the number of units sold.


TABLE I

                                    EXPERIENCE IN RAISING AND INVESTING FUNDS - JANUARY 1, 1995 THROUGH AUGUST 31,1998


                             Van Buren            Baldwin              Torrance             Carson                Carson
                             Business Park        Business Park        Amapola              Industrial            Industrial
                             Partners             Partners             Partners             Partners - Phase I    Partners- Phase II

Dollar amount offered        1,572,781            2,186,400            1,601,046            529,677               2,223,323
Dollar amount raised (100%)  1,572,781  100.00%   2,186,400  100.00%   1,601,046 100.00%    529,677   100.00%     2,223,323  100.00%

Less offering expenses:
  Organization expenses         13,419    0.85%      33,937    1.55%       2,544   0.16%        430     0.08%         1,693    0.08%
  Equity placement &
      administrative fees      132,300    8.41%      67,000    3.06%     162,955  10.18%
  Investment acquisition fees        0    0.00%           0    0.00%      25,000   1.56%     13,949     2.63%        58,551    2.63%
  Offering administrative
          & selling expenses         0    0.00%      17,364    0.79%           0   0.00%
Reserves                         5,000    0.32%         400    0.02%       4,478   0.28%        577     0.11%         2,423    0.11%
                             ---------  ------     --------    ----    ---------   ----     -------     ----      ---------    ----

Amount Available for
   Investment                1,422,062   90.42%   2,067,699   94.57%   1,406,069  87.82%    514,721    97.18%     2,160,656   97.18%


   Prepaid items and
     fees related to
     purchase of property        8,488    0.25%      42,039    0.64%      18,960   0.45%      3,973     0.28%         3,817    0.06%
   Cash down payment         1,155,037   34.44%   1,690,190   25.74%     854,536  20.40%    357,401    24.94%     1,500,191   24.95%
   Mortgage financing        2,000,000   59.64%   4,700,000   71.58%[2]3,150,000  75.18%  1,038,960    72.51%     4,361,040   72.53%
   Building improvements
     paid outside of escrow     71,380    2.13%           0    0.00%           0   0.00%      4,540     0.32%        30,535    0.51%
   Acquisition fees            118,500    3.53%     134,000    2.04%     166,316   3.97%     27,898     1.95%       117,102    1.95%
                             ---------  ------     --------    ----    ---------   ----     -------     ----      ---------    ----
Total acquisition costs      3,353,405  100.00%   6,566,229  100.00%   4,189,812 100.00%  1,432,772   100.00%     6,012,685  100.00%

Percent leverage
  (mortgage financing           59.64%               71.58%               75.18%             72.51%                  72.53%
divided by total
  acquisition cost)

Date offering began            May-95                 Dec-96              Dec-95             Aug-97                  Aug-97
Length of offering
(in months)                     [1]                     [1]                [1]                [1]                      [1]

Months to invest 90% of amount
   available for investment     [1]                     [1]                [1]                [1]                      [1]

[1] Offering was made within thirty days of acquiring the property.

[2] "The original loan agreement included an additional loan holdback of $660,000 available for leasing commissions, construction costs for tenant improvements and accrued interest.  The program has not requested additional disbursements relating to these available holdbacks."


                                                              TABLE II

                                     COMPENSATION TO SPONSOR JANUARY 1, 1995 THROUGH AUGUST 1998
                                                                                                                 All Other Programs-
                             Van Buren        Baldwin         Torrance     Carson        Carson                         Seven
                             Business Park    Business Park   Amapola      Industrial    Industrial                Commercial Real
Type of Compensation         Partners         Partners        Partners     Partners-I    Partners - Phase II     Estate Programs
                             -------------    -----------     --------     ----------    -------------------     -------------------

                                                                                                                    Jun-92
Date offering commenced      May-95           Dec-96          Dec-95       Aug-97        Aug-97                  through Oct-93

Dollar amount raised       1,572,781          2,186,400       1,601,046    529,677       2,223,323               5,365,372

Amount paid to sponsor
 from proceeds of
  offering:
    Investment
     acquisition fees              0                  0          25,000          0               0                       0
    Acquisition fees         118,500            134,000         166,316      27,898        117,102                       0
    Equity appreciation
     prior to funding              0                  0               0          0               0                 320,461
                          ----------          ---------       ---------    -------        --------               ---------
                             118,500            134,000         191,316     27,898         117,102                 320,461
                          ==========          =========       =========    =======       =========               =========

Dollar amount of cash
   generated from
   operations before
   deducting
   payments to sponsor       224,618            505,777         624,188    170,989         224,225                757,762

Amount paid to sponsor from
 operations:
 Property management fees     50,055[1]               0          98,639[1]  16,009[1]       38,290[1]             393,433[1]
 Administrative service
   fees                        5,402[2]          29,400[2]            0      5,758[2]       24,454[2]              16,307[2]
 Lease commissions             7,662[3]         151,478[3]      109,203[3]   7,100[3]       38,181[3]             311,706[3]
 Construction supervision fee      0                 56          20,318      1,291          22,850                 40,886
                             ----------         ---------       -------     ------         -------                -------
                              63,119            180,934         228,160     30,158         123,775                762,332
                              ======            =======         =======     ======         =======                =======

Dollar amount of property
 sales and and refinancing
 before deducting payments
 to sponsor:
        Cash               2,548,000                  0         149,582          0               0             29,693,004
        Notes                      0                  0               0          0               0                      0
                           ---------           --------         -------     ------         -------             ---------
                           2,548,000                  0         149,582          0               0             29,693,004
                           =========           ========         =======     ======          ======             ==========

Amount paid to
 sponsor from
 property sales
 and refinancing:
   Real estate
     commissions              31,895                  0               0          0               0                517,954
   Incentive fees                  0                  0               0          0               0                      0
                             -------           --------         -------     ------         -------             ----------
                              31,895                  0               0          0               0               517,954
                             =======           ========         =======     ======          ======             ==========

[1]  The program paid management fees directly to the sponsor who paid a third-party company to provide the actual property management services with the sponsor providing supervisory and ancillary management services. The amounts below reflect the net compensation to the sponsor:

  Total property
  management fees
    paid to sponsor           50,055                  0          98,639     16,009          38,290               393,433
  Less: Amount paid
    by sponsor to
    third party               40,997                  0          91,193          0               0               359,606
                             -------           --------         -------     ------         -------               --------
Net property
   management fees
   earned by sponsor           9,058                  0           7,446     16,009          38,290                33,827
                             =======           ========         =======     ======         =======             ==========

[2] The program paid partnership management & administrative fees directly to the sponsor who paid a third-party company who provided partnership referral and management services. The amounts below reflect the net partnership management & administrative fees compensation to the sponsor:
    Total partnership
      management fees
      paid to sponsor          5,402             29,400               0      5,758          24,454                16,307
    Less: Amount paid
      by sponsor to
      third party                  0              4,410               0          0               0                     0
                              ------           --------         -------     ------          -------              -------
Net partnership
     management fees
     earned by sponsor         5,402             24,990               0     5,758           24,454               16,307
                             =======           ========         =======     ======         =======             ==========
[3]  The program paid leasing commission fees directly to the sponsor who incurred fees paid to a third-party company that provided or assisted in the actual leasing services. The amounts below reflect the net leasing commission compensation to the sponsor:

      Total leasing
       commission fees
       paid to sponsor         7,662            151,478         109,203      7,100          38,181              311,706
      Less: Amount paid
        by sponsor to
        third party            7,662             87,578          70,740          0           5,362              219,663
                              ------           --------         -------      ------         ------              -------
Net commission fees
   earned by sponsor               0             63,900          38,463      7,100          32,819               92,043
                             =======           ========         =======      ======        =======             ========

                                                            TABLE III

                                                  VAN BUREN BUSINESS PARK PARTNERS

                                                     BASIS OF ACCOUNTING - GAAP

                                                 OPERATING RESULTS OF PRIOR PROGRAMS

                                          1995 [1]        1996            1997              01/01/98-08/31/98

Gross Revenues                              208,082       344,047          291,914             202,281
Profit on sale of properties                311,439             0          103,535             222,774
Less: Operating expenses                     74,461       122,106          136,305              75,175
      Interest expense                       88,976       168,573          162,346              87,274
      Depreciation & amortization            37,443        67,958           62,038              37,305
                                           --------      -------           ------              -------
Net Income-GAAP Basis                       318,641       (14,590)          34,760             225,301
                                            =======       ========          ======             =======

Taxable Income
   -    from operations                       8,993       (16,091)         (68,776)              N/A
   -    from gain on sale                   311,149             0          103,536               N/A


Cash generated from operations               64,882        58,484           14,204              23,929
Cash generated from sales - net           1,176,624             0          341,834             627,366
Cash generated from refinancing                   0       230,000                0                   0
                                          ---------       -------           ------             -------
Cash generated from operations,
   sales and refinancing                  1,241,506       288,484          356,038             651,295

Less: Cash distributions to
      investors
   -    from operating cash flow             64,882        58,484           14,204              23,929
   -    from sales and refinancing          435,118       169,216          140,796             276,071
   -    from return of capital                    0             0                0                   0
                                           --------       -------           ------             -------
                                            500,000       227,700          155,000             300,000
                                           ========       =======           ======             =======
Cash generated (deficiency) after
  cash distributions                        741,506        60,784          201,038             351,295

 Special items:
  - Partner's capital contributions       1,572,781             0                0                   0
  - Borrowing secured by property         2,000,000             0                0                   0
  - Reserve retained in sub-tier
    Partnership                              (5,000)            0                0                   0
  - Capitalized loan fees &
    Organization costs                      (76,645)       (2,867)               0                   0
  - Capitalized equity
    placement fee                          (132,300)            0                0                   0
  - Property acquisitions and
    improvements                         (3,353,405)       (2,314)          (4,574)                  0
  - Decrease in borrowings
    secured by property                    (630,671)      (11,787)        (203,802)           (335,026)
                                          ----------      --------           ------            -------
Cash generated (deficiency)
after cash distributions and
  special items                             116,266        43,816           (7,338)             16,269
                                          =========       =======           ======             =======
Tax and Distribution Data per
     $1000 Invested
Federal Income Tax Results:
  Ordinary income(loss)
  - from operations                          5.7           (10.2)           (43.7)                N/A
  - from recapture                           0.0             0.0              0.0                 N/A
   Capital gain(loss)                      197.8[2]          0.0             65.8                 N/A

Cash Distributions to Investors
  Source (on GAAP basis)
    - Investment income                    202.6             0.0             12.8                143.3
    - Return of capital                    115.3           144.8             85.7                 47.5
  Source (on cash basis)
     - Operations                            0.0             0.0              0.0                  0.0
     - Refinancing                           0.0           144.8              0.0                  0.0
     - Sales                               317.9             0.0             98.6                190.7


Amount  remaining invested at
 the end of the period                      88.47%         73.06%           65.42%                60.67%


[1]  For period 04/24/95 (inception) through 12/31/95.

[2] Due to the holding period of the asset, the entire gain was recognized as ordinary income on the tax return.

                                                             TABLE III

                                                   BALDWIN BUSINESS PARK PARTNERS

                                                     BASIS OF ACCOUNTING - GAAP

                                                 OPERATING RESULTS OF PRIOR PROGRAMS

                                              1996 [1]                        1997           01/01/98-08/31/98

Gross Revenues                                  71,672                       1,034,319            703,583
Profit on sale of properties                         0                               0                  0
Less:      Operating expenses                   20,718                         408,392            258,495
           Interest expense                     32,100                         426,285            280,872
           Depreciation & amortization           7,217                         152,558            115,185
                                                ------                       ---------            -------
Net Income-GAAP Basis                           11,637                          47,084             49,031
                                                ======                       =========            =======

Taxable Income
   -from operations                              7,374                          60,171                N/A
   -from gain on sale                                0                               0                N/A
                                                 ------                       ---------            -------
Cash generated from operations                  78,275                         164,440             82,184
Cash generated from sales                            0                               0                  0
Cash generated from refinancing                      0                               0                  0
                                                ------                       ---------            -------
Cash generated from operations,
   sales and refinancing                        78,275                         164,440             82,184

Less:  Cash distributions to investors
       from operating cash flow                      0                          60,294             60,027
       from sales and refinancing                    0                               0                  0
       from return of capital                        0                               0                  0
                                                ------                       ---------            -------
                                                     0                          60,294             60,027
                                                ------                       ---------            -------

Cash generated (deficiency) after cash
   distributions                                78,275                         104,146             22,157

 Special items:
  Partner's capital contributions            2,186,400                               0                  0
  Borrowing  secured by property             4,700,000                               0                  0
  Accrued  property acquisition fees             9,545                          (9,545)                 0
  Reserve retained in sub-tier
     Partnership                                  (400)                              0                  0
  Capitalized loan fees & organization
     cost                                     (170,373)                        (22,781)                 0
  Loans from/(to) Affiliates                         0                            (338)               338
  Capitalized equity placement fees            (67,000)                              0                  0
  Property acquisitions and
     improvements                           (6,566,229)                        (22,651)           (88,974)
  Decrease in borrowings
        secured by property                     (3,198)                        (38,371)           (25,580)

Cash generated (deficiency) after cash
   distributions and special items             167,020                          10,460            (92,059)

Tax and Distribution Data per $1000
Invested Federal Income Tax Results:
     Ordinary income(loss)
      - from operations                            3.4                             27.5          N/A
       - from recapture                            0.0                              0.0          N/A
     Capital gain(loss)                            0.0                              0.0          N/A

Cash Distributions to Investors
      Source (on GAAP basis)
        - Investment income                        0.0                             26.9            22.4
        - Return of capital                        0.0                              0.7             5.0
      Source (on cash basis)
       - Operations                                0.0                             27.6            27.5
       - Refinancing                               0.0                              0.0             0.0
       - Sales                                     0.0                              0.0             0.0

Amount  remaining invested at
         the end of  the period                   100%                             99.93%          99.43%

(expressed as a percentage of the amount originally invested in the property)

[1] For period 11/08/96 (inception) through 12/31/96.

[2] The Partnership files the tax return on the cash basis which result in differences between net income - GAAP basis and taxable income from accounts payable and adjustments.

                                                          TABLE III

                                                      TORRANCE AMAPOLA PARTNERS

                                                     BASIS OF ACCOUNTING - GAAP

                                                 OPERATING RESULTS OF PRIOR PROGRAMS

                                                1995 [1]                  1996                    1997       01/01/98-08/31/98

Gross Revenues                                   40,337                 712,378                 698,382         478,165
Profit on sale of properties                          0                       0                       0               0
Less:           Operating expenses                5,171                 265,312                 210,186         146,787
                Interest expense                 14,372                 289,747                 301,001         203,452
                Depreciation & amortization       3,914                  86,675                 104,574          77,482
                                                  -----                  ------                 -------          ------
Net Income-GAAP Basis                            16,880                  70,644                  82,621          50,444
                                                 ======                  ======                  ======          ======

Taxable Income
           -    from operations                   2,317                  85,900                  87,371           N/A
           -    from gain on sale                     0                       0                       0


Cash generated from operations                   24,401                 154,828                 131,640         105,477
Cash generated from sales                             0                       0                       0               0
Cash generated from refinancing                       0                       0                 149,582               0
                                                  -----                  ------                 -------          ------
Cash generated from operations,
   sales and refinancing                         24,401                 154,828                 281,222         105,477

Less:  Cash distributions to investors
           -    from operating cash flow              0                 100,000                 100,000               0
           -    from sales and refinancing            0                       0                       0               0
           -    from return of capital                0                       0                       0               0
                                                  -----                  ------                 -------          ------
                                                      0                 100,000                 100,000               0
                                                  -----                  ------                 -------          ------

Cash generated (deficiency) after cash
   distributions                                 24,401                  54,828                 181,222         105,477

 Special items:
   - Partner's capital contributions          1,601,048                       0                       0               0
   - Borrowing  secured by property           3,150,000                       0                       0               0
   - Accrued property acquisition fee             9,350                  (9,350)                      0               0
   - Reserve retained in sub-tier
            Partnership                          (5,000)                      0                       0               0
   - Acquisition fee paid directly by           (25,000)                      0                       0               0
   - Capitalized loan fees &
            Organization costs                  (83,450)                 (8,671)                      0               0
   - Loans from/(to) Affiliates                 (60,889)                 60,789                       0               0
   - Capitalized  equity placement fee          (92,258)                (70,697)                      0               0
   - Property acquisitions and
       improvements                           4,189,812                (127,172)               (150,815)        (20,191)
   - Decrease in borrowings secured
       by property                                    0                 (29,993)                (33,538)        (24,487)

Cash generated (deficiency) after cash
   distributions and special items              328,388                (130,266)                 (3,131)         60,799
                                              =========                ========                 ========         =======

Tax and Distribution Data per $1000
Invested Federal Income Tax Results:
      Ordinary income(loss)
           - from operations                        1.4                    53.7                    54.6           N/A
           - from recapture                         0.0                     0.0                     0.0           N/A
      Capital gain(loss)                            0.0                     0.0                     0.0           N/A

Cash Distributions to Investors
                Source (on GAAP basis)
                          - Investment income       0.0                    54.7                    51.6             0.0
                          - Return of capital       0.0                     7.8                    10.9             0.0
                Source (on cash basis)
                          - Operations              0.0                    62.5                    62.5             0.0
                          - Refinancing             0.0                     0.0                     0.0             0.0
                          - Sales                   0.0                     0.0                     0.0
                                                                                                                    0.0

Amount remaining invested at
the end of the period                           100.00%                  99.22%                  98.14%          98.14%


[1]             For period 12/18/95 (inception) through 12/31/95.


                                    TABLE III

                      CARSON INDUSTRIAL PARTNERS - PHASE I

                           BASIS OF ACCOUNTING - GAAP

                       OPERATING RESULTS OF PRIOR PROGRAMS
                                                                  01/01/98
                                               1997 [1]          -08/31/98
                                               --------          ---------

Gross Revenues                                119,977             218,094
Profit on sale of properties                        0                   0
Less: Operating expenses                       36,744              74,673
      Interest expense                         35,396              60,320
      Depreciation & amortization               7,818              15,742
                                                -----              ------
Net Income-GAAP Basis                          40,019              67,359
                                               ======              ======

Taxable Income
      - from operations                        36,239                N/A
      - from gain on sale                           0                N/A


Cash generated from operations                 54,174              78,360
Cash generated from sales                           0                   0
Cash generated from refinancing                     0                   0
                                                -----              ------
Cash generated from operations,
   sales and refinancing                       54,174              78,360

Less:  Cash distributions to investors
    - from operating cash flow                      0             4,620
    - from sales and refinancing                    0                 0
    - from return of capital                        0                 0
                                                -----            ------
                                                    0             4,620
                                                -----            ------
Cash generated (deficiency) after cash
   distributions                               54,174            73,740

 Special items:
   - Partner's capital contributions          529,677                 0
   - Borrowing  secured by property         1,038,960                 0
   - Reserve retained in sub-tier
        Partnership                              (577)                0
   - Capitalized loan fees &
     organization costs                       (29,650)                0
   - Loans from/(to) affiliates                    19               289
   - Capitalized syndication costs            (13,949)                0
   - Property acquisitions and
           improvements                    (1,432,772)          (43,975)
   - Decrease in borrowings secured
           by property                         (3,597)           (7,902)
                                            ---------            -------
Cash generated (deficiency) after cash
   distributions and special items            142,285            22,152
                                              =======            ======

Tax and Distribution Data per
$1000 Invested Federal Income
Tax Results:
   Ordinary income(loss)
              - from operations                68.4                 N/A
              - from recapture                  0.0                 N/A
   Capital gain(loss)                           0.0                 N/A

Cash Distributions to Investors
    Source (on GAAP basis)
              - Investment income               0.0                (8.7)
              - Return of capital               0.0                 0.0
    Source (on cash basis)
              - Operations                      0.0                (8.7)
              - Refinancing                     0.0                 0.0
              - Sales                           0.0                 0.0


Amount  remaining invested at
       the end of  the period                 100%                100%

(expressed as a percentage of the amount originally invested in the property)

[1] For period 04/14/97 (inception) through 12/31/97.

                                   TABLE III

                      CARSON INDUSTRIAL PARTNERS - PHASE II

                           BASIS OF ACCOUNTING - GAAP

                       OPERATING RESULTS OF PRIOR PROGRAMS

                                                               01/01/98-
                                                1997 [1]       08/31/98

Gross Revenues                                  270,880         516,134
Profit on sale of properties                          0               0
Less:  Operating expenses                        75,987         144,545
       Interest expense                         148,579         251,767
       Depreciation & amortization               27,804          60,160
                                                 ------          ------

Net Income-GAAP Basis                            18,510          59,662
                                                 ======          ======

Taxable Income
           -    from operations                  10,074           N/A
           -    from gain on sale                     0           N/A


Cash generated from operations                   47,782         122,565
Cash generated from sales                             0               0
Cash generated from refinancing                       0               0
                                                 ------          ------
Cash generated from operations,
   sales and refinancing                         47,782         122,565

Less:  Cash distributions to investors
           -    from operating cash flow              0          19,392
           -    from sales and refinancing            0               0
           -    from return of capital                0               0
                                                 ------          ------
                                                      0          19,392
                                                 ------          ------
Cash generated (deficiency) after cash
   distributions                                 47,782         103,173

Special items:
   -  Partner's capital contributions         2,223,323               0
   -  Borrowing  secured by property          4,361,040               0
   -  Reserve retained in sub-tier
        partnership                              (2,423)              0
   -  Capitalized loan fees
         & organization                        (116,948)              0
   -  Loans from/(to) Affiliates                     81           1,211
   -  Capitalized syndication costs             (58,551)              0
   -  Property acquisitions and
        improvements                         (6,012,685)       (272,340)
   -  Decrease in borrowings
        secured by property                     (15,097)        (33,168)
                                             ----------        ---------
Cash generated (deficiency) after cash
   distributions and special items              426,522        (201,124)

Tax and Distribution Data per
      $1000 Invested
Federal Income Tax Results:
      Ordinary income(loss)
                - from operations                   4.5             N/A
                - from recapture                    0.0             N/A
      Capital gain(loss)                            0.0             N/A

Cash Distributions to Investors
       Source (on GAAP basis)
                 - Investment income                0.0            (8.7)
                 - Return of capital                0.0             0.0
       Source (on cash basis)
                 - Operations                       0.0            (8.7)
                 - Refinancing                      0.0             0.0
                 - Sales                            0.0             0.0


Amount  remaining invested at the
    end of the period                             100%            100%

(expressed as a percentage of the amount originally invested in the property)

[1] For period 04/14/97 (inception) through 12/31/97.

                                                            TABLE III

                                                       TAMARACK BREA PARTNERS

                                              BASIS OF ACCOUNTING - MODIFIED CASH BASIS

                                                 OPERATING RESULTS OF PRIOR PROGRAMS
                                                                                                                         01/01/98-
                                       1993 [1]         1994          1995             1996             1997          08/31/98

Gross Revenues                         159,327            362,123       357,188          291,018        211,574        141,984
Profit on sale of properties            60,044             49,405        97,048                0        166,032        137,030
Less: Operating expenses                48,892            165,695       139,213          109,548        134,436         68,712
      Interest expense                  62,571            106,566       123,574          107,735         73,032         26,535
      Depreciation & amortization       26,019             52,875        52,912           44,017         38,266         23,737
                                        ------             ------        ------           ------         ------         ------

Net Income-Modified Cash Basis          81,889             86,392       138,537           29,718        131,872        160,030
                                        ======             ======       =======           ======        =======        =======

Taxable Income
      - from operations                 21,845            36,987        41,489           29,718        (34,160)          N/A
      - from gain on sale               60,044 [2]        49,405        97,048                0        166,032           N/A


Cash generated from operations          78,386 [3]        74,321 [3]    88,909 [3]       64,033 [3]     (2,220)[3]      35,703 [3]
Cash generated from sales              236,164           232,256       419,840                0        647,924         458,202
Cash generated from refinancing              0                 0             0                0              0               0
                                       -------           -------       -------          -------        -------         -------
Cash generated from operations,
   sales and refinancing               314,550           306,577       508,749           64,033       645,704          493,905

Less:  Cash distributions
       to investors
   - from operating cash flow                0                 0             0                0             0                 0
   - from sales and refinancing              0           178,150       125,000                0             0                 0
   - from return of capital                  0                 0             0                0             0                 0
                                       -------           -------       -------          -------        ------          --------

                                             0           178,150       125,000                0             0                 0
                                       -------           -------       -------          -------        ------          --------

Cash generated (deficiency
 after cash distributions              314,550           128,427       383,749           64,033       645,704           493,905

 Special items:
   - Partners capital contribution     925,000
   - Loans from/(to) Affiliates        (60,380)           31,380        12,500                0        16,500                  0
   - Borrowing secured by property   1,900,000                 0             0                0             0                  0
   - Capitalized loan fees
      and organization costs            (6,819)                0             0                0             0                  0
   - Property acquisitions and
      improvements                  (2,764,561)                0        (5,913)          (8,312)      (10,995)            (9,331)
   - Decrease in borrowings
      secured by property             (187,578)         (219,876)     (367,159)         (49,963)     (606,674)          (425,038)
                                     ---------          --------      --------           -------     ---------           --------

Cash generated (deficiency)
 after cash distributions
 and special items                     120,212           (60,069)       23,177            5,758        44,535             59,536
                                       =======            =======     ========           ======       =======             ======

Tax and Distribution Data per
 $1000 Invested
Federal Income Tax Results:
   Ordinary income(loss)
    - from operations                    23.6              40.0           44.9             32.1           (36.9)           N/A
    - from recapture                      0.0               0.0            0.0              0.0             0.0            N/A
   Capital gain(loss)                    64.9              53.4          104.9              0.0           179.5            N/A

Cash Distributions to Investors
   Source (on GAAP basis)
    - Investment income                   0.0             192.6          135.1              0.0             0.0            0.0
    - Return of capital                   0.0               0.0            0.0              0.0             0.0            0.0
   Source (on cash basis)
    - Operations                          0.0               0.0            0.0              0.0             0.0            0.0
    - Refinancing                         0.0               0.0            0.0              0.0             0.0            0.0
    - Sales                               0.0             192.6          135.1              0.0             0.0            0.0


Amount  remaining invested at the
     end of  the period                 100%              100%           100%             100%            100%           100%

[1] For the period 6/01/93 (inception) through 12/31/93

[2] Due to the short holding period of the property prior to sale gain on sale of the buildings was treated as ordinary income.

[3] The cash flow from operations includes adjustments made to reflect the net change in capitalized lease commissions and liability for tenant deposits


                                                            TABLE III

                                               STRATEGIC INDUSTRIAL PARTNERS - BEACH

                                                     BASIS OF ACCOUNTING - GAAP

                                                OPERATING RESULTS OF PRIOR PROGRAMS


                                      1993 [1]          1994            1995            1996          1997 [2]
                                      --------          ----            ----            ----          --------

Gross Revenues                           20,001         743,137         735,454         778,875          61,636
Profit on sale of properties                  0               0               0               0         675,480
Less: Operating expenses                  2,023         243,333         249,274         252,182          43,204
      Partnership overhead all                0           5,514          55,435          29,134           2,364
      Interest expense                    3,465         419,520         471,003         426,800          38,132
      Depreciation                        3,513         103,454         122,429         129,761         116,773
                                          -----         -------         -------         -------         -------

Net Income-GAAP Basis                    11,000         (28,684)       (162,687)       (59,002)        536,643
                                         ======         =======        ========        =======         =======

Taxable Income
           -    from operations          11,000         (28,684)        (162,687)       (59,002)        (138,837)
           -    from gain on sale             0               0               0               0         675,480


Cash generated from operations           57,996          40,811         (37,189)        (20,163)        (28,263)
Cash generated from sales                     0               0               0         175,293 [2]    4,523,712
Cash generated from refinancing               0               0               0               0                0
                                          -----         -------         -------         -------        ---------
Cash generated from operations,
   sales and refinancing                 57,996          40,811         (37,189)        155,130        4,495,449

Less:  Cash distributions to
       investors
    -    from operating cash flow             0               0               0               0                0
    -    from sales and refinanci             0               0               0               0          808,398
    -    from return of capital               0               0               0               0                0
                                          -----         -------         -------         -------        ---------
                                              0               0               0               0          808,398
                                          -----         -------         -------         -------        ---------
Cash generated (deficiency) after
  cash distributions                     57,996          40,811         (37,189)        155,130        3,687,061

 Special items:
   - Partner's capital contributions          0         514,165               0               0                0
   - Borrowing secured by property    3,413,950         426,055          35,249          37,718                0
   - Note payable proceeds              577,974[3]            0               0               0                0
   - Decrease in note payable                 0        (577,974)              0               0                0
   - Capitalized loan fees &
        Organization costs             (171,261)              0               0               0                0
   - Loans from/(to) Affiliate                0               0               0               0                0
   - Capitalized equity placement
         fees                                 0         (80,325)              0               0                0
   - Property acquisitions and
         Improvements                  (455,223)        (60,673)        (31,473)              0
   - Decrease in borrowings secured
         by property                          0         (36,321)              0        (221,859)
   - Inter-entity transfer between
         programs                      (182,364)[4]     181,048 [4]     113,282 [4]      64,264 [4]      (98,943)[4]
                                       --------         -------         -------          ------           -------

Cash generated (deficiency) after
 cash distributions and
  special items                               0          12,236          50,669           3,780         (66,683)
                                         ======          ======          ======           =====         =======

Tax and Distribution Data
per $1000 Invested
Federal Income Tax Results:
 Ordinary income(loss)
   - from operations                        N/A [3]       (55.8)         (316.4)         (114.8)         (270.0)
   - from recapture                         N/A [3]         0.0             0.0             0.0             0.0
 Capital gain(loss)                         N/A [3]         0.0             0.0             0.0         1,313.7

Cash Distributions to Investors
  Source (on GAAP basis)
      - Investment income                   0.0             0.0             0.0             0.0         1,572.3
      - Return of capital                   0.0             0.0             0.0             0.0             0.0
  Source (on cash basis)
      - Operations                          0.0             0.0             0.0             0.0               0
      - Refinancing                         0.0             0.0             0.0             0.0               0
      - Sales                               0.0             0.0             0.0             0.0         1,572.3


Amount  remaining invested
  at the end of period                    100.00%         100.00%         100.00%         100.00%         0.00%

(expressed as a percentage of the amount originally invested in the property)

[1]  For the period 12/23/93 (inception) to 12/31/93.

[2]  Program sold in January  of 1997 and an escrow deposit was received in 1996 and included in cash flow and sales in the year received.

[3]  The was entity organized by the sponsor and was initially funded by notes payable to non-related entities prior to receipt of investor contributions in 1994.

[4]  The inter entity transfers are advances to/(from) other programs included in the same reporting entity. The transfers were a result of debt allocation and payments on an umbrella loan required by the lender as portions of the programs sold.  In addition, the entity manitained a general account and allocations were made for Investor contributions, distributions and overhead costs.

                                                             TABLE III

                                              STRATEGIC INDUSTRIAL PARTNERS - FAIRWAY

                                                     BASIS OF ACCOUNTING - GAAP

                                                OPERATING RESULTS OF PRIOR PROGRAMS

                                                1993 [1]                      1994                   1995             1996 [2]
                                               --------                    ---------               --------           --------

Gross Revenues                                   17,617                     703,382                 771,221             91,139
Profit on sale of properties                          0                           0                       0          1,623,641
Less: Operating expenses                          2,293                     237,647                 231,408         26,276
  Partnership overhead allocation                     0                       5,275                  55,433          2,430
  Interest expense                                3,465                     380,415                 418,586         50,412
  Depreciation                                    2,966                      94,714                 113,242        164,312
                                                  -----                     -------                 -------      ---------
Net Income-GAAP Basis                             8,893                     (14,669)                (47,448)     1,471,350
                                                  =====                      =======                 =======     =========

Taxable Income
    - from operations                             8,893                     (14,669)                (47,448)      (152,291)
    - from gain on sale                               0                           0                       0      1,623,641


Cash generated from operations                   53,774                      80,537                  40,257        (83,046)
Cash generated from sales                             0                           0                 100,000 [1]  5,010,653
Cash generated from refinancing                       0                           0                       0              0

Cash generated from operations,
   sales and refinancing                         53,774                      80,537                 140,257      4,927,607

Less:  Cash distributions to investors
    - from operating cash flow                        0                           0                       0              0
    - from sales and refinancing                      0                           0                   6,850        267,029
    - from return of capital                          0                           0                       0              0
                                                  -----                     -------                 -------      ---------
                                                      0                           0                   6,850        267,029
                                                  -----                     -------                 -------      ---------

Cash generated (deficiency) after cash
   distributions                                 53,774                      80,537                 133,407      4,660,578

 Special items:
    - Partner's capital contribution                  0                     563,006                       0              0
    - Borrowing  secured by property          2,901,750                     493,633                  31,908              0
    - Note payable proceeds                     527,836 [3]                       0                       0              0
    - Decrease in  note payable                       0                    (527,836)                      0
    - Capitalized loan fees &
        Organization costs                     (163,972)                       (857)                      0              0
    - Loans from/(to) Affiliates                      0                           0                       0              0
    - Capitalized  equity placement                   0                     (87,955)                      0              0
    - Property acquisitions and
        improvements                         (3,128,272)                   (456,954)                (33,659)          (336)
    - Decrease in borrowings secured
        by property                                   0                     (32,934)                      0     (3,394,356)
    - Inter-entity transfer
      between programs                         (191,116)[4]                  47,782 [4]            (155,370)[4] (1,320,595)[4]
                                             -----------                   --------                 -------      ---------
Cash generated (deficiency) after cash
   distributions and special items                    0                      78,422                 (23,714)       (54,709)
                                             ==========                      ======                 =======        =======

Tax and Distribution Data per
$1000 Invested
Federal Income Tax Results:
      Ordinary income(loss)
                - from operations                N/A [3]                     (26.1)                   (84.3)        (270.5)
                - from recapture                 N/A [3]                       0.0                      0.0            0.0
      Capital gain(loss)                         N/A [3]                       0.0                      0.0        2,883.9

Cash Distributions to Investors
      Source (on GAAP basis)
                - Investment income              0.0                           0.0                     12.2          474.3
                - Return of capital              0.0                           0.0                      0.0            0.0
      Source (on cash basis)
                - Operations                     0.0                           0.0                      0.0            0.0
                - Refinancing                    0.0                           0.0                      0.0            0.0
                - Sales                          0.0                           0.0                     12.2          474.3


Amount  remaining invested at the end
  of the period                                100.00%                       100.00%                  100.00%          0.00%

(expressed as a percentage of the amount originally invested in the property)


[1] For the period 12/22/93 (inception) to 12/31/93.

[2] Program sold in February of 1996 and an escrow deposit was received in 1995 and included in cash flow a

[3] The entity was organized by the sponsor and was initially funded by notes payable to non-related entiti

[4] The inter entity transfers are advances to/(from) other programs included in the same reporting entity

                                                             TABLE III

                                              STRATEGIC INDUSTRIAL PARTNERS - THE PARK

                                                     BASIS OF ACCOUNTING - GAAP

                                                OPERATING RESULTS OF PRIOR PROGRAMS
                                                                                                                     01/01/98-
                                          1993 [1]       1994           1995            1996            1997         08/31/98

Gross Revenues                            81,861          675,490       650,625         666,442          676,609      335,313
Profit on sale of properties                   0          109,915             0               0          870,606      269,024
Less:   Operating expenses                 6,760          215,196       220,455         181,046          212,430      125,968
        Partnership overhead allocation        0            5,034        55,434          29,933           26,616        5,192
        Interest expense                  80,465          507,325       531,336         482,099          360,417      145,708
        Depreciation                      12,530          155,134       161,731         168,836          242,297       54,009
                                          ------          -------       -------         -------          -------      -------
Net Income-GAAP Basis                    (17,894)         (97,284)     (318,331)       (195,472)         705,455      273,460
                                         =======          =======      ========        ========          =======      =======

Taxable Income
     -  from operations                  (43,316)[2]     (181,777)[2]  (318,331)       (195,472)        (165,151)     N/A
     -  from gain on sale                      0          109,915             0               0          870,606      N/A


Cash generated from operations             1,665          (15,825)     (137,718)       (177,333)         109,727       43,570
Cash generated from sales                      0          287,286             0               0        2,124,815      634,726
Cash generated from refinancing                0                0             0               0          916,786            0
                                          ------          -------       -------         -------        ---------      -------
Cash generated from operations,
   sales and refinancing                   1,665          271,461      (137,718)       (177,333)       3,151,328      678,296

Less:  Cash distributions to investors
     -  from operating cash flow               0                0             0               0                0            0
     -  from sales and refinancing             0                0             0               0        1,463,411      178,835
     -  from return of capital                 0                0             0               0                0            0
                                          ------          -------       -------         -------        ---------      -------
                                               0                0             0               0        1,463,411      178,835

Cash generated (deficiency) after cash
   distributions                           1,665          271,461      (137,718)       (177,333)       1,687,917      499,461

 Special items:
     -  Partner's capital contributions        0          544,635             0               0                0            0
     -  Borrowing  secured by
                 property              4,382,250 [3]      243,763        38,341          41,022                0            0
     -  Note payable proceeds            559,115 [4]            0       350,000               0                0            0
     -  Decrease in note payable               0         (559,115)     (350,000)              0                0            0
     -  Capitalized loan fees &
           organization costs           (335,332)               0             0               0         (109,444)           0
     -  Loans from/(to) affiliates           200          182,563       241,762        (397,109)             800            0
     -  Capitalized  equity placement
           fees                                0          (85,085)            0               0                0            0
     -  Property acquisitions
           and improvements           (4,604,240)        (248,211)      (18,560)         (8,410)         (48,546)     (15,102)
     -  Decrease in borrowings
         secured by property                   0         (307,988)            0        (249,418)      (2,222,979)    (850,022)
     -  Inter- entity transfer
         between programs                322,027 [5]     (281,926)[5]   (95,348)[5]     826,694 [5]      680,982 [5]  467,987 [5]
                                       ---------          -------        -------        -------        ---------      -------
Cash generated (deficiency) after
   cash distributions and
     special items                       325,685         (239,903)       28,477          35,446         (11,270)      102,324
                                         =======          =======       ========        ========         =======      =======
Tax and Distribution Data per
$1000 Invested Federal Income
Tax Results:
        Ordinary income(loss)
                   - from operations        N/A  [2]     (333.8)        (584.5)           (358.9)         (303.2)     N/A
                   - from recapture         N/A  [2]          0            0.0               0.0             0.0      N/A
        Capital gain(loss)                  N/A  [2]      201.8            0.0               0.0         1,598.5      N/A

Cash Distributions to Investors
        Source (on GAAP basis)
                   - Investment income       0.0            0.0            0.0               0.0         2,687.0      328.4
                   - Return of capital       0.0            0.0            0.0               0.0             0.0        0.0
        Source (on cash basis)
                   - Operations              0.0            0.0            0.0               0.0             0.0        0.0
                   - Refinancing             0.0            0.0            0.0               0.0             0.0        0.0
                   - Sales                   0.0            0.0            0.0               0.0         2,687.0      328.4


Amount  remaining invested at
        the end of the period              100.00%        100.00%       100.00%           100.00%         100.00%    100.00%

(expressed as a percentage of the amount originally invested in the property)

[1]     For the period  11/22/93 (inception) to 12/31/93.

[2]     Initial tax return was filed on the cash basis in 1993, the entity converted to accrual basis tax reporting in 1994 and the difference in book and tax income in 19

[3]     This program was acquired two months before the other programs included in the reporting entity were closed in escrow. This program was initially financed for $3,8

[4]     The entity was organized by the sponsor and was initially funded by notes payable to non-related entities prior to receipt of investor contributions in 1994.

[5]     The inter entity transfers are advances to/(from) other programs included in the same reporting entity. The transfers were a result of debt allocation and payments

                                                             TABLE III

                                             STRATEGIC INDUSTRIAL PARTNERS - WESTLAKE I

                                                     BASIS OF ACCOUNTING - GAAP

                                                OPERATING RESULTS OF PRIOR PROGRAMS

                                            1993 [1]              1994              1995           1996          1997 [2]
                                           --------          -----------       -----------     ---------     -------------

Gross Revenues                                13,814             556,430           562,668         476,916               0
Profit on sale of properties                       0                   0                 0         630,602               0
Less: Operating expenses                       1,506             145,603           132,512         126,327          23,639
  Partnership overhead allocation                  0               4,075            55,433          24,287               0
  Interest expense                             3,465             328,243           357,763         274,473               0
  Depreciation                                 2,452              75,086            93,233         184,116               0
                                             -------            --------           -------         -------          ------

Net Income-GAAP Basis                          6,391               3,423          (76,273)         498,315         (23,639)[2]
                                             =======            ========          ========         =======         =======
Taxable Income
    - from operations                          6,391               3,423          (76,273)        (132,287)        (23,639)
    - from gain on sale                            0                   0                0          630,602               0


Cash generated from operations                48,277              62,524          (30,584)         (36,377)         (3,102)
Cash generated from sales                          0                   0                0        3,812,464               0
Cash generated from refinancing                    0                   0                0                0               0
                                             -------            --------           -------       ---------          ------
Cash generated from operations,
   sales and refinancing                      48,277              62,524          (30,584)       3,776,087          (3,102)

Less:  Cash distributions to investors
    - from operating cash flow                     0                   0                0                0               0
    - from sales and refinancing                   0                   0                0                0         732,790
    - from return of capital                       0                   0                0                0               0
                                             -------            --------          -------         --------        --------
                                                   0                   0                0                0         732,790

Cash generated (deficiency) after cash
   distributions                              48,277              62,524          (30,584)       3,776,087        (735,892)

 Special items:
    - Partner's capital contribution               0             297,745                0                0               0
    - Borrowing  secured by property       2,635,208             314,411           25,486           70,746               0
    - Note payable proceeds                  305,661 [3]               0                0                0               0
    - Decrease in note payable                     0            (305,661)               0                0               0
    - Capitalized loan fees & organi        (116,118)                  0                0                0               0
    - Loans from/(to) affiliates                   0                   0                0          (21,688)         21,688
    - Capitalized  equity placement                0             (46,515)               0                0               0
    - Property acquisitions and impr      (2,892,836)           (305,666)         (21,285)        (109,079)              0
    - Decrease in borrowings secured               0             (19,072)               0       (2,501,158)              0
    - Inter-entity transfer between           19,808 [4]         (78,130)[4]      30,442 [4]    (1,283,624)[4]     859,226
                                          ----------            --------          -------       -----------        -------
Cash generated (deficiency) after cash
   distributions and special items                 0             (80,364)          4,059           (68,716)        145,022

Tax and Distribution Data per
$1000 Invested
Federal Income Tax Results:
      Ordinary income(loss)
                - from operations               N/A [3]            11.5          (256.2)          (444.3)          (79.4)
                - from recapture                N/A [3]             0.0             0.0              0.0             0.0
      Capital gain(loss)                        N/A [3]             0.0             0.0          2,117.9             0.0

Cash Distributions to Investors
      Source (on GAAP basis)
                - Investment income             0.0                 0.0             0.0              0.0         2,461.1
                - Return of capital             0.0                 0.0             0.0              0.0             0.0
      Source (on cash basis)
                - Operations                    0.0                 0.0             0.0              0.0             0.0
                - Refinancing                   0.0                 0.0             0.0              0.0             0.0
                - Sales                         0.0                 0.0             0.0              0.0         2,461.1


Amount  remaining invested at the
 end of the period                            100.00%             100.00%         100.00%         100.00%           0.00%

(expressed as a percentage of the amount originally invested in the property)

[1]   For the period 12/23/93 (inception) to 12/31/93.
[2]   The program sold in October of 1996 and in 1997 expenses were recognized relating to uncollectible rent receivable and other unrecorded expenditures by the pr
[3]   The entity was organized by the sponsor and was initially funded by notes payable to non-related entities prior to receipt of investor contributions in 1994.
[4]   The inter entity transfers are advances to/(from) other programs included in the same reporting entity. The transfers were a result of debt allocation and pay

                                                             TABLE III

                                            STRATEGIC INDUSTRIAL PARTNERS - WESTLAKE II

                                                     BASIS OF ACCOUNTING - GAAP

                                                OPERATING RESULTS OF PRIOR PROGRAMS

                                                                                                                        01/01/98
                                         1993 [1]            1994              1995         1996 [1]       1997 [1]    -08/31/98
                                         --------         ---------         ---------     -----------   -----------   ------------

Gross Revenues                           14,880             538,567         502,350        575,274        332,983        151,006
Profit on sale of properties                  0                   0               0        430,024        416,160        579,471
Less: Operating expenses                  1,620             129,338         120,264        121,211        151,489         49,450
      Partnership overhead
        allocation                            0               4,076          55,433         29,133         13,067          5,544
      Interest expense                    3,465             351,698         399,387        340,165        186,486         78,468
      Depreciation                        2,644              80,087          88,375        102,887         97,244         27,400
                                          -----              ------          ------        -------         ------         ------
Net Income-GAAP Basis                     7,151             (26,632)       (161,109)       411,902        300,857        569,615
                                          =====             =======        ========        =======        =======        =======

Taxable Income
    - from operations                     7,151             (26,632)       (161,109)       (18,122)      (115,303)         N/A
    - from gain on sale                       0                   0               0        430,024        416,160          N/A


Cash generated from operations           41,632              36,183         (96,415)        24,165         (1,128)        17,451
Cash generated from sales                     0                   0               0      1,114,585        955,318      1,380,805
Cash generated from refinancing               0                   0               0              0        746,287              0
                                          -----              ------          ------        -------         ------         ------
Cash generated from operations,
   sales and refinancing                 41,632              36,183         (96,415)     1,138,750      1,700,477      1,398,256

Less:  Cash distributions to investors
    - from operating cash flow                0                   0               0              0              0              0
    - from sales and refinancing              0                   0               0              0        408,832        357,723
    - from return of capital                  0                   0               0              0              0              0
                                          -----              ------          ------        -------         ------         ------
                                              0                   0               0              0        408,832        357,723
                                          -----              ------          ------        -------        -------        -------
Cash generated (deficiency)
  after cash distributions               41,632              36,183         (96,415)     1,138,750      1,291,645      1,040,533

 Special items:
    - Partner's capital
        contribution                          0             320,821               0              0              0              0
    - Borrowing  secured
        by property                   2,838,842             350,968          28,651         34,674         13,039              0
    - Note payable proceeds             329,351 [2]               0               0              0              0              0
    - Decrease in note payable                0            (329,351)              0              0              0              0
    - Capitalized loan fees
        & Organization costs           (125,090)                  0               0              0        (80,441)             0
    - Loans from/(to) Affiliates              0                   0               0              0              0              0
    - Capitalized  equity placement           0             (50,120)              0              0              0              0
    - Property acquisitions
        and improvements             (3,116,380)           (323,021)        (18,689)        (2,569)             0              0
    - Decrease in borrowings
        secured by property                   0             (20,291)              0     (2,766,851)             0       (527,871)
    - Inter-entity transfer
       between programs                  31,645 [3]         131,225 [3]     106,995 [3]  1,685,245 [3] (1,441,266)[3]   (467,986)
                                      ---------             -------         -------      ---------      ----------      ---------
Cash generated (deficiency)
  after cash  distributions
  and special items                           0             116,414          20,542         89,249       (217,023)        44,676
                                      =========           =========        =========     =========      =========       =========
Tax and Distribution Data per
 $1000 Invested
Federal Income Tax Results:
      Ordinary income(loss)
                - from operations       N/A  [2]              (83.0)         (502.2)         (56.5)        (359.4)         N/A
                - from recapture        N/A  [2]                0.0             0.0            0.0            0.0          N/A
      Capital gain(loss)                N/A  [2]                0.0             0.0        1,340.4        1,297.2          N/A

Cash Distributions to Investors
      Source (on GAAP basis)
         - Investment income               0.0                 0.0             0.0            0.0        1,274.3        1,115.0
         - Return of capital               0.0                 0.0             0.0            0.0            0.0            0.0
      Source (on cash basis)
         - Operations                      0.0                 0.0             0.0            0.0            0.0            0.0
         - Refinancing                     0.0                 0.0             0.0            0.0            0.0            0.0
         - Sales                           0.0                 0.0             0.0            0.0        1,274.3        1,115.0


Amount  remaining invested at
the end of the period                    100.00%             100.00%         100.00%        100.00%        100.00%        100.00%

(expressed as a percentage of the amount originally invested in the property)


[1] For the period 12/23/93 (inception) to 12/31/93.
[2] The entity was organized by the sponsor and was initially funded by notes payable to non-related entities prior to receipt of investor contributions in 1994.
[3] The inter entity transfers are advances to/(from) other programs included in the same reporting entity. The transfers were a result of debt allocation and payments on an umbrella loan required by the lender as portions of the programs sold.
    In addition, the entity maintained a general account and allocations were ade for Investor contributions, distributions and overhead costs.

                                    TABLE IV

       RESULTS OF COMPLETED PROGRAMS FOR THE PERIOD 1993 - AUGUST 31, 1998


                                       Fairway          Beach       Westlake I
                                       -------        ---------    -----------

Dollar amount raised                   563,005         514,166          297,745
Number of properties
  purchased                             One              One             One
Date of closing of offering           10/25/94         10/25/94        10/25/94
Date of sale of property              02/15/96         01/31/97        10/29/96
Tax and distribution data
   per $1,000 investment
    Federal income tax results:
       Ordinary income(loss):           [1]              [2]             [3]
         From operations              (205,515)       (378,210)        (222,385)
       Gross capital gain            1,623,641         675,480          630,602
       Deferred gain:
         Capital                             0               0                0
Cash distributions to investors:
    Source (cash basis):
       Sales                           273,879 [4]     808,398          732,790
       Refinancing                           0               0                0
       Operations                            0               0                0
Receivable on net purchase
  money financing                            0               0                0

[1] From 12/22/93 (inception) thru 2/15/96 (sale).
[2] From 12/22/93 (inception) thru 1/31/97 (sale).
[3] From 12/22/93 (inception) thru 10/29/96 (sale).
[4] This program was included with other programs that were reported by a single partnership entity. All of the programs were financed by an umbrella loan.
    Upon disposition of this property the lender required a paydown on the umbrella loan in an amount greater than the debt that was allocated to it.


                                                               TABLE V
                             SALES OR DISPOSALS OF PROPERTIES - JANUARY 1, 1995 THROUGH AUGUST 31, 1998


                                                                                                                           Excess
                                                                                                                       (Deficit) of
                                                                                                                        Operational
                                                                                                                            Cash
                                                                                       Cost of Property                   Receipts
                 Date      Date                Selling Price Net                       Including Closing                 Over Cash
     Property   Acquired   of Sale   of Closing Costs and GAAP Adjustments              and Soft Costs                    Receipts
--------------  --------   --------  ----------------------------------------------- ---------------------------------- -----------
                                                                                                        Total
                                                           Purchase                                     acquisition
                                                  Mortgage money    Adjustments                         cost,capital
                                      Cash        balance  mortgage resulting                           Improvements
                                      received    at       taken    from appli-       Original          closing
                                      net of      time     back by  cation of         mortgageing       & soft
                                      closing     of sale  program  GAAP     Total    financing         Costs       Total
                                      -------     -------  -------  ----     -----    -----------       -----        -----

Van Buren
 Buildings 11
  and 12         5/31/95    7/7/95      410,005   469,676   0        0        879,681     391,452 [1]   269,155      660,607    [3]
Van Buren
 Building 9      5/31/95   11/3/95      140,600   156,344   0        0        296,944     130,305 [1]    92,520      222,825    [3]
Van Buren
 Building 7      5/31/95   1/21/97      152,526   189,308   0        0        341,834     146,571 [1]   104,093      250,664    [3]
Van Buren
 Building 10     5/31/95   3/13/98      157,049   168,299   0        0        325,348     130,305 [1]    94,790      225,095    [3]
Van Buren
 Buildings 4     5/31/95   3/17/98      145,031   156,987   0        0        302,018     121,547 [1]    88,614      210,161    [3]
                                        -------  --------   -        -      ---------     -------        ------      -------
                                      1,005,211  1,140,614  0        0      2,145,825     920,180       649,172    1,569,352
                                      =========  =========  =        =      =========     =======       =======    =========


Tamarack Unit
  450E           4/4/93    11/17/95      37,457    178,150  0        0       215,607      97,850 [1]     75,796      173,646    [3]
Tamarack Unit
 450D            4/4/93    11/17/95      34,258    169,975  0        0       204,233      92,720 [1]     71,065      163,785    [3]
Tamarack Unit
 480D            4/4/93    1/10/97       35,181    178,305  0        0       213,486      97,280 [1]     75,138      172,418    [3]
Tamarack Unit
 450C            4/4/93    8/29/97       22,628    177,160  0        0       199,788      96,710 [1]     72,586      169,296    [3]
Tamarack Unit
 450A            4/4/93    12/31/97      44,524    187,624  0        0       232,148      97,850 [1]     81,508      179,358    [3]
Tamarack Unit
 420A            4/4/93     7/17/98      42,205    179,191  0        0       221,396     102,410 [1]     70,573      172,983    [3]
Tamarack Unit
 480E            4/4/93     8/18/98      49,132    187,624  0        0       236,756     102,410 [1]     79,567      181,977    [3]
                                         -------   -------  -        -       -------     -------         ------      -------
                                        265,385  1,258,029  0        0     1,523,414     687,230        526,233    1,213,463
                                        =======  =========  =        =     =========     =======        =======    =========


The Park Units
 1041  & 1035    11/22/93  11/7/97      422,154     635,538 0        0     1,057,692     614,392[1][2]   95,159      709,551    [3]
The Park Unit
  1025           11/22/93  11/26/97     157,804     242,228 0        0       400,032     234,012[1][2]   66,762      300,774    [3]
The Park Unit
  1021           11/22/93  12/15/97     276,955     390,134 0        0       667,089     377,312[1][2]   52,902      430,214    [3]
The Park Unit
  1001           11/22/93   2/20/98      98,740     123,539 0        0       222,279     119,635[1][2]   23,931      143,566    [3]
The Park Unit
 1029            11/22/93   3/30/98     172,740     239,706 0        0       412,446     231,821[1][2]   46,920      278,741    [3]
 ----                                   -------     ------- -        -       -------    --------         ------      -------
                                      1,128,393   1,631,145 0        0     2,759,538   1,577,172        285,674    1,862,846
                                      =========   ========= =        =     =========   =========        =======    =========

Westlake II
 Units 201-2     12/22/93  12/27/96      43,882   1,070,703 0        0     1,114,585    579,339[1][2]    160,724      740,063   [3]
Westlake II
 Unit 301        12/22/93   4/24/97     175,278     440,294 0        0       615,572    308,981[1][2]     78,805      387,786   [3]
Westlake II
  Unit 403       12/22/93   7/15/97     106,898     232,848 0        0       339,746    163,403[1][2]     41,816      205,219   [3]
Westlake Units
 401-2           12/22/93    1/2/98     192,971     465,696 0        0       658,667    326,806[1][2]     91,362      418,168   [3]
Westlake Unit
  302            12/22/93   6/30/98     204,698     517,440 0        0       722,138    363,118[1][2]    104,800      467,918   [3]
                                        -------     ------- -        -       -------    -------         -------       -------
                                        723,727   2,726,981 0        0     3,450,708  1,741,647         477,507     2,219,154
                                        =======   ========= =        =     =========  =========         =======     =========


Fairway Com-
 merce Center     12/22/93  2/15/96     896,162   4,214,491 0        0     5,110,653  3,429,586          425,607   3,855,19   91,522
                                        =======   ========= =        =     =========  =========          =======   ========   ======

Beach Com-
 merce Center     12/22/93  1/31/97     330,170   4,368,836 0        0     4,699,006  4,115,000          299,926   4,414,926  13,192
                                        =======   ========= =        =     =========  =========          =======   =========  ======

Westlake Com-
merce Center
Phase I          12/22/93  10/29/96     (35,047)  3,847,511 0        0     3,812,464  3,168,193          276,791   3,444,984 40,738
                                        =======   ========= =        =     =========  =========          =======   ========= ======


[1] Original  mortgage  financing  allocated  to unit  based on square  footage percentage of total project.
[2] Debt paid on outstanding  blanket loan at time of sale was determined by the lender  who  required  a  payment  for a larger percentage  of total  debt then allocated  to the  individual  unit.
[3] The  sponsor  did not  record  income  and  expenditures  on a unit by unit basis and excess  cash  receipts  over expenditures information by unit is not available.



                                                              TABLE VI
                                               ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                               For the Period 1993 - August 31, 1998



                                      Van Buren Business Park         Baldwin Business Park            Torrance Amapola Partners
                                      -----------------------         ---------------------            -------------------------

Location .   .   .   .   .   .        Placentia, California           Baldwin Park, California          Torrance, California
Type of Property .   .   .   .        Industrial Buildings            Free-Standing Industrial Bldgs.   Multi-tenant Business Park
Gross Leasable Space    .   .         89,513 square feet              166,191 square feet               95,000
Date of Purchase    .   .   .         May 31, 1995                    August 15, 1997                   December 15, 1995
No. of Buildings/Units  .   .        Twelve Condominium Units         Seven Buildings                   Two Bldgs.
No. of Buildings/Units Sold Thro           6                              0                                0
Total Acquisition Cost  .   .         $3,282,025                      $6,012,685                        $4,214,812


                                                              TABLE VI
                            ACQUISITIONS OF PROPERTIES BY PROGRAMS For the Period 1993 - August 31, 1998


                                                     CARSON INDUSTRIAL PARTNERS
                                                     --------------------------

                                        Carson Phase I                  Carson Phase II                  Tamarack Business Center
                                        --------------                  ---------------                  ------------------------

Location .   .   .   .   .   .         Carson, California               Carson, California               Brea, California
Type of Property .   .   .   .         Multi-tenant Industrial Bldgs.   Free-Standing Industrial Bldgs.  Multi-tenant Industrial
Gross Leasable Space    .   .          39,592 square feet               166,191 square feet              54,744 square feet
Date of Purchase    .   .   .          August 15, 1997                  August 15, 1997                  June 30, 1993
No. of Buildings/Units  .   .          Two Bldgs/28 Units               Seven Buildings                  Sixteen Condominium Units
No. of Buildings/Units Sold Thro              0                               0                           7
Total Acquisition Cost  .   .          $1,432,772                       $6,012,685                       $2,764,561

                                                              TABLE VI
                            ACQUISITIONS OF PROPERTIES BY PROGRAMS For the Period 1993 - August 31, 1998


                                                 STRATEGIC INDUSTRIAL HOLDINGS, LTD.
                                                 -----------------------------------

                                                                                                 Westlake           Westlake
                                 The Park          Fairway                Beach               Commerce           Commerce
                                 Fullerton         Commerce Center        Commerce Center     Center Phase I     Center Phase II
                                ----------         ---------------        ---------------     ---------------  -----------------

Location .   .   .   .   .   .Fullerton,            City of Industry      La Habra,           Westlake          Westlake
                              California            California            California          Village, CA       Village, CA
Type of Property .   .   .   .Multi-tenant          Industrial Bldgs.     Multi-tenant        Industrial        Industrial
                              Industrial Bldgs.                          Retail & Industrial
Gross Leasable Space    .   . 116,819 square feet   120,763 square feet  110,322 square feet  63,862 sq ft      68,798 square feet
Date of Purchase    .   .   . November 22, 1993     December 22, 1993    December 22, 1993    December 22, 1993 December 22, 1993
No. of Buildings/Units  .   . Two Bldgs/            Seven Bldgs/
                              18 Condominiums       58 Units             Four Buildings       Six Buildings     10 Buildings
No. of Buildings/Units Sold
 Through 8/31/98                   7                Entire Project       Entire Project       Entire Project    7
Total Acquisition Cost  .   . $4,439,248            $3,138,175           $3,708,632           $2,901,291        $3,121,704

                                   EXHIBIT "A"





         CORNERSTONE INDUSTRIAL PROPERTIES INCOME AND GROWTH FUND I, LLC



                     A CALIFORNIA LIMITED LIABILITY COMPANY



                               OPERATING AGREEMENT

                                TABLE OF CONTENTS

                                                                            Page


1. ORGANIZATION..............................................................A-1

1.1. FORMATION...............................................................A-1
1.2. NAME....................................................................A-1
1.3. PURPOSE.................................................................A-1
1.4. DURATION................................................................A-2
1.5. PRINCIPAL PLACE OF BUSINESS, REGISTERED OFFICE AND RESIDENT AGENT.......A-2
1.6. TITLE TO FUND PROPERTY..................................................A-2
1.7. INTENTION FOR FUND......................................................A-2
1.8. DEFINITIONS.............................................................A-2

2. BOOKS, RECORDS AND ACCOUNTING.............................................A-2

2.1. BOOKS AND RECORDS.......................................................A-2
2.2. FISCAL YEAR; ACCOUNTING.................................................A-3
2.3. BANK ACCOUNTS...........................................................A-3
2.4. REPORTS TO MEMBERS......................................................A-3
2.5. TAX RETURNS.............................................................A-4

3. MEMBERS, UNITHOLDERS AND MEETINGS OF MEMBERS..............................A-4

3.1. UNITS OF MEMBERSHIP INTEREST............................................A-4
3.2. MEMBERSHIP CERTIFICATES.................................................A-4
3.3. PLACE OF MEETINGS.......................................................A-4
3.4. MEETINGS OF MEMBERS.....................................................A-4
3.5. NOTICE OF MEETINGS......................................................A-5
3.6. RECORD DATES............................................................A-5
3.7. LIST OF MEMBERS.........................................................A-5
3.8. QUORUM..................................................................A-5
3.9. PROXIES.................................................................A-5
3.10. INSPECTORS OF ELECTION.................................................A-5
3.11. MANNER OF VOTING.......................................................A-6
3.12. ACTIONS WITHOUT A MEETING..............................................A-6

4. CAPITAL CONTRIBUTIONS.....................................................A-6

4.1. CONTRIBUTIONS, MEMBERS AND UNITHOLDERS..................................A-6
4.2. CAPITAL ACCOUNTS........................................................A-7
4.3. CAPITAL ACCOUNTS AND CAPITAL CONTRIBUTIONS IN GENERAL...................A-7

5. ALLOCATIONS OF NET INCOME AND NET LOSS....................................A-7

5.1. TIMING AND EFFECT.......................................................A-7
5.2. ALLOCATION OF NET INCOME AND NET LOSS...................................A-7
5.3. REALLOCATIONS TO AVOID EXCESS DEFICIT BALANCES..........................A-8
5.4. ALLOCATIONS AMONG UNITHOLDERS...........................................A-8
5.5. ALLOCATION IN THE EVENT OF SECTION 754 ELECTION.........................A-8
5.6. RECAPTURE OF DEDUCTIONS AND CREDITS.....................................A-8
5.7. REGULATORY AND CURATIVE ALLOCATIONS.....................................A-9

6. DISTRIBUTIONS...........................................................A-10

6.1. DISTRIBUTIONS TO MEMBERS..............................................A-10
6.2. DISTRIBUTIONS OF UNINVESTED ASSETS....................................A-11
6.3. LIMITATIONS ON DISTRIBUTIONS..........................................A-11
6.4. RETURN OF DISTRIBUTION................................................A-11
6.5. WITHHOLDING ON DISTRIBUTIONS..........................................A-11

7. DISPOSITION OF UNITS....................................................A-11

7.1. GENERAL...............................................................A-11
7.2. PROHIBITED DISPOSITIONS...............................................A-12
7.3. PERMITTED DISPOSITIONS................................................A-12
7.4. ADMISSION OF ASSIGNEE AS A MEMBER.....................................A-12

8. MANAGEMENT..............................................................A-12

8.1. MANAGEMENT OF BUSINESS................................................A-12
8.2. GENERAL POWERS OF THE MANAGING MEMBER.................................A-13
8.3. LIMITATIONS; VOTING RIGHTS OF MEMBERS.................................A-13
8.4. COMPENSATION AND EXPENSE REIMBURSEMENT................................A-13
8.5 CONTRACTS WITH THE MANAGING MEMBER AND ITS AFFILIATES..................A-15
8.6. AUTHORITY.............................................................A-15
8.7. STANDARD OF CARE......................................................A-15
8.8. LIABILITY.............................................................A-15
8.9. OTHER INTERESTS.......................................................A-15
8.10. PROHIBITED ACTS......................................................A-15

9. INVESTMENT OBJECTIVES AND POLICIES......................................A-16

9.1. DUTIES AND RESPONSIBILITIES; INVESTMENT ALLOCATION....................A-16
9.2. PROHIBITED INVESTMENTS AND ACTIVITIES.................................A-16
9.3. BORROWING POLICIES....................................................A-17
9.4. CONFLICTS OF INTEREST.................................................A-17
9.5. CONFLICT RESOLUTION PROCEDURES........................................A-17

10. INDEMNIFICATION........................................................A-18

10.1. INDEMNIFICATION......................................................A-18
10.2. CERTAIN ACTIONS......................................................A-18
10.3. EXPENSES OF SUCCESSFUL DEFENSE.......................................A-19
10.4. DETERMINATION THAT INDEMNIFICATION IS PROPER.........................A-19
10.5. INDEMNIFICATION FOR PORTION OF EXPENSES..............................A-19
10.6. EXPENSE ADVANCES.....................................................A-19
10.7. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE FUND..................A-20
10.8. FORMER MANAGING MEMBERS, OFFICERS, EMPLOYEES AND AGENTS..............A-20
10.9. INSURANCE............................................................A-20
10.10. CONTRACT RIGHT TO INDEMNITY.........................................A-20
10.11. EXCLUSIVITY; OTHER INDEMNIFICATION..................................A-20
10.12. AMENDMENT OR DELETION...............................................A-20

11. DISSOLUTION, WINDING UP AND REDEMPTION.................................A-20

11.1. DISSOLUTION..........................................................A-20
11.2. WINDING UP...........................................................A-21

12. MISCELLANEOUS PROVISIONS...............................................A-21

12.1. COUNSEL TO THE FUND..................................................A-21
12.2. COUNTERPARTS.........................................................A-21
12.3. ENTIRE AGREEMENT.....................................................A-21
12.4. SEVERABILITY.........................................................A-21
12.5. PRONOUNS; STATUTORY REFERENCE........................................A-21
12.6. POWER OF ATTORNEY....................................................A-22
12.7. NOTICES..............................................................A-22
12.8. BINDING EFFECT.......................................................A-22
12.9. GOVERNING LAW........................................................A-22

13. BINDING ARBITRATION....................................................A-22

13.1. ARBITRATION OF CONTROVERSY OR CLAIM..................................A-22
13.2. SINGLE ARBITRATOR; SITUS OF ARBITRATION..............................A-22
13.3. DISCOVERY............................................................A-23
13.4. ATTORNEYS'FEES.......................................................A-23

14. DEFINITIONS............................................................A-23

  OPERATING AGREEMENT

                                       FOR

         CORNERSTONE INDUSTRIAL PROPERTIES INCOME AND GROWTH FUND I, LLC

                     A California Limited Liability Company



         THIS OPERATING AGREEMENT is dated as of October 28, 1998 among Cornerstone Industrial Properties, LLC, a California limited liability company, Terry G. Roussel, and the Persons executing this Agreement as members of the Fund and those Persons who will hereafter be admitted as members upon acceptance by the Managing Member of an executed Subscription Agreement pursuant to which such parties accept and adopt the provisions of this Operating Agreement (the "Members"), who agree as follows:

1........ORGANIZATION

     1.1. Formation. Cornerstone Industrial Properties Income and Growth Fund I, LLC (the "Fund") has been organized as a California limited liability company pursuant to the laws of the State of California, including the Beverly-Killea Limited Liability Company Act, all as the same may be amended from time to time (all of such applicable laws being hereinafter referred to as the "Limited Liability Company Law"), by the filing of Articles of Organization ("Articles") with the Office of the Secretary of State of the State of California as required by the Limited Liability Company Law. The Managing Member shall cause the execution, filing, and recording of all such other certificates and documents, including amendments to the Articles of the Fund, and shall do or cause to be done such other acts as may be appropriate to comply with all requirements for the formation, continuation, and operation of a limited liability company, the ownership of property, and the conduct of business under the laws of the State of California and any other jurisdiction in which the Fund may own property or conduct business.

     1.2. Name. The name of the Fund will be Cornerstone Industrial Properties Income and Growth Fund I, LLC. The Fund may also conduct its business under one or more assumed names.

     1.3. Purpose. The purpose of the Fund is to engage for a competitive profit in any activity within the purposes for which limited liability companies may be organized under the Limited Liability Company Law. Notwithstanding the foregoing, without the consent of Unitholders owning a majority of the outstanding Units and the Managing Member, the Fund shall not engage in any business other than the following:

          1.3.1. The business of acquiring, operating and selling multi-tenant industrial Properties; and

          1.3.2.Such other activities directly related to the foregoing business as may be necessary, advisable, or appropriate in the reasonable discretion of the Managing Member to further the foregoing business.

         The Fund will have all the powers necessary or convenient to effect that purpose, including all powers granted by the Limited Liability Company Law.

     1.4. Duration. The Fund will continue in existence for the period fixed in the Articles for the duration of the Fund or until the Fund is sooner dissolved and its affairs wound up in accordance with the Limited Liability Company Law or this Agreement.

     1.5. Principal Place of Business, Registered Office and Resident Agent. The principal office of the Fund shall be located at 4590 MacArthur Blvd., Suite 610, Newport Beach, CA 92660, or such other address as may be designated from time to time by the Managing Member. The Fund shall have an office at such other address(es) as may be designated from time to time by the Managing Member. The name and address of the registered agent for service of process on the Fund in the State of California is Terry G. Roussel, 4590 MacArthur Blvd., Suite 610, Newport Beach, CA 92660, or such other agent and address as may be designated from time to time by the Managing Member.

     1.6. Title to Fund Property. All Properties owned by the Fund, whether real or personal, tangible or intangible, shall be deemed to be owned by the Fund as an entity, and no Member, individually, shall have any ownership of such Properties. The Fund may hold any of its assets in its own name or in the name of a nominee.

     1.7. Intention for Fund. The Members have formed the Fund as a limited liability company under the Limited Liability Company Law. The Members specifically agree that, except for purposes of federal income tax classification, the Fund will not be a partnership (including a limited partnership) or any other venture, but the Fund will be a limited liability company under the Limited Liability Company Law. Except for purposes of federal income tax classification, no Member will be construed to be a partner in the Fund or a partner of any other Member or Person; and the Articles, and this Agreement and the relationships it creates, will not be construed to suggest otherwise. Except as required under the Limited Liability Company Law or as expressly set forth in this Agreement, no Member shall be personally liable for any debt, obligation, or liability of the Fund, whether that liability or obligation arises in contract, tort, or otherwise. A Member's liability shall be limited to such Member's Capital Contribution and its share of undistributed Net Income of the Fund.

     1.8. Definitions. Certain capitalized terms used in this Agreement are defined in Section 14.

2.       BOOKS, RECORDS AND ACCOUNTING

     2.1. Books and Records.The Fund will maintain at its principal office complete and accurate books of account and records of the Fund's business and affairs as required by the Limited Liability Company Law, and showing the assets, liabilities, costs, expenditures, receipts, profits and losses of the Fund, and which books of account and records shall include provision for separate Capital Accounts for each Member, and shall provide for such other matters and information as a Member shall reasonably request, together with copies of all documents executed on behalf of the Fund. Each Member and its representatives, duly authorized in writing, shall have the right to inspect and examine, at all reasonable times, at the Fund's principal office, all such books of account, records, and documents. The Managing Member shall appoint a firm of certified public accountants to audit the Fund's annual financial statements.

     2.2. Fiscal Year; Accounting. The Fund's fiscal year will be the calendar year. The Fund shall follow generally accepted accounting principles and use the accrual method of accounting in preparation of its financial statements and the appropriate tax method in preparation of its tax returns.

     2.3. Bank Accounts. One or more accounts in the name of the Fund shall be maintained in such bank or banks as the Managing Member may from time to time select. Any checks of the Fund may be signed by any Person(s) designated, from time to time, by the Managing Member.

     2.4. Reports to Members. At the expense of the fund, the Managing Member shall cause to be prepared and made available to the Members during each year the following:

          2.4.1. If and for as long as the Fund is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission,the information contained in each such report for a quarter shall be sent upon request to the Members within sixty (60) days after the end of such quarter. Such reports shall contain at least an unaudited balance sheet, an unaudited statement of income for the quarter then ended, an unaudited cash flow statement for the quarter then ended (in the form set forth in quarterly reports required from time to time under the Securities Exchange Act of 1934), and other pertinent information concerning the Fund and its activities during the quarter covered by such reports. If and when such reports are not required to be filed, each Member will be furnished within sixty (60) days after the end of the first six (6) month period of Fund operations an unaudited financial report for that period containing the same information required in the quarterly reports described above.

          2.4.2. Within seventy-five (75)days after the end of the Fund's fiscal year, all information necessary for the preparation of the Members' federal income tax returns and state income and other tax returns with regard to the jurisdictions where the Properties are located shall be sent to each Member.

          2.4.3. Within one hundred twenty (120)days after the end of the Fund's fiscal year, an annual report containing (i) a balance sheet as of the end of its fiscal year and statements of income, Member's equity, and statement of cash flows, for the year then ended, shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of an independent certified public accountant, and (ii) a report of the activities of the Fund during the period covered by the report shall be sent to each member upon request. Such report shall set forth Distributions to the Members for the period covered thereby and shall separately identify Distributions from (1) Net Cash Flow from Operations during such period, (2) Net Cash Flow from Operations during a prior period which had been held as reserves,
(3) Net Sales Proceeds from the disposition of Property and investments, and (4) reserves from the Gross Proceeds of the offering originally contributed by the Members.

          2.4.4. The Managing Member shall, within sixty (60) days of the end of each quarter wherein fees were received, send upon request to each Member a detailed statement setting forth the services rendered, or to be rendered, by the Managing Member and the amount of the fees received. In addition, an annual report shall be prepared summarizing such fees and other remuneration and such report shall include a breakdown of costs reimbursed to the Managing Member. Such annual report shall be furnished at the same time as the report in
Section 2.4.3 above.

          2.4.5. Within sixty (60) days of the end of each quarter in which we acquire Properties, the Managing Member shall send quarterly reports setting forth the details of the acquisition of Properties to each Member upon request. The report may be in the form of a supplement to the Prospectus and may be prepared more frequently than quarterly.

The Managing Member shall also make such reports available upon request of the administrator of the securities agency in any state in which Units were registered for sale.

     2.5. Tax Returns. As soon as practicable after the end of each fiscal year, the Fund shall cause to be prepared and transmitted to the Members federal and appropriate state and local Income Tax Schedules "K-1," or any substitute therefor, with respect to such fiscal year on appropriate forms prescribed. The Fund, in the discretion of the Managing Member, shall be entitled to utilize any special reporting opportunities available under the Code to programs with a large number of Members.

3.       MEMBERS, UNITHOLDERS AND MEETINGS OF MEMBERS

     3.1. Units of Membership Interest. Units shall be issued to Members pursuant to the Fund's offering of interests as described in the Form S-11 registration statement and prospectus included therein (the "Prospectus") filed by the Fund under the Securities Act of 1933, as amended (Registration No. 333-__________) (the "Offering"). Except as otherwise provided in this Section 3.1, no additional Units shall thereafter be issued by the Fund. Notwithstanding any contrary provision of this Agreement, the Fund shall do or cause to be done whatever is required so that the Units shall be "Publicly-Offered Securities" within the meaning of Section 2510.3-101 of the Department of Labor Regulations, 29 CFR ss. 2510.3-101, as amended, or any successor provision. The Managing Member may, in its discretion, in order to comply with the foregoing requirement, issue for such consideration as it may determine (including by gift) Units to such Persons and in such Percentage Interests as it may determine. The Managing Member will receive its interest in the Fund for a contribution of $1,000, and such interest of the Managing Member will not be considered an interest in Units for purposes hereof. Notwithstanding the preceding sentence, the Managing Member may acquire Units and be treated in the same manner as other Unitholders with respect thereto.

     3.2. Book-Entry Evidence of Ownership

          3.2.1. The Units will be issued only in fully registered book-entry form. Ownership of Units in the Fund will be shown on and transfer thereof will be effected only through book-entry in records maintained by the Fund. Certificates evidencing ownership of Units will not be issued.

          3.2.2. Units of the Fund shall be transferable in the manner pre-scribed by law and in this Agreement, subject to restrictions set forth in
Article 7 hereof. Assuming all restrictions on transfers have been met, transfers of Units shall be made on the books of the Fund.

     3.3. Place of Meetings. All meetings of Members shall be held at the principal office of the Fund or at such other place as shall be determined by the Managing Member and stated in the notice of meeting.

     3.4. Meetings of Members. Meetings of all Members may be called by the Managing Member and shall be called upon the written request to the Managing Member of Members holding in the aggregate at least ten percent (10%) of the Percentage Interests owned by all Members. The request shall state the purpose or purposes for which the meeting is to be called.

     3.5. Notice of Meetings. In the case of a meeting requested by Members holding at least ten percent (10%) in the aggregate of the Percentage Interests owned by all Members, the notice shall be delivered to the Members of the Fund within 10 business days of receipt of such request. Except as otherwise provided by statute, written notice of the time, place and purposes of a meeting of Members shall be given not less than 10 nor more than 60 days before the date of the meeting to each Member, either personally or by mailing such notice to its last address as it appears on the books and records of the Fund. No notice need be given of an adjourned meeting provided the time and place to which such meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record on the new record date entitled to notice as provided in this Agreement.

     3.6. Record Dates. The Managing Member may fix in advance a date as the record date for the purpose of determining Members entitled to notice of and to vote at a meeting of Members or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining Members entitled to receive payment of a Distribution or allotment of a right, or for the purpose of any other action. The date fixed shall not be more than 60 nor less than 20 days before the date of the meeting, nor more than 60 days before any other action. In such case only such Members as shall be Members of record on the date so fixed shall be entitled to notice of and to vote at such meeting or adjournment thereof, or to express consent or to dissent from such proposal, or to receive payment of such Distribution or to receive such allotment of rights, or to participate in any other action, as the case may be, notwithstanding any transfer of any Units on the books of the Fund, or otherwise, after any such record date. Nothing in this Agreement shall affect the rights of a Member and its transferee or transferor as between themselves.

     3.7. List of Members. The agent of the Fund having charge of the transfer records for Units of the Fund shall make and certify a complete list of the Members entitled to vote at a Members' meeting or any adjournment thereof. The list (i) shall be arranged alphabetically, with the address of, and the Percentage Interest of, each Member; (ii) shall be produced at the time and place of the meeting; (iii) shall be subject to inspection by any Member during the whole time of the meeting; and (iv) shall be prima facie evidence as to who are the Members entitled to examine the list or vote at the meeting.

     3.8. Quorum. Unless a greater or lesser quorum is required in the Articles or by the Limited Liability Company Law, the Members present at a meeting in person or by proxy who, as of the record date for such meeting, were holders of a majority of the Percentage Interests held by all Members shall constitute a quorum at the meeting. Whether or not a quorum is present, a meeting of Members may be adjourned by a vote of the Members present in person or by proxy.

     3.9. Proxies. A Member entitled to vote at a meeting of Members or to express consent or dissent without a meeting may authorize other Persons to act for such Member by proxy. A proxy shall be signed by the Member or its authorized agent or representative and shall not be valid after the expiration of one year from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the Member executing it except as otherwise provided by the Limited Liability Company Law.

     3.10. Inspectors of Election. The Managing Member, in advance of a Members' meeting, may, and on request of a Member entitled to vote thereat shall, appoint one or more inspectors. In case a Person appointed fails to appear or act, the vacancy may be filled by appointment made by the Managing Member in advance of the meeting or at the meeting by the Person presiding thereat. If appointed, the inspectors shall determine the Percentage Interests of all Members represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Members. On request of the person presiding at the meeting or a Member entitled to vote thereat, the inspectors shall make and execute a written report to the Person presiding at the meeting of any of the facts found by them and matters determined by them. The report shall be prima facie evidence of the facts stated and of the vote as certified by the inspectors.

     3.11. Manner of Voting. Votes shall be cast in writing, signed by the Member or its proxy. When an action is to be taken by a vote of the Members, and a quorum is present, it shall be authorized by the affirmative vote of the holders of a majority of the Percentage Interests owned by all of the Members, unless a greater plurality is required by the Articles, this Agreement or by the Limited Liability Company Law.

     3.12. Actions Without a Meeting. Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the number of Members required to approve such action, but in no event less than a majority in Percentage Interest of the Members. Each written consent will bear the date and signature of each Member who signs the consent.

4.       CAPITAL CONTRIBUTIONS

     4.1. Contributions, Members and Unitholders.

          4.1.1. The Fund intends to issue and sell in a public offering pursu-ant to a Form S-11 registration statement under the Securities Act of 1933 as amended, not less than $3,000,000 nor more than $20,000,000 in Units and to admit as Members the Unitholders who contribute cash to the capital of the Fund for such Units. Each purchaser of Units must purchase a minimum of five (5) Units, except that for Qualified Plans the minimum purchase shall be two (2) Units. Units shall be issued in Units of $500 each. A minimum of 6,000 Units and a maximum of 40,000 Units shall be issued pursuant to said registration statement.

     4.2. Upon receipt by the Escrow Agent of Three Million Dollars ($3,000,000) in cash, representing the subscription payments for 6,000 Units, the Fund will direct the Escrow Agent to transfer such funds to the Fund's general account and will commence admitting the purchasers of the Units to the Fund as Members and Unitholders not later than fifteen (15) days after escrow funds are released. Interest from the date funds were deposited in escrow until the release from escrow (net of escrow expenses) will be distributed to purchasers pro rata based on the number of days such purchaser's funds were held in escrow as soon as practicable after the date the minimum number of Units is sold. No interest in an amount less than $5.00 will be paid to purchasers. The Managing Member or its Affiliates may purchase Units to permit the release of funds from escrow. Units so purchased will be acquired for investment and on the same terms as offered to other purchasers. If subscriptions for at least 6,000 Units have not been received by __________, 2000, all funds received from purchasers as of such time will be promptly refunded to each purchaser along with any interest earned thereon (after escrow expenses) on a pro rata basis, based on the number of days such purchaser's funds were held in escrow.

     4.2 Capital Accounts.

          4.2.1. The Fund shall establish and maintain a separate capital account for each Member ("Capital Account"). The Fund shall determine and maintain each Capital Account in accordance with Regulations Section 1.704-1(b)(2)(iv). Each Capital Account shall reflect, among other items (i) all Capital Contributions made to the Fund, (ii) all allocations of Net Income and Net Loss, and (iii) all Distributions made by the Fund. Any and all amounts distributed by the Fund to a Member as a fee and/or as compensation or reimbursement for services shall not reduce such Member's Capital Account.

4.2.2. The Capital Accounts and the other provisions in this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with those Regulations and in the event of any conflict, those Regulations shall prevail.

     4.3. Capital Accounts and Capital Contributions in General.

          4.3.1. In the event that a Member's Units or a portion thereof are transferred in accordance with the provisions of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Units or portion thereof so transferred.

          4.3.2. Except as otherwise provided in this Agreement (i) no interest will accrue on any Capital Contribution or on the positive balance, if any, in any Capital Account, (ii) no Member will have any right to withdraw any part of its Capital Account or to demand or receive the return of its Capital Contribution, or to receive any Distributions from the Fund, (iii) no Member shall be required to make any additional contribution to the capital of, or any loan to, the Fund, and (iv) no Member shall have any liability for the return of any other Member's Capital Account or Capital Contributions.

5.       ALLOCATIONS OF NET INCOME AND NET LOSS

     5.1. Timing and Effect.Except as otherwise provided in this Article 5, Net Income and Net Loss shall be allocated to the Members for any fiscal year in a manner so as to comply with the requirements of Regulation Section 1.704-1(b)(2)(iv).

     5.2.     Allocation of Net Income and Net Loss.

          5.2.1. Subject to Sections 5.3 and 5.7, Net Income shall be allocated to the Members as follows:

                  (a) First, ten percent (10%) to the Managing Member and ninety percent (90%) to the Unitholders, until the Net Income allocated pursuant to this Section 5.2.1(a) for the current year and all prior fiscal years equals the cumulative Net Loss allocated to the Members pursuant to Section 5.2.2(b) for all prior fiscal years (pro rata among the Members in proportion to their share of the Net Loss being offset); and

                  (b) Next, to the Members in the same proportion as Net Cash Flow from Operations or Net Sales Proceeds were distributed to the Members pursuant to Sections 6.1.1 and 6.1.2 for the current year and all prior fiscal years, exclusive of any Distributions representing a return of Invested Capital Contributions pursuant to Section 6.1.2(i), until such time as the allocations of Net Income pursuant to this Section 5.2.1(b) for the current year and all prior fiscal years equal such Distributions for the current year and all prior fiscal years (pro rata among the Members in proportion to their share of such Distributions); and

                  (c) The balance, if any, fifty percent (50%) to the Managing Member and fifty percent (50%) to the Unitholders.

          5.2.2. Subject to Sections 5.3 and 5.7, Net Loss shall be allocated as follows:


                  (a) First, fifty percent (50%) to Managing Member and fifty percent (50%) to the Unitholders until the Net Loss allocated pursuant to this
Section 5.2.2(a) for the current year and all prior fiscal years equals the cumulative Net Income allocated to the Members pursuant to Section 5.2.1(c) for all prior fiscal years (pro rata among the Members in proportion to their share of the Net Income being offset); and
                  (b) The balance, if any, ten percent (10%) to the Managing Member and ninety percent (90%) to the Unitholders.

     5.3. Reallocations to Avoid Excess Deficit Balances. Notwithstanding any other provisions of this Agreement to the contrary, no Net Loss shall be allocated to any Member to the extent that such allocation would cause such Member to have an Adjusted Capital Account Deficit. Such Net Loss or deduction shall be reallocated away from such Member and to the other Members, on a pro rata basis, but only to the extent that such reallocation would not cause or increase any such other Member's Adjusted Capital Account Deficit. Any Net Loss reallocated hereunder shall be subject to an immediate chargeback of Net Income prior to any other allocations of Net Income pursuant to Section 5.2.1 in any subsequent period.

     5.4. Allocations Among Unitholders.  Except as otherwise provided in   this
Article V, including, without limitation, Section 5.7.7 with respect to transferred Units, allocations of Net Income or Net Loss to Unitholders as a class shall be allocated among the Unitholders in accordance with their respective Percentage Interests, including, without limitation, Section 5.7.7 with respect to transferred Units.

     5.5. Allocation in the Event of Section 754 Election. To the extent an adjustment to the adjusted tax basis of any Fund asset pursuant to Code
Section 734(b) or Code Section 743(b) is required pursuant to Regulation Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of that adjustment to the Capital Accounts shall be treated as an item of Net Income (if the adjustment increases the basis of the asset) or Net Loss (if the adjustment decreases the basis of the asset), and that Net Income or Net Loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to that Regulation.

5.6. Recapture of Deductions and Credits. If any "recapture" of deductions or credits previously claimed by the Fund is required under the Code upon the sale or other taxable disposition of any Property, those recaptured deductions or credits shall, to the extent possible, be allocated to the Members pro rata in the same manner that the deductions and credits giving rise to the recapture items were originally allocated, using the "first-in, first-out" method of accounting; provided, however, that this Section 5.6 shall only affect the characterization, but not amount of Net Income allocated among the Members for tax purposes.

     5.7.     Regulatory and Curative Allocations.

          5.7.1. Qualified Income Offset. In the event that any Member un-expectedly receives any adjustment, allocation or distribution described in Regulation Sections 1.704-1(b)(2)(ii)(d) (4), (5) or (6), items of Net Income shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of that Member as quickly as possible.

          5.7.2. Gross Income Allocation. In the event that, despite Section 5.3, any Member has an Adjusted Capital Account Deficit at the end of any fiscal year, that Member shall be specially allocated items of Net Income (or gross income) to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 5.7.2 shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 5 have been made as if Section
5.7.1 and this Section 5.7.2 were not in the Agreement.

          5.7.3. Minimum Gain Chargeback. To the extent required under Regu-lation Section 1.704-2(f), if there is a net decrease in Fund Minimum Gain during any fiscal year, each Member shall be allocated, before any other allocation of Fund items for such taxable year, items of Net Income for such year (and, if necessary, subsequent years), in proportion to, and to the extent of, an amount equal to the portion of such Member's share of such net decrease in Minimum Gain as determined under Regulation Section 1.704-2(g). The items so allocated shall be determined in accordance with Regulation Section 1.704-2(j)(2)(i). This Section 5.7.3 is intended to comply with the "minimum gain chargeback" requirements of the Regulations and shall be interpreted consistently therewith.

          5.7.4. Member Minimum Gain Chargeback. To the extent required under Regulation Section 1.704-2(i), if there is a net decrease in minimum gain attributable to Member non-recourse debt during a Fund taxable year, any Member with a share of that Member non-recourse debt minimum gain (determined under Regulation Section 1.704-2(i)(5)) as of the beginning of the year must be allocated items of Net Income for such year (and if necessary, subsequent years) equal to that Member's share of the net decrease in the Member non-recourse debt minimum gain. A Member's share of the net decrease in Member non-recourse debt minimum gain is determined in a manner consistent with the provisions of Regulation Section 1.704-2(i)(5). The items so allocated shall be determined in accordance with Regulation Section 1.704-2(j)(2)(ii). This Section 5.7.4 is intended to comply with the "partner minimum gain chargeback" requirements of the Regulations and shall be interpreted consistently therewith.

          5.7.5. Curative Allocations. The allocations set forth in Sections 5.3, 5.5, 5.7.1, 5.7.2, 5.7.3 and 5.7.4 (the "Regulatory Allocations") are
intended to comply with certain requirements of Regulation Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provision of this Article 5 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocation of other items and the Regulatory Allocations to each Member should be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

          5.7.6. Adjustment to Allocations. It is the intention of the Members that the Net Income and Net Loss for each fiscal year will be allocated to the Members in such a manner that would cause each Member's Adjusted Capital Account Balance to equal the amount that would be distributed to such Member pursuant to
Section 11.2 upon a  hypothetical  liquidation of the Fund. For purposes of this
Section 5.7.6, the "Adjusted Capital Account Balance" of a Member equals the balance of such Member's Capital Account at the end of the fiscal year increased by any amount which the Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulation Sections 1.704-2(g)(1) and (i)(5). In determining the amounts distributable to the Members under Section 11.2 upon a hypothetical liquidation, it shall be presumed that (i) all of the Fund's assets would be sold at their fair market value as determined in good faith by the Managing Member, (ii) payments to any holder of a non-recourse debt would be limited to the fair market value of the assets secured by repayment of such debt, and (iii) the proceeds of such hypothetical sale would be applied and distributed in accordance with Section 11.2. If, upon the advice of the public accounting firm retained to prepare the income tax returns of the Fund, it is determined that the intentions set forth in this Section 5.7.6 are not being met by the allocations in Article V, the Managing Member shall make such allocations of Net Income or Net Loss, or items of income, gain, loss, or deduction comprising such Net Income or Net Loss as necessary to achieve the intentions set forth in this Agreement.

          5.7.7. Allocation of Net Income and Net Loss and Distributions in Respect of Transferred Interest. To the extent allowed by Section 706(d) of the Code, and except as otherwise expressly provided in this Article V, if any Units are transferred during any tax year of the Fund, each item of income, gain, loss, deduction, or credit of the Fund for such tax year that is allocable to Unitholders shall be assigned pro rata to each day in the fiscal year to which such item is attributable and the amount of each such item so assigned to any such day shall be allocated to the Unitholder based upon its respective Percentage Interest at the close of such day; provided, however, for the purpose of accounting convenience and simplicity, the Fund shall treat a transfer of, or an increase or decrease in, Units which occurs at any time during a month as having been consummated on the last day of such month, regardless of when during such month such transfer, increase, or decrease actually occurs.

6.       DISTRIBUTIONS

     6.1.     Distributions To Members.

          6.1.1. Net Cash Flow from Operations. Subject to Section 6.3, distri-butions of Net Cash Flow from Operations of the Fund for any fiscal year will be made ninety percent (90%) to the Unitholders and ten percent (10%) to the Managing Member until the "Unitholders' 8% Preferred Return" is attained (pro rata among the Unitholders in proportion to their share of the Unitholders' 8% Preferred Return) and until the Early Investors' 12% Incentive Return is attained (pro rata among the Unitholders in proportion to their shares of the Early Investors' 12% Incentive Return). Thereafter, Distributions of Net Cash Flow from Operations shall be made fifty percent (50%) to the Unitholders (pro rata among the Unitholders in proportion to their Percentage Interests) and fifty percent (50%) to the Managing Member.

          6.1.2. Net Sales Proceeds.Subject to Section 6.3, Net Sales Proceeds, after replenishment of any reserves, will be distributed in the following order of priority: (i) first, one hundred percent (100%) to the Unitholders in an amount equal to their Invested Capital Contributions, calculated at the time of such Distribution (pro rata among the Unitholders in proportion to their Invested Capital Contributions); (ii) ninety percent (90%) to the Unitholders and ten percent (10%) to the Managing Member until the Unitholders have received distributions in an amount equal to the unpaid balance of their aggregate

Unitholders' 8% Preferred Return (pro rata among the Unitholders in proportion to their share of the Unitholders' 8% Preferred Return); and (iii) thereafter, fifty percent (50%) to the Unitholders (pro rata among the Unitholders in proportion to their Percentage Interests) and fifty percent (50%) to the Managing Member.

     6.2.  Distributions of Uninvested  Assets.  Subject  to the  provisions  of
Section 6.4, all cash or cash equivalents which constitute part of the assets of the Fund which have not been invested in Properties by December 31, 2001 shall be distributed pursuant to Section 6.1.2(i) to the Unitholders promptly after and as of the end of such year.

     6.3. Limitations on Distributions. The Distributions to be made pursuant to this Article 6 are subject to the limitations of this Section 6.3. Distributions may be made only if the Managing Member determines in its reasonable judgment that the Fund has sufficient cash on hand exceeding the current and the anticipated needs of the Fund to fulfill its business purposes (including its needs for operating expenses, acquisitions and reserves). Distributions will be made in cash. No Distribution will be declared or made if, after giving it effect, the Fund would not be able to pay its debts as they become due in the usual course of business or the fair market value of the Fund's assets would be less than the sum of its liabilities. All such Distributions to Unitholders shall be made only to the Persons who, according to the books and records of the Fund, are the holders of record of the Units in respect of which such Distributions are made on the actual date of Distribution. Neither the Fund nor the Managing Member shall incur any liability for making Distributions in accordance with this Article 6.

     6.4. Return of Distribution. Except for Distributions made in violation of the Limited Liability Company Law or this Agreement, no Unitholder shall be obligated to return any Distribution to the Fund or pay the amount of any Distribution for the account of the Fund or to any creditor of the Fund. The amount of any Distribution returned to the Fund by a Unitholder or paid by a Unitholder for the account of the Fund or to a creditor of the Fund shall be added to the account or accounts from which it was subtracted when it was distributed to the Unitholder.

     6.5. Withholding on Distributions. To the extent that any Distribution is subject to Federal or state withholding, the portion of any such Distribution withheld and paid over to Federal or state authorities shall be treated for all purposes hereunder as if such amount was actually distributed to the particular Member otherwise entitled to receive such amount.

7.       DISPOSITION OF UNITS

     7.1. General. Every sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation, or other disposition of any Units will be made only in compliance with this Article 7. No Units will be disposed of unless and until:

          7.1.1. such instruments as may be required by the Limited Liability Company Law or other applicable law or to effect the continuation of the Fund and the Fund's ownership of its Properties are executed and delivered and/or filed;

          7.1.2. the instrument of assignment binds the assignee to all of the terms and conditions of this Agreement, and all amendments thereto, as if the assignee were a signatory party hereto; and

          7.1.3. the instrument of assignment is manually signed by the assignee and assignor and the proposed disposition is consented to by the Managing Member, in its reasonable discretion, after determining that such disposition will not be a prohibited disposition pursuant to Section 7.2.

      7.2. Prohibited Dispositions. Any attempted sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation, or other disposition of any Units will be null and void if it is not made in compliance with this Article 7 or:

          7.2.1. subject to waiver by the Managing Member upon advice of coun-sel, if the disposition (in conjunction with prior dispositions) would cause a termination of the Fund under the Code;

          7.2.2. if the disposition would, in the opinion of tax counsel to the Fund, jeopardize the status of the Fund as a partnership for federal income tax purposes or cause the Fund to be treated as a publicly-traded partnership;

          7.2.3. if the disposition would not be in compliance with any and all state and federal securities laws and regulations; or

          7.2.4. if the disposition would cause the assets of the Fund to be characterized as "plan assets" under ERISA.

     7.3. Permitted Dispositions. Subject to applicable law, and the provisions of this Article 7, a Member may assign all or part of its Units in the Fund. Unless authorized by the Managing Member, a Member may not assign fractional Units or less than the minimum number of Units purchasers were initially required to purchase pursuant to the Form S-11 registration statement. No partial interest (i.e., an interest in only Distributions and allocations of the Fund) in any Unit or Units may be assigned by a Unitholder, only an entire interest in any Unit or Units may be assigned pursuant to this Article 7.

     7.4.     Admission of Assignee as a Member.

          7.4.1. An assignee of a Unit pursuant to an assignment permitted in this Agreement shall, subject to the provisions of this Article 7, and with the consent of the Managing Member pursuant to Section 7.1.3, be admitted as a Member and Unitholder in the Fund in the place and stead of the assignor Unitholder in respect of the Units acquired from the assignor Unitholder and shall have all of the rights, powers, obligations, and liabilities, and be subject to all of the restrictions, of the assignor Unitholder, including, without limitation, but without release of the assignor Unitholder, the liability of the assignor for any existing unperformed obligations of the assignor Unitholder.

          7.4.2. The substitute Unitholder will be considered a Member of the Fund, will have all of the rights and powers and is subject to all of the restrictions and liabilities of an initial Unitholder.

8.       MANAGEMENT

     8.1. Management of Business. The business and affairs of the Fund shall be managed by its Managing Member. The initial Managing Member of the Fund shall be

Cornerstone Industrial Properties, LLC, a California limited liability company. No Member, in its individual capacity, shall have the power or authority to legally bind the Fund, except as otherwise provided herein.

     8.2. General Powers of the Managing Member. Except as may otherwise be pro-vided in this Agreement, the ordinary and usual decisions concerning the business and affairs of the Fund will be made by the Managing Member. The Managing Member has the power, on behalf of the Fund, to do all things necessary or convenient to carry out the business and affairs of the Fund, including, without limitation, the power to: (a) purchase, lease or otherwise acquire any real or personal property; (b) sell, convey, lease, exchange, or otherwise dispose any real or personal property; (c) open one or more depository accounts and make deposits into and checks and withdrawals against such accounts; (d) incur liabilities, and other obligations; (e) enter into agreements and execute contracts, documents, and instruments; (f) engage employees and agents, define their duties, and establish their compensation or remuneration; (g) obtain insurance covering the business and affairs of the Fund and its property and its employees and agents; (h) prosecute or defend any proceeding in the Fund's name; and (i) take all steps reasonably available to prevent the trading of Units by third parties on an established securities market or a secondary market (or the substantial equivalent thereof) or to allow any transfers of Units which could cause the Fund to violate the safe harbors set forth in the Regulations promulgated under Section 7704 of the Code.

     8.3. Limitations; Voting Rights of Members. Notwithstanding the fore-going Section 8.2, or any other provision contained in this Agreement to the contrary, no act will be taken, sum expended, decision made, obligation incurred, or power exercised by the Managing Member or any officer on behalf of the Fund except by the affirmative vote of the Managing Member and Unitholders holding a majority of the Percentage Interests with respect to (a) the adoption of an agreement of merger or consolidation; (b) any change in the character of the business and affairs of the Fund; (c) the commission of any act that would make it impossible for the Fund to carry on its ordinary business and affairs; or (d) any act that would contravene any provision of the Articles, this Agreement, or the Limited Liability Company Law. Unitholders holding a majority of the Percentage Interests may, without the concurrence of the Managing Member:
(i) amend or restate the Articles or this Agreement provided an amendment which modifies the compensation or Distributions to which the Managing Member is entitled, or affects its duties, requires the consent of the Managing Member and provided that an amendment is required, in the opinion of tax counsel to the Fund, to permit the Fund to be taxed as a partnership for federal income tax purposes, shall not require the approval of the Unitholders; (ii) remove the Managing Member (including, without limitation, upon the Managing Member's bankruptcy); (iii) elect a new Managing Member; or (iv) dissolve the Fund. The removal of the Managing Member shall not affect the interest of the Managing Member in the Fund or its right to receive Distributions as provided in Article 6 of this Agreement. Without the concurrence of Unitholders owning a majority of the Percentage Interests, the Managing Member may not voluntarily withdraw as the Managing Member unless such withdrawal would not affect the tax status of the Fund and would not materially adversely affect the Unitholders.

     8.4. Compensation and Expense Reimbursement. The Managing Member and/or its Affiliates which may include the Dealer Manager shall be entitled to receive the following compensation and expense reimbursements:

          8.4.1. Selling commissions of seven percent (7%) per Unit on all Units issued by the Fund, payable to the Dealer Manager;

          8.4.2. Marketing Support Fee of two percent (2%) per Unit on all Units issued by the Fund;

          8.4.3 Non-Accountable Expense Allowance of one percent (1%) per Units issued by the Fund

          8.4.4. Due Diligence Expense Allowance Fee of up to one-half percent (0.5%) per Unit on all Units issued by the Fund, payable to the Dealer Manager;

          8.4.5. Reimbursement of actual expenses incurred in connection with the offer and sale of the Units by the Fund including but not limited to legal and accounting fees, registration and filing fees, printing costs, travel, escrow and other expenses in connection with Fund formation, qualification and registration and in marketing and distributing the Units under applicable federal and state law. This includes any expenses directly related to the offering and sale of Units including the salary and benefits of one employee of Cornerstone Ventures, Inc. who is solely dedicated to identifying and working with the Participating Brokers;

          8.4.6. Reimbursement of actual expenses incurred in connection with the acquisition of Properties whether or not acquired, including non-refundable option payments on property not acquired, surveys, appraisals, title insurance and escrow fees, legal and accounting fees, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses and other related expenses;

          8.4.7.Reimbursement of actual cost of goods and materials and services supplied to the Fund by the Managing Member but not in excess of the cost of the Fund would pay an unaffiliated third party for such goods, materials or services;

          8.4.8. Property management fees of no more than six percent (6%) of the gross income generated by the Fund from gross rental income generated by each Property;

          8.4.9. Leasing commissions paid upon execution of new and renewal leases equal to six percent (6%) of rent scheduled to be paid during the first and second year of the lease, five percent (5%) during the third and fourth years and four percent (4%) during the fifth and later years;

          8.4.10. Construction supervision fee equal to ten percent (10%) of th cost of tenant improvements and capital improvements to the Properties;

          8.4.11. Distribution of ten percent (10%) of Net Cash Flow from Oper-ations until Unitholders have received Distributions equal to the Unitholders' 8% Preferred Return and thereafter fifty percent (50%) of Net Cash Flow from Operations;

          8.4.12. Property disposition fees equal to six percent (6%) of the contract sales price of the Properties sold by the Managing Member and/or its Affiliates pursuant to a non-exclusive arrangement; and

          8.4.13. Ten percent (10%) of the Net Sales Proceeds after Unitholders have received an amount equal to one hundred percent (100%) of their Invested Capital Contributions and their Unitholders' 8% Preferred Return and thereafter, fifty percent (50%) of Net Sales Proceeds after Unitholders have received an amount equal to their Unitholders' 8% Preferred Return.

     8.5. Contracts with the Managing Member and its Affiliates. Any agree-ments, contracts and arrangements with the Managing Member or its Affiliates permitted hereunder shall be subject to the following conditions: (i) any such agreements, contracts or arrangements, other than for Property leasing services, Property management services, construction supervision services or Property disposition services provided for in Sections 8.4.7, 8.4.8, 8.4.9 and 8.4.11 of this Agreement, shall be embodied in a written contract which describes the services to be rendered and all compensation to be paid; (ii) the compensation, price or fee must be competitive, (iii) any such agreements, contracts or arrangements shall be fully and promptly disclosed to all Members in the reports made available pursuant to Section 2.4; (iv) any such agreements, contracts or arrangements other than for Property leasing services, Property management services, construction supervision services or Property disposition services provided for in Sections 8.4.7, 8.4.8, 8.4.9 and 8.4.11 of this Agreement shall be terminable by a majority in Percentage Interest of the Unitholders, without penalty, upon not more than sixty (60) days' prior written notice; and (v) the Managing Member or its Affiliate must be previously and independently engaged in the business of rendering the services or selling or leasing the goods to be provided, as an ordinary and ongoing business.

     8.6. Authority. All employees and agents of the Fund shall have such authority and perform such duties in the conduct and management of the business and affairs of the Fund as may be designated by the Managing Member and this Agreement.

     8.7. Standard of Care. Each person appointed by the Managing Member to perform duties for the Fund will discharge his or her duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he or she reasonably believes to be in the best interests of the Fund.

     8.8. Liability. To the extent that, at law or in equity, a Member or other Person has duties (including fiduciary duties) and liabilities thereto to the Fund or to another Member or the Managing Member, any such Member or other Person acting under this Agreement shall not be liable to the Fund or to any such other Member for the Member's or other Person's good faith reliance on the provisions of this Agreement. No Member or any other Person shall be liable for any monetary damages to the Fund for any breach of such duties except for receipt of a financial benefit to which the Member or other Person is not entitled, voting for or assenting to a Distribution to Members in violation of this Agreement or the Limited Liability Company Law, a knowing violation of law, participation in tortious conduct or pursuant to a written agreement or contractual obligation other than this Agreement entered into by the Member.

     8.9. Other Interests. Subject to Sections 9.4 and 9.5 and applicable law, each of the Members may engage in or possess an interest in other business ventures (unconnected with the Fund) of every kind and description, independently or with others including, but not limited to, participation in other limited liability companies and partnerships engaged in the same line of business as the Fund. Neither the Fund nor the Members shall have any rights in and to such independent ventures or the income or profits therefrom by reason of any position in the Fund.

     8.10.    Prohibited Acts.

          8.10.1. Tax Election. The Managing Member is prohibited from electing corporate tax classification status.

          8.10.2. No Trading Market for Units. The Members are prohibited from (i) listing, facilitating, or recognizing the trading of Units on an established securities market or (ii) creating for Units or facilitating or recognizing the trading of Units on a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704 and the Regulations promulgated thereunder.

9.       INVESTMENT OBJECTIVES AND POLICIES

     9.1. Duties and Responsibilities; Investment Allocation. It shall be the duty of the Managing Member to ensure that the purchase, sale, retention and disposal of the Fund's Properties, and the investment policies of the Fund and the limitations thereon or amendment thereof are at all times consistent with such policies, limitations and restrictions as are contained in this Article 9. Except as specifically restricted in this Agreement, the investment objectives and policies of the Fund shall be controlled by the Managing Member, which has the power to modify or alter such policies without the consent of the Members.

     9.2. Prohibited Investments and Activities. Unless approved by the Members of the Fund in the manner provided in Section 3.11, the Fund shall commit funds to investment in Properties and shall further be subject to the following restrictions:

          9.2.1. Prior to acquisition of Properties,and with respect to reserves and any other uninvested funds of the Fund, the Fund may temporarily invest its funds in short-term, highly liquid investments where there is appropriate safety of principal, such as (i) government obligations, (ii) bank accounts or certificates of deposit, (iii) short-term debt obligations and interest-bearing accounts all of which are insured, guaranteed, or issued by the United States Government and (iv) money market funds investing solely in government-backed securities. No funds shall be commingled with those of other Persons.

          9.2.2. No investment shall be made in mortgages, trust deeds and other similar obligations.

          9.2.3. The Fund shall not reinvest Net Cash Flow from Operations or Net Sale Proceeds.

          9.2.4. Investments by the Fund in Properties other than multi-tenant industrial properties shall be prohibited. The Fund may invest in multi-tenant industrial properties through general partnerships or joint ventures with non-Affiliates that own or operate one or more Properties if the Fund acquires a controlling interest in the general partnerships, limited liability companies or joint ventures.

          9.2.5. All Property purchases by the Fund will be supported by an appraisal.

          9.2.6. The  Fund will  not invest more than  $25,000,000 in  any   one
Property.

          9.2.7. The Fund shall not purchase any properties from or sell properties to the Managing Member or its Affiliates or any entity affiliated with or managed by any of them.

          9.2.8. The Fund shall not make loans to the Managing Member or its Affiliates or to any other person or entity.

          9.2.9. The Fund shall not repurchase Units.

          9.2.10. The Fund shall not pay Acquisition Fees for any Property which exceed 18% of the Gross Proceeds applicable to such Property or such lesser amount customarily charged in arms' length transactions by persons rendering similar services as an ongoing public activity in the same geographic location and for comparable property.

     9.3. Borrowing Policies. The Members acknowledge that funds may be required in addition to the Capital Contributions made pursuant to Section 4.1 hereof in order to meet the operating expenses of the Fund. All additional funds required for such purpose will be obtained from the proceeds of unsecured loans pursuant to such terms, provisions and conditions and in such manner as the Managing Member shall determine. The Fund will not borrow funds for any other purpose, including, without limitation, for the purpose of acquiring or holding any Properties. The aggregate borrowings of the Fund for operating expenses will not exceed the greater of $100,000 or five percent of the Capital Contributions of all Members and will be reviewed by the Managing Member at least quarterly. In the event the Fund borrows money from the Managing Member or an Affiliate of the Managing Member, the Managing Member or Affiliate shall make such loan to the Fund at the Managing Member's of Affiliate's cost of borrowing.

     9.4. Conflicts of Interest. Any Member may engage independently or with others, in other business ventures of any nature and description, whether or not in competition, including, without limitation, the rendering of advice or services of any kind to other investors and the making or management of other investments. Nothing in this Agreement shall be deemed to prohibit the Managing Member or any of its Affiliates from dealing, or otherwise engaging in business, with Persons transacting business with the Fund or from providing services relating to the purchase, sale, management, development or operation of real property and receiving compensation therefor; provided that such dealings, business, or provisions of services shall not involve any rebate or reciprocal arrangement that has the effect of circumventing any restriction set forth herein upon dealing with Affiliates of the Managing Member. Neither the Fund nor any Member shall have any right by virtue of this Agreement or the relationship created hereby in or to such ventures, even if such ventures compete with the business of the Fund.

     9.5. Conflict Resolution Procedures. In order to reduce or eliminate certain potential conflicts of interest, the Managing Member hereby agrees to the following restrictions relating to (i) transactions between the Fund and the Managing Member or any of its Affiliates, (ii) certain future offerings, and
(iii) allocation of Properties  among certain  affiliated  ventures:

          9.5.1. All transactions between the Fund and the Managing Member or any of its Affiliates for the provision of goods or services to the Fund, other than those specifically provided for in the Operating Agreement, must be evidenced by written agreements which may be terminated without penalty, upon 60 days' prior written notice, by vote of the Members as provided in Section 3.11. The terms of such agreements must be comparable to the terms available from unrelated parties, and the compensation payable thereunder shall be competitive with the amount charged by independent parties for comparable goods or services.

          9.5.2. In the event that the Fund and a public or private entity with which the Managing Member or any of its Affiliates are affiliated have the same investment objectives and structure, and an investment opportunity becomes available which is suitable for both entities and for which both entities have sufficient funds available to invest, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. In determining whether or not an investment opportunity is suitable for more than one investment program, the Managing Member and its Affiliates will examine such factors, among others, as the cash requirements of each investment program, the effect of the acquisition both on diversification of each investment program's investments by geographic area, the size of the investment, the amount of funds available to each investment program, and the length of time such funds have been available for investment.

          9.5.3. The Managing Member and its Affiliates have agreed not to attempt to sell any Property or any interest therein contemporaneously with a property owned by another investment program managed by the Managing Member or any of its Affiliates if the two properties are within a five-mile radius of each other, unless it is believed that a suitable purchaser for each facility can be located.

10.      INDEMNIFICATION

     10.1.  Indemnification.  Subject to all of  the  other  provisions of  this
Article 10, the Fund shall indemnify a Person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the Fund, by reason of the fact that he, she or it is or was a Managing Member of the Fund, or is or was serving at the request of the Fund as a director, officer, partner, trustee, employee or agent of another foreign or domestic limited liability company, corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him, her or it in connection with the action, suit or proceeding, if the Person acted in good faith and in a manner he, she or it reasonably believed to be in or not opposed to the best interests of the Fund or its Members, did not breach such Person's fiduciary duties to the Fund and whose actions did not constitute fraud, willful misconduct or gross negligence, and with respect to a criminal action or proceeding, if the Person had no reasonable cause to believe his, her or its conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, itself, create a presumption that the Person did not act in good faith and in a manner which he, she or it reasonably believed to be in or not opposed to the best interests of the Fund or its Members, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his, her or its conduct was not unlawful.

     10.2. Certain Actions. Subject to all of the provisions of this Article, the Fund shall indemnify a Person who was or is a party to or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the Fund to procure a judgment in its favor by reason of the fact that he, she or it is or was a Managing Member or officer of the Fund, or is or was serving at the request of the Fund as a director, officer, partner, trustee, employee or agent of another foreign or domestic limited liability company, corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including actual and reasonable attorneys' fees, and amounts paid in settlement incurred by the Person in connection with the action or suit, if the Person acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Fund or its Members, did not breach such Person's fiduciary duties to the Fund and whose actions did not constitute fraud, willful misconduct or gross negligence. However, indemnification shall not be made for a claim, issue, or matter in which the Person has been found liable to the Fund unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Person is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

     10.3. Expenses of Successful Defense. To the extent that a Person has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Section 10.1 or 10.2 of this Agreement, or in defense of a claim, issue or matter in the action, suit, or proceeding, he, she or it shall be indemnified against expenses, including actual and reasonable attorneys' fees, incurred by him, her or it in connection with the action, suit or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this Article 10.

     10.4. Determination that Indemnification is Proper. An indemnification under Section 10.1 or 10.2 of this Agreement, unless ordered by a court, shall be made by the Fund only as authorized in the specific case upon a determination that indemnification of the Person is proper in the circumstances because he, she or it has met the applicable standard of conduct set forth in Section 10.1 or 10.2, whichever is applicable. Determination that indemnification is proper shall be made as follows:

          10.4.1. Managing Member. For the indemnification of the Managing Mem-ber of the Fund, such determination shall be made only if all of the following conditions shall be satisfied:

               10.4.1.1. The Managing Member has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Fund.

               10.4.1.2. Such liability or loss was not the result of fraud, gross negligence or willful misconduct by the Managing Member.

               10.4.1.3. Such indemnification or agreement to hold harmless is recoverable only out of the assets of the Fund and not from the Members.

               10.4.1.4.  Such determination shall be made  in  either  of   the
following ways: (A) by independent legal counsel in a written opinion; or (B) by the Members pursuant to Section 3.11.

         If and only to the extent prohibited by applicable law, indemnification will not be allowed on any liability imposed by judgment, and costs associated therewith, including attorneys' fees, arising from or out of a violation of state or federal securities laws associated with the offer and sale of the Fund's Units. Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that a court either:
(1) approves the settlement and finds that indemnification of the settlement and related costs should be made; or (2) approves indemnification of litigation costs if a successful defense is made.

          10.4.2. Others. For the indemnification of all Persons other than the Managing Member of the Fund, such determination shall be made in any of the following ways: (A) by the Managing Member provided the Managing Member was not a party to the action, suit or proceeding; (B) by independent legal counsel in a written opinion; or (C) by the Members pursuant to Section 3.11.

     10.5. Indemnification for Portion of Expenses. If a Person is entitled to indemnification under Section 10.1 or Section 10.2 of this Agreement for a portion of expenses including attorneys' fees, judgments, penalties, fines and amounts paid in settlement, but not for the total amount thereof, the Fund may indemnify the Person for the portion of the expenses, judgments, penalties, fines or amounts paid in settlement for which the Person is entitled to be indemnified.

     10.6.  Expense  Advances.  Expenses   incurred  in  defending  a  civil  or
criminal  action,  suit or proceeding  described in Section 10.1 or 10.2 of this

Agreement may be paid by the Fund in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Person involved to repay the expenses if it is ultimately determined that the Person is not entitled to be indemnified by the Fund. The undertaking shall be by unlimited general obligation of the Person on whose behalf advances are made but need not be secured.

     10.7. Indemnification of Employees and Agents of the Fund.The Fund may, to the extent authorized from time to time by the Managing Member, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Fund to the fullest extent of the provisions of this Article 10 with respect to the indemnification and advancement of expenses of the Managing Member and officers of the Fund.

     10.8. Former Managing Members, Officers, Employees and Agents. The indemnification provided in the foregoing sections of this Article 10 continues as to a Person who has ceased to be a Managing Member, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such Person.

     10.9. Insurance. The Fund may purchase and maintain insurance on behalf of any Person who is or was a Managing Member, officer, employee or agent of the Fund, or who is or was serving at the request of the Fund as a director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such Person and incurred by such Person in any such capacity or arising out of such Person's status as such, whether or not the Fund would have power to indemnify such Person against such liability under this Agreement or the laws of the State of California.

     10.10. Contract Right to Indemnity. The right to indemnification conferred in this Article 10 shall be a contract right, and shall apply to services of a Managing Member or officer as an employee or agent of the Fund as well as in such Person's capacity as a Managing Member or officer. Except as provided in
Section 10.4 of this  Agreement,  the Fund shall have no obligations  under this
Article 10 to indemnify any Person in connection with any proceeding, or part thereof, initiated by such Person without authorization by the Managing Member.
10.11. Exclusivity; Other Indemnification. The indemnification or advancement of expenses provided under this Article 10 is not exclusive of other rights to which a Person seeking indemnification or advancement of expenses may be entitled under a contractual arrangement with the Fund. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the Person seeking indemnification or advancement of expenses.

     10.12. Amendment or Deletion. No amendment or deletion of this Article 10 shall apply to or have any effect on any Managing Member or officer of the Fund for or with respect to any acts or omissions of any such Person occurring prior to such amendment or repeal.

11.      DISSOLUTION, WINDING UP AND REDEMPTION

11.1. Dissolution. The Fund will dissolve and its affairs will be wound up on the first to occur of the following events: (a) December 31, 2010; (b) the entry of a decree of judicial dissolution, as provided under the Limited Liability Fund Law; or (c) by the consent of a majority of the Unitholders by Percentage Interest. None of the events set forth in Section 17350(d) of the Limited Liability Company Law will cause or result in a dissolution of the Fund, and the occurrence of any such events will have no effect on the Fund or its continuing existence. All of the Members are hereby deemed to consent to continue the Fund without interruption upon the occurrence of any such events to the extent that this Agreement is determined not to control whether a dissolution has occurred upon the occurrence of any such events.

     11.2. Winding Up. Upon dissolution, the Fund will cease carrying on its business and affairs, will commence the winding up of the Fund's business and affairs, and will complete the winding up as soon as practicable. The Managing Member will control such winding-up process. Upon the winding up of the Fund, the assets of the Fund will be distributed first to creditors to the extent permitted by law in satisfaction of the Fund's debts, liabilities, and obligations, including contingent liabilities for which reserves may be established in the discretion of the Managing Member, and then to the Members in accordance with Article 6 and their relative positive Adjusted Capital Account Balances. Such proceeds will be distributed to such Members as soon as practicable after the date of winding up.

12.      MISCELLANEOUS PROVISIONS

     12.1. Counsel to the Fund. Counsel to the Fund may also be counsel to the Managing Member or any Affiliate of the Managing Member. The Managing Member may execute on behalf of the Company and the Unitholders any consent to the representation of the Fund that counsel may request pursuant to the California Rules of Professional Conduct or similar rules in any other jurisdiction ("Rules"). The Fund has initially selected Oppenheimer Wolff & Donnelly LLP ("Counsel") as legal counsel to the Fund. Each Unitholder acknowledges that Counsel does not represent any Unitholder in the absence of a clear and explicit agreement to such effect between the Unitholder and Counsel, and that in the absence of any such agreement, Counsel will owe no duties directly to a Unitholder. In the event any dispute or controversy arises between any Members and the Fund, or between any Unitholders or the Fund, on the one hand, and the Managing Member (or Affiliate of the Managing Member) that Counsel represents, on the other hand, then each Member agrees that Counsel may represent either the Fund or such Managing Member (or its Affiliate), in any such dispute or controversy to the extent permitted by the Rules, and each Member hereby consents to such representation. Each Unitholder further acknowledges that Counsel has not represented the interests of any Unitholder and hereby waives any conflict of interest with respect to Counsel's representation of the Fund.

     12.2. Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original, but all of which will constitute one and the same.

     12.3. Entire Agreement. This Agreement constitutes the entire agreement among the parties and contains all of the agreements among the parties with res-pect to its subject matter. This Agreement supersedes all other agreements, either oral or written, among the parties with respect to its subject matter.

     12.4. Severability. The invalidity or unenforceability of any particular provision of this Agreement will not affect its other provisions, and this Agreement will be construed in all respects as if such invalid or unenforceable provisions were omitted.

     12.5. Pronouns; Statutory Reference. All pronouns and all variations there-of shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. Any reference to the Code, the Regulations, the Limited Liability Company Law or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

   12.6. Power of Attorney. Each Member constitutes and appoints the Managing Member of the Fund with full power of substitution, its true and lawful attorney to make, execute, and acknowledge and file in its name, place and stead:

          12.6.1.  This Agreement;

          12.6.2. Any certificate or other instrument, including registrations or filings concerning the use of fictitious names and necessary or appropriate filings under the federal and state securities laws;

          12.6.3.  Documents required to dissolve and terminate the Fund;

          12.6.4. Amendments and modifications to the Articles or any of the instruments described above;

          12.6.5. Amendments and modifications to this Agreement which have been approved pursuant to the terms hereof; and

          12.6.6. All loan and security agreements, notes, instruments and other similar documents which are necessary or desirable for the Fund to conduct its business as contemplated by this Agreement.

         This power of attorney is coupled with an interest and is irrevocable.

      12.7. Notices. Any notice permitted or required under this Agreement will be conveyed to the party at the address set forth in the books and records of the Fund and will be deemed to have been given when deposited in the United States mail, postage paid, or when delivered in person, by courier, or by facsimile transmission. In the event all notices and distributions sent to a Unitholder have been returned for two consecutive years, the Fund may cease sending notices and distributions to said Unitholder.

     12.8. Binding Effect. Subject to the provisions of this Agreement relating to disposition of Units, this Agreement will be binding upon and will inure to the benefit of the parties and their distributees, heirs, successors, and assigns.

     12.9. Governing Law. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of California.

13.      BINDING ARBITRATION

     13.1. Arbitration of Controversy or Claim. Any controversy or claim arising out of or relating to this Agreement or the breach hereof, shall be settled by arbitration in accordance with the commercial rules of the American Arbitration Association then in effect. The decision of the arbitrator shall, except for mistakes of law, be final and binding upon the parties hereto, and judgment upon the award rendered by the arbitrator, which shall, in the case of damages, be limited to actual damages proven in the arbitration, may be entered in any court having jurisdiction thereof.

     13.2. Single Arbitrator; Situs of Arbitration. There shall be a single arbitrator who shall be an existing or former judge of a court of record within the United States or an attorney in good standing admitted to practice for a period of at least ten (10) years within the United States. No arbitration shall involve parties other than the parties hereto and their respective successors and assigns or be in any respect binding with respect to any such other parties. The situs of the arbitration will be in the County of Orange, State of California.

     13.3. Discovery.The parties to any arbitration arising hereunder shall have the right to take depositions and to obtain discovery regarding the subject matter of the arbitration and to use and exercise all of the same rights, remedies and procedures, and be subject to all of the same duties, liabilities, and obligations in the arbitration with respect to the subject matter thereof, as if the subject matter of the arbitration were pending in a civil action before a court of highest jurisdiction in the state where the arbitration is held. The arbitrator shall have the power to enforce said discovery by imposition of the same terms, conditions, consequences, liabilities, sanctions and penalties as can be or may be imposed in like circumstances in a civil action by a court of highest jurisdiction of the state in which the arbitration is held, except the power to order the arrest or imprisonment of a person.

     13.4. Attorneys' Fees. If any party commences an action, either arbitration or court proceedings, against any other party arising out of or in connection with this Agreement, the prevailing party or parties shall be entitled to receive from the losing party or parties, both attorney's fees and costs of the arbitration and/or suit as part of the judgment rendered.

14.      DEFINITIONS

         The following terms used in this Agreement shall have the meanings described below:

         "Acquisition Fees" shall mean the total of all fees and commissions paid by any person or entity to any other person or entity in connection with the selection or acquisition of any property, including, without limitation, real estate or other commissions, acquisition fees, finder's fees, selection fees, non-recurring management fees, consulting fees, or any other fees or commissions of a similar nature.

         "Adjusted Capital Account Balance" shall have the meaning given such term in Section 5.7.6.

         "Adjusted Capital Account Deficit" shall mean, with respect to any Member, the deficit balance, if any, in that Person's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments: (a) credit to that Capital Account the amount by which that Person is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulation Sections 1.704-2(g)(1) and (i)(5) and (b) debit to that Capital Account the items described in paragraphs (4), (5) and (6) in Section 1.704-1(b)(2)(ii)(d) of the Regulations. This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

         "Affiliate"  of  another  Person  shall  mean (i) any  Person or entity directly or indirectly through one or more intermediaries controlling, controlled by or under common control with another Person or entity, (ii) any Person or entity owning or controlling ten percent (10%) or more of the outstanding voting securities of another Person or entity, (iii) any officer, director, partner or trustee of such Person or entity, and (iv) if such other Person is an officer, director, partner or trustee of a Person or entity, the Person or entity for which such other Person or entity acts in any such capacity.

         "Agreement" shall mean this Operating Agreement, as the same may be amended from time to time.

         "Articles" shall have the meaning given such term in Section 1.1.

         "Bankruptcy" shall mean, with respect to the Managing Member, the hap-pening of any of the following:

                  (a) the making of a general assignment for the benefit of creditors;

                  (b) the filing of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing an inability to pay debts as they become due;

                  (c) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating the Person to be bankrupt or insolvent;

                  (d)  the  filing  of  a  petition   or  answer   seeking   any
reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

                  (e) the filing of an answer or other pleading admitting the material allegations of, or consenting to, or defaulting in answering, a bankruptcy petition filed against the Person in any bankruptcy proceeding;

                  (f) the filing of an application or other pleading or any action otherwise seeking, consenting to or acquiescing in the appointment of a liquidating trustee, receiver or other liquidator of all or any substantial part of the Person's properties;

                  (g) the commencement of any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation which has not been quashed or dismissed within 180 days; or

                  (h) the appointment without consent of such Person or acquiescence of a liquidating trustee, receiver or other liquidator of all or any substantial part of such person's properties without such appointment being vacated or stayed within 90 days and, if stayed, without such appointment being vacated within 90 days after the expiration of any such stay.

         "Capital Account" shall have the meaning given such term in Section 4.2.1.

         "Capital Contribution" as to any Unitholder shall mean $500 multiplied by the number of Units subscribed for by the Unitholder and, as to the Managing Member and Terry G. Roussel, shall mean the $1,000 contributed to the Fund by the Managing Member on or before a specified date. The Capital Contribution of a substituted Unitholder shall be that attributable to the interest in the Fund assigned to such substituted Unitholder.

         "Closing" shall mean the date or dates on which purchasers of Units are admitted to the Fund as Members.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Dealer Manager" shall mean Pacific Cornerstone Financial Incorporated, an entity under common ownership with the Managing Member, or such other Person or entity selected by the Managing Member to act as the dealer manager for the Offering.

         "Distributions" shall mean cash or property distributed to the Members arising from their respective interests in the Fund.

        "Due Diligence Expense Allowance Fee" shall mean a fee equal to one-half percent (0.5%) of the Gross Proceeds which is payable to the Dealer Manager to coverits due diligence expenses. Such fee may be reallowed in whole or in part to Participating Brokers which sell Units.

         "Early Investors' 12% Incentive Return" shall mean distributions of Net Cash Flow from Operations in an amount equal to a 12% non-cumulative, non-compounded annual return on a Unitholders' Invested Capital Contribution with respect to the first 6,000 Units sold by the Fund, calculated from the date the purchase price for the Units is deposited in escrow, and for twelve (12) months thereafter, to the extent that sufficient cash is available to make such distributions, in each case reduced by all prior Distributions of Net Cash Flow from Operations for the current fiscal year and all prior fiscal years. The Early Investors' 12% Incentive Return is in lieu of the Unitholders' 8% Preferred Return during the twelve (12) month period for which it applies.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" shall mean a Southern California bank in Newport Beach, California, which will hold subscribers' funds until the minimum number of Units is sold.

         "Fund" shall mean Cornerstone Industrial Properties Income and Growth Fund I, LLC, a California limited liability company.

         "Gross Proceeds" shall mean $500 multiplied by the number of Units of the Fund sold through the Offering.

         "Invested Capital Contribution", as of any date, shall mean the Capital Contribution to the Fund of a Unitholder, increased by the amount of any Volume Discount received by the Unitholder, reduced by all prior Distributions to such Unitholder pursuant to Section 6.1.2(i). Invested Capital Contributions may differ from Capital Accounts, but may not be less than zero.
         "Limited Liability Company Law" shall have the meaning given such term in Section 1.1.

         "Managing  Member"  shall have the  meaning  given such term in Section
8.1.

         "Marketing Support Fee" shall mean a fee equal to two percent (2%) of the Gross Proceeds which is payable to the Dealer Manager in consideration for assisting Participating Brokers in marketing the Units. Such fee may be reallowed in whole or in part to Participating Brokers who sell Units.

         "Member" shall mean the Managing Member and any Unitholder admitted to the Fund as a Member, including any Person admitted to the Fund as a substituted Member in accordance with the Operating Agreement. "Members" shall mean all Members of the Fund, including the Managing Member and all Unitholders.

         "Minimum Gain" shall have the meaning set forth in Regulation Section 1.704-2(d)(1).

         "Net Cash Flow From Operations" shall mean the Net Income or Net Loss for each fiscal year, exclusive of Net Sales Proceeds with respect to gain or loss arising from a Sale, with the following adjustments: (i) there shall be added to such Net Income or Net Loss the amount charged for any deduction not involving a cash expenditure (such as depreciation, amortization and accruals), and any cash receipts (excluding Net Sales Proceeds) or reserves which the Managing Member, in its sole discretion, deems to be available for Distribution; and (ii) there shall be subtracted from such Net Income or Net Loss the amount of any reserves established or maintained by the Managing Member in its sole discretion and any other nondeductible cash items, including expenditures for the acquisition of Properties and, similar capital outlay items, Distributions made to the Members prior to the end of such fiscal year, and, the amount of any and all income not attributable to cash receipts of the Fund (such as accrued accounts receivable).

         "Net Income" shall mean the taxable income of the Fund for federal income tax purposes for each taxable year, if any, determined using the accrual method of accounting.

         "Net Loss" shall mean the taxable loss of the Fund for federal income tax purposes for each taxable year, if any, determined using the accrual method of accounting.

         "Net Sales Proceeds" shall mean, in the case of a transaction described in the definition of Sale, the proceeds of any such transaction less the amount of all real estate and other brokerage commissions and closing costs paid by the Fund. In any case in which a Property is sold and the Fund receives a payment as a result thereof, such payment also shall constitute Net Sales Proceeds. Net Sales Proceeds shall not include any reserves established by the Managing Member in its sole discretion.

         "Non-Accountable Expense Allowance" shall mean a fee equal to one percent (1%) of the Gross Proceeds which is payable to the Dealer Manager as reimbursement of its costs incurred in selling the Units. Such fee may be re-allowed in whole or in part to Participating Brokers which sell Units.

         "Offering" shall have the meaning given such term in Section 3.1.

         "Organizational and Offering Expenses" shall mean any and all costs and, expenses, exclusive of Selling Commissions and the Due Diligence and Marketing Support Fee payable to the Dealer Manager, incurred by the Fund, the Managing Member, or its Affiliates in connection with the formation, qualification, organization, and registration of the Fund and the marketing and distribution of Units, including, without limitation, the following: legal, accounting, and escrow fees; printing, amending, supplementing, mailing, and distributing costs; filing, registration, and qualification fees and taxes; facsimile and telephone costs; and all advertising and marketing expenses including the costs related to broker-dealer sales meetings, including the salary and benefits of one employee of Cornerstone Ventures, Inc. solely dedicated to identifying and communicating with the Participating Brokers.

         "Participating Brokers" shall mean those broker-dealers that are members of the National Association of Securities Dealers, Inc., and that enter into participating broker agreements with the Dealer Manager to sell Units. The Dealer Manager will be considered a Participating Broker to the extent it sells Units directly to investors.

         "Percentage Interest" shall mean the percentage set forth in the books and records of the Fund, and identified as such Member's Percentage Interest, as the same may be increased or decreased from time to time pursuant to the provisions of this Agreement. Such Percentage Interest is calculated with respect to any Member by dividing the Units held by such Member by the total Units issued and outstanding and held by all the Members. The total Percentage Interest held by the Members shall always equal 100%. The Managing Member shall have no Percentage Interest with respect to its interest as Managing Member, but it may own Units and hold a Percentage Interest in the Fund with respect thereto.

         "Person" shall mean any natural person, partnership, corporation, association, trust, limited liability company or other legal entity.

         "Property"  or  "Properties"   shall  mean  the  land,   buildings  and
improvements, and related personal property, if any, which the Fund acquires.

         "Prospectus" shall have the meaning given such term in Section 3.1.

         "Public Offering Expenses" shall mean all expenses incurred by the Fund in connection with the preparation and filing of the Form S-11 registration statement by the Fund under the Securities Act of 1933, as amended, and the sale of Units pursuant to said registration statement.

         "Qualified Plans" shall mean qualified pension, profit-sharing, and stock bonus plans, including Keogh plans and individual retirement accounts.

         "Regulatory  Allocations"  shall  have the  meaning  given such term in
Section 5.7.5.

         "Sale" shall mean any transaction or series of transactions whereby the Fund sells, grants, transfers, conveys, or relinquishes its ownership and/or interest in any Property or any portion thereof, including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards.

         "Selling Commissions" shall mean the sales commissions payable to the Dealer Manager in connection with the sale of Units as described in the Prospectus equal to seven percent (7%) of Gross Proceeds, subject to reduction under certain circumstances.

         "Treasury Regulations" or "Regulations" shall mean those final, temporary and proposed regulations promulgated by the United States Treasury Department interpreting and implementing various provisions of the Code, as amended.

         "Unit" shall mean the membership interest of a Unitholder in the Fund which is represented by a Capital Contribution of $500. Where applicable, "Units" shall mean multiple or fractional Units held by a Unitholder.

         "Unitholder" shall mean any Person that owns Units, including the Managing Member with respect to Units, if any, owned by it.

         "Unitholders' 8% Preferred Return" shall mean (i) in the case of distributions of Net Cash Flow from Operations, an amount equal to an 8% non-cumulative, non-compounded annual return on a Unitholder's Invested Capital Contribution, and (ii) in all other cases, an amount equal to an 8% cumulative, non-compounded annual return on a Unitholder's Invested Capital Contribution, in each case calculated from the date a Unitholder acquires the Units and the Capital Account attributable to such Unitholder is established, to the extent that sufficient cash is available to make such Distributions, in each case reduced by all prior Distributions of Net Cash Flow from Operations and of Net Sales Proceeds for the current fiscal year and all prior fiscal years other than those prior Distributions made as a return of an Unitholder's Invested Capital Contribution pursuant to Section 6.1.2(i).

         IN WITNESS WHEREOF, the parties have executed this Agreement, to be effective on the date first above written.

                        "MANAGING MEMBER"

                        CORNERSTONE INDUSTRIAL PROPERTIES, LLC,
                        a California limited liability company


                        By: Cornerstone Ventures, Inc., a California corporation
                            Its Manager


                                  /S/ TERRY G. ROUSSEL
                            By: ---------------------------------------
                                  Terry G. Roussel, President



                             "UNITHOLDERS"

                             By: Cornerstone Industrial Properties, LLC,
                                 a California limited company, the Managing
                                 Member, as attorney-in-fact for the Unitholders set forth in the books and records of the Fund, pursuant to Section 12.6 and each such Unit-holder's Subscription Agreement

                             By: Cornerstone Ventures, Inc., a California corporation,
                                     Its Manager


                                            /S/ TERRY G. ROUSSEL
                                     By: ------------------------------------
                                           Terry G. Roussel, President

                                   EXHIBIT "B"

                                                      ____________________, 1999

                               FORM OF OPINION OF
                             COUNSEL WITH RESPECT TO
                       CERTAIN FEDERAL INCOME TAX MATTERS

Cornerstone Industrial Properties Income
   and Growth Fund I, LLC
4590 MacArthur Blvd., Suite 610
Newport Beach, CA  92660

        Re:      Cornerstone Industrial Properties Income and Growth Fund I, LLC

Ladies and Gentlemen:

         You have requested our opinion concerning certain federal income tax aspects of the offering and sale of Units of limited liability company interest in Cornerstone Industrial Properties Income and Growth Fund I, LLC, a California limited liability company (hereinafter referred to as the "Fund"), which has Cornerstone Industrial Properties, LLC, a California limited liability company, as managing member (the "Managing Member"), all as described in the Registration Statement on Form S-11 filed with the Securities and Exchange Commission on or about April 1, 1999, as amended (as amended, the "Registration Statement"), and the Prospectus included therein (as amended, the "Prospectus"). Capitalized terms used herein shall have the meaning ascribed to them in the "Glossary" section of the Prospectus or as set forth in Article 14 of the Operating Agreement of the Fund included as Exhibit A to the Prospectus. Any reference to a "partnership" or to a "partner" in the discussion which follows includes a limited liability company, such as the Fund, classified as a partnership for federal income tax purposes and the members, such as the Managing Member and Unitholders, thereof.

         In order to render our opinion, we have reviewed and relied upon (a) an executed copy of the Articles of Organization of the Fund dated October 28, 1998; (b) the Prospectus; and (c) representations of the Managing Member provided herein and as disclosed in the Prospectus, including, inter alia, that:
(i) all statements and information in the Prospectus are accurate and complete; and (ii) the Fund will be operated in a business-like manner and substantially in accordance with the Operating Agreement and Prospectus. We have assumed the accuracy of the representations contained in the Prospectus, that the Operating Agreement will be executed substantially in the form included as Exhibit "A" to the Prospectus and that the Fund will be operated in accordance with the provisions of the Operating Agreement. We have also relied upon, and based our interpretation on, pertinent provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (including Temporary and Proposed Regulations) promulgated thereunder ("Regulations"), existing judicial decisions, and current administrative rulings and procedures issued by the Internal Revenue Service ("IRS"), all of which are subject to change, with or without retroactive application, by legislation, administrative action and judicial decision. Any changes in the facts assumed hereunder or in the Code or Regulations made subsequent to the date of this opinion could materially affect the statements made herein and have adverse effects on the income tax consequences of investing in the Fund.

         This opinion is strictly subject to all of the terms, conditions and limitations set forth herein, and all references to this opinion contained in the Prospectus are expressly qualified by reference to the entirety of this

Managing Member
___________________,1999
Page 2

opinion. Further, this opinion is directed primarily to individual taxpayers who are citizens of the United States. No opinion is given with respect to federal income tax aspects of the offering which depend upon a Unitholder's particular financial or tax circumstances, and no opinion is given with respect to the federal income tax consequences to any new Unitholder substituted for a Unitholder. Foreign, state or local tax consequences are not generally addressed herein. The opinions expressed herein also do not extend to a continuation of operations following the resignation or removal of the Managing Member.

         In giving this opinion, we have considered and attempted to follow the guidelines of Formal Opinion 346 (revised) of the American Bar Association Standing Committee on Ethics and Professional Responsibility issued January 29, 1982, which requires that an attorney should, if possible, state his or her opinion as to the probable outcome on the merits of each material tax issue, i.e., each issue that would have a significant effect in sheltering income from sources other than the Fund from federal income taxes by providing deductions to investors in excess of the income of the Fund. In this regard, it should be noted that Section 9.3 of the Operating Agreement prohibits the Fund from borrowing funds for the purpose of acquiring or holding any Properties; accordingly, the Managing Member does not intend for an investment in the Fund to be a tax shelter. Our opinion attempts to address each material tax issue that involves a reasonable possibility of challenge by the IRS; however, it should be noted that this opinion is not a representation or a guarantee that the tax results opined to herein or described in the Prospectus will be achieved. This opinion has no binding effect or official status of any kind, and no assurance can be given that the conclusions reached in this opinion would be sustained by a court if contested by the IRS. For purposes of our opinion, any statement that it is "more likely than not" that any tax position will be sustained means that in our judgment at least a 51% chance of prevailing exists if the IRS were to challenge the allowability of such tax position and that challenge were to be litigated and judicially decided.

SUMMARY OF OPINIONS

         In reliance on the representations and assumptions described herein and in the Prospectus, and subject to the qualifications set forth herein and in the Prospectus, we are of the opinion that the following material tax issues are more likely than not to have a favorable outcome on the merits for federal income tax purposes if challenged by the IRS, litigated and judicially decided:

(1) The Fund will be classified as a "partnership" for federal income tax purposes and not as an "association taxable as a corporation";

(2) The Fund will not be classified as a "publicly traded partnership" under Section 7704 of the Code since the Operating Agreement limits transfers of Units, except for transfers of Units which satisfy applicable safe harbors from "publicly traded partnership" status adopted by the IRS;

(3) A Unitholder's interest in the Fund will be treated as a passive activity; and Net Income will be considered income from a passive activity subject to the potential issuance of Regulations that could classify Fund income as non-passive income;

Managing Member
___________________,1999
Page 3


(4) Fund items of income, gain, loss, deduction and credit will, pursuant to Section 704(b) of the Code and the related Regulations, be properly allocated among the Managing Member and the Unitholders, assuming such allocations are made substantially in accordance with the allocation provisions of the Operating Agreement; and

(5) The Fund is not currently required to register as a tax shelter with the IRS under Section 6111 of the Code prior to the offer and sale of the Units based upon the Managing Member's representation that the "tax shelter ratio" with respect to an investment in the Fund, as defined in the Code and Regulations, will not exceed 2 to 1 for any investor as of the close of any year in the Fund's first five calendar years.

         In addition, we are of the opinion that, in the aggregate, substantially more than one-half of the material federal income tax benefits contemplated by the Prospectus, in terms of their financial impact on a typical investor, will more likely than not be realized by an investor in the Fund.

         We are unable to form opinions as to the probable outcome of certain material tax aspects of the transactions described in the Prospectus if challenged by the IRS, litigated and judicially decided, including (i) the deductibility of and timing of deductions for certain payments made by the Fund, including but not limited to fees paid to the Managing Member and its Affiliates, (ii) whether the Fund will be considered to hold any or all of its Properties primarily for sale to customers in the ordinary course of business, and (iii) whether the Fund will be classified as a "tax shelter" under Section 6662(d) of the Code for purposes of determining the availability of certain potential exemptions from the application of the accuracy-related penalty provisions.

         The IRS may also attempt to disallow or limit some of the tax benefits derived from an investment in the Fund by applying certain provisions of the Code at the individual or Member level rather than at the Fund level. No opinion is given herein as to the tax consequences to Unitholders with regard to any material tax issue which is determined at the individual or Member level and which is dependent upon an individual Unitholder's tax circumstances, including but not limited to, issues relating to the alternative minimum tax, investment interest limitations or the application of Section 183 of the Code.

         As of the date of this opinion, no Properties have been acquired by the Fund, nor has the Fund entered into any contracts to acquire Properties. Therefore, it is impossible at this time for us to opine on the application of federal income tax laws to the specific facts which will exist when Properties are acquired by the Fund.

DISCUSSION

1.       Fund Classification (Generally).

         The availability of the income tax attributes of the Fund's activities to the Unitholders depends upon the classification of the Fund as a "partnership" for federal income tax purposes and not as an "association taxable as a corporation." In the event that the Fund, for any reason, were to be treated for federal income tax purposes as an association taxable as a

Managing Member
___________________,1999
Page 4

corporation, the Members of the Fund would be treated as shareholders of a corporation with the following results, among others: (a) the Fund would become a taxable entity subject to the federal income tax imposed on corporations; (b) items of income, gain, loss, deduction and credit would be accounted for by the Fund on its own federal income tax return and would not flow through to the Members; and (c) Distributions of cash would generally be treated as dividends taxable to the Members at ordinary income rates, to the extent of current or accumulated earnings and profits of the Fund, and would not be deductible by the Fund in computing its income tax.

         The Fund has been formed as a "limited liability company" under California law. A California limited liability company is considered an "eligible entity" under Treasury Regulations classifying business entities. Since its formation, the Fund has had at least two Members. Under current Treasury Regulations, a newly formed domestic eligible entity that has two or more owners will automatically qualify for "partnership" tax classification status. Treas. Regs. ss. 301.7701-3(b)(1)(i). If this default classification as a partnership is not acceptable, or the entity desires to change its classification, a domestic eligible entity may elect to be classified as a corporation for federal income tax purposes. See Treas. Regs. ss. 301.7701-3(c)(1)(i). The Fund, as a California limited liability company, has been formed as a qualifying domestic eligible entity, and, accordingly, it automatically will default to "partnership" classification status. Moreover, the Operating Agreement of the Fund prohibits the Managing Member from electing corporate classification status. Accordingly, it is our opinion that, subject to the discussion below regarding "publicly traded partnerships," the Fund will be classified as a "partnership" and not as an "association taxable as a corporation" for federal income tax purposes if such issue were challenged by the IRS, litigated and judicially decided. The Fund will not seek a ruling from the IRS that it will be treated as a partnership for federal income tax purposes.

         In rendering this opinion, we have relied specifically upon the fact that the Fund is duly organized and in good standing as a limited liability company under the laws of the State of California. This opinion is also premised expressly on the representation by the Managing Member that the Fund will be organized and operated strictly in accordance with the provisions of the Operating Agreement.

2.       Fund Classification (Status as a Publicly Traded Partnership).

         Section 7704 of the Code provides that even though an entity may generally be treated as a "partnership" under Section 7701(a) of the Code, entities which are deemed to be "publicly traded partnerships" will nonetheless be treated as corporations, rather than as partnerships, for federal income tax purposes, with the adverse income tax consequences to the Members as described above. Under Section 7704(b), a publicly traded partnership is defined as any partnership (or entity otherwise taxable as a partnership) whose interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof).

         The IRS has issued Regulations under Section 7704 (the "Section 7704 Regulations") that set forth limited safe harbors from the definition of a publicly traded partnership, at least two of which may be applicable to the Fund. First, interests in a partnership (or entity otherwise taxable as a partnership) will not be considered readily tradable on a secondary market or the substantial equivalent thereof if the partnership does not participate in the establishment of the market or the inclusion of its interests thereon and the partnership does not recognize any transfers made on the market by (i)

Managing Member
___________________,1999
Page 5

redeeming the transferor partner (in the case of a redemption or repurchase by the partnership), or (ii) admitting the transferee as a partner or otherwise recognizing any rights of the transferee, such as a right of the transferee to receive partnership distributions (directly or indirectly) or to acquire an interest in the capital or profits of the partnership. Second, interests in a partnership (or entity otherwise taxable as a partnership) will not be considered readily tradable if, for any taxable year of the partnership, the sum of the percentage interests in partnership capital or profits represented by partnership interests that are sold or otherwise disposed of during the taxable year, other than "disregarded transfers," does not exceed two percent (2%) of the total interests in partnership capital or profits. Disregarded transfers include, among other things, transfers by gift, transfers at death, transfers between family members, distributions from a qualified retirement plan, block transfers (which are defined as transfers by a partner and any persons related to such partner during any 30 calendar day period of partnership interests representing more than two percent (2%) of the total interests in a partnership's capital or profits), and transfers not recognized by the partnership. The Section 7704 Regulations further provide that the failure to satisfy a safe harbor provision under the Regulations will not cause a partnership to be treated as a publicly traded partnership if, after taking into account all of the facts and circumstances, partners are not readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.

         An exception from "publicly traded partnership" status also exists under Code Section 7704(c) for certain partnerships where ninety percent (90%) or more of their gross income consists of certain "qualifying" passive types of income (including interest, dividends, certain real property rents and gain from the sale or other disposition of real property (including property described in
Section 1221(1) of the Code), and gain from the sale or disposition of capital assets (or property described in Code Section 1231(b))) held for the production of any such qualifying income, among other items. The term "real property rent" for these purposes means amounts which would qualify as rent from real property under Section 856(d) of the real estate investment trust rules, as modified. In addition, "qualifying" income includes any income that would qualify as appropriate real estate investment trust income under Code Section 856(c)(2). Such income generally includes interest, dividends, rents, gains from the sale of securities or real estate assets, property tax refunds and foreclosure property income. According to the legislative history of Section 7704, qualifying income does not include real property rents which are contingent on the profits of the lessees or income from the rental or lease of personal property. H.R. Rep. No. 495, 100th Cong., 1st Sess. 947, reprinted in [1987] U.S. Code Cong. & Ad. News 2313-1693. Since a significant portion of the Fund's gross income will consist of rental income from commercial real estate, the Fund may also meet the exception from publicly traded partnership status set forth in Code Section 7704(c) due to its receipt of such qualifying income in the amount of ninety percent (90%) or more of its gross income. Nevertheless, the Fund intends to restrict trading in Units in such a manner as to qualify for the various regulatory trading safe harbors from "publicly traded partnership" status irrespective of the amount and/or nature of its gross income. It should also be noted that if only the qualifying income exception is relied upon by the Fund to avoid publicly traded partnership status, the passive activity rules, pursuant to Code Section 469(k), will be applied separately with respect to the Fund, thus, for example, preventing Fund passive income, if any, from being offset against passive activity losses from other sources.

Managing Member
___________________,1999
Page 6

         The Managing Member has represented that Units in the Fund, when issued, will not be traded on an established securities market or a secondary market or the substantial equivalent thereof. Further, the Managing Member has represented that it does not intend to cause the Units to be traded on an established securities market or a secondary market in the future. Further, the Operating Agreement limits Unit transfers of all types to transfers of Units which satisfy an applicable secondary market safe harbor contained in the
Section 7704 Regulations (or which shall satisfy any other applicable safe harbor from "publicly traded partnership" status adopted by the IRS). The Managing Member has represented that the Fund will be operated strictly in accordance with the Operating Agreement and that it will void any transfers or assignments of Units if it believes that such transfers or assignments will cause the Fund to be treated as a publicly traded partnership under the Section 7704 Regulations or any Regulations adopted by the IRS in the future.

         Based on (i) the items set forth above, (ii) the representations of the Managing Member that the Fund Units will be issued in a transaction registered under the Securities Act, (iii) the representations of the Managing Member that the Units in the Fund will not be traded on an established securities market, and (iv) the covenant of the Managing Member that it will take all actions necessary to prevent the interests in the Fund from being traded on a secondary market or the substantial equivalent thereof, we are of the opinion that it is more likely than not that the Fund will not be treated as a "publicly traded partnership" for federal income tax purposes if such issue were challenged by the IRS, litigated and judicially decided. There can be no assurance, however, that the IRS will not successfully contend that the Fund should be treated as a publicly traded partnership based on, for example, the recognition of transfers in contravention of the Operating Agreement, the actions of third parties not within the control of the Managing Member or the Fund, the ineffectiveness of the provisions of the Operating Agreement designed to avert the creation of a secondary market (or the substantial equivalent thereof), or the Fund failing to generate sufficient qualifying gross income to avoid such status.

         The Managing Member has also represented that it intends to operate the Fund such that at all times more than 90% of the gross income of the Fund will be derived from interest, real property rents (excluding rents which are contingent on the profits of the lessees and rents from rental of personal property) and gains from the sale of real property in an attempt to qualify for the 90% qualifying income exception. Hence, even if the Fund were deemed to be a publicly traded partnership, assuming the Fund is operated in accordance with its stated investment objectives, it is more likely than not that the qualifying income exception will be satisfied by the Fund and that the Fund will not be treated as a corporation for federal income tax purposes.

         The remaining summary of federal income tax consequences in this Opinion assumes that the Fund will be classified as a "partnership" for federal income tax purposes. Accordingly, if, as anticipated, the Fund is treated as a partnership for federal income tax purposes, the Fund will not be treated as a separate taxable entity subject to federal income tax, but instead each Member will be required to report on such Member's federal income tax return for each year a distributive share of the Fund's items of income, gain, loss, deduction or credit for that year, without regard to whether any actual cash distributions have been made to the Member.

Managing Member
___________________,1999
Page 7

3.       Limitations on Deduction of Fund Loss.

         The Managing Member anticipates that the Fund will produce taxable income in each year of operations and that Unitholders generally will not be allocated losses. There can, of course, be no assurance that such objective can be achieved in any fiscal year of the Fund. Anticipated operating income may not materialize due to reduced rental income with respect to the Properties or increased or unanticipated expenses. Moreover, losses could arise upon the disposition of any Properties at a loss that is in excess of taxable income from operations in the year of such loss. The ability of a Unitholder to utilize any losses in a year, should a loss be allocated to a Unitholder, is determined by applying the following three limitations dealing with basis, at-risk and passive losses. Because of the Fund's investment criteria of acquiring Properties on an all-cash basis, without so-called "leverage," it is not expected that the Fund will generate significant loss in excess of a Unitholder's basis or amount at risk in the Fund (i.e., its Capital Contribution). Even where the basis and at-risk rules do not limit losses allocated to the Unitholders, it is anticipated, however, that the passive loss rules will apply to limit the deductibility of any allocated loss.

(a)      Basis Limitations.

         A Unitholder may not deduct his share of Fund losses and deductions in excess of the adjusted basis of his Fund interest determined as of the end of the taxable year. I.R.C. ss. 704(d). Losses which exceed a Unitholder's basis will not be allowed but may be carried over indefinitely and claimed as a deduction in a subsequent year to the extent that such Unitholder's adjusted basis in his Units has increased above zero. Id. A Unitholder's adjusted basis in his Units will include his cash investment in the Fund along with his pro-rata share of any Fund liabilities. I.R.C. ss.ss. 722 and 752(a). A Unitholder's basis in his Units will be increased by his distributive share of the Fund's Net Income and decreased (but not below zero) by his distributive share of the Fund's Net Loss and by the amount of any cash Distributions which are made to him. I.R.C. ss. 705. A cash distribution to a Unitholder will constitute a return of capital to the extent of the basis of his Units and, in the event that a Unitholder has no remaining basis in his Units, will generally be taxable to him as gain from the sale of his Units.

(b)      At-Risk Limitations.

         The deductibility of Fund Net Loss is limited further by the "at risk" limitations in the Code. I.R.C. ss. 465(a). Members who are individuals, estates, trusts and certain closely-held corporations are not allowed to deduct Fund losses in excess of the amounts which such Members are considered to have "at risk" at the close of the Fund's year. Id. A Member's amount "at risk" will include the amount of his cash Capital Contribution to the Fund plus his pro-rata share of "qualified nonrecourse financing" of the Fund, if any. I.R.C. ss. 465(b). Qualified nonrecourse financing is defined to mean nonrecourse financing provided by a person unrelated to the taxpayer which is actively and regularly engaged in the business of lending money (other than a person from whom the property was purchased). I.R.C. ss. 465(b)(6). Unless and until the Fund incurs any such financing, which is not expected, only the cash Capital Contribution of a Unitholder will be taken into account when determining such Member's amount "at risk." A Member's amount "at risk" is reduced by his allocable share of Fund Net Loss and by Fund Distributions and increased by his allocable share of Fund Net Income. Any deductions disallowed to a Member under

Managing Member
___________________,1999
Page 8


this limitation may be carried forward indefinitely and utilized in subsequent years to the extent that the Member's amount "at risk" is increased in those years.

(c)      Passive Loss Limitations; Passive Income.

         The Code substantially restricts the ability of many taxpayers (including individuals, estates, trusts, certain closely-held corporations and certain personal service corporations) to deduct losses derived from so-called "passive activities." I.R.C. ss. 469(a). Passive activities generally include any activity involving the conduct of a trade or business in which the taxpayer does not materially participate (including the activity of a limited liability company in which the taxpayer is a Member) and certain rental activities (including the rental of real estate). I.R.C. ss. 469(c). Based on the above-cited authority, we are of the opinion that it is more likely than not that a Unitholder's interest in the Fund will be treated as a passive activity, for those Unitholders not affiliated with or employed by the Managing Member, if such issue were challenged by the IRS, litigated and judicially decided.

         Generally, losses from passive activities are deductible only to the extent of a taxpayer's income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income and "portfolio income," which includes nonbusiness income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. I.R.C. ss. 469(e)(1). Passive activity losses that are not allowed in any taxable year are suspended and carried forward indefinitely and allowed in subsequent years as an offset against passive activity income in future years. I.R.C. ss. 469(f). Upon a taxable disposition of a taxpayer's entire interest in a passive activity to an unrelated party, suspended passive losses with respect to that activity will then be allowed as a deduction against: (i) first, any remaining income or gain from that activity including gain recognized on such disposition; (ii) then, net income or gain for the taxable year from other passive activities; and (iii) finally, any other non-passive income or gain. I.R.C. ss. 469(g). Under the Regulations, suspended losses derived from a specific Fund Property would generally not be available to offset non-passive income or gain following the sale of such Property (other than in liquidation of the Fund) because similar real estate undertakings under common control and ownership of a pass-through entity such as the Fund are generally aggregated into a single "activity" for purposes of these rules; hence, the sale of a single Fund property not in liquidation of the Fund would not be treated as a disposition of the entire interest of a Unitholder in the passive activity.

         In the case of entities which are deemed to be publicly traded partner-ships, the Code provides that the passive activity loss rules are applied separ-ately with respect to items attributable to a publicly traded partnership. I.R.C. ss. 469(k). Accordingly, if the Fund were deemed to be a publicly traded partnership,Fund Loss, if any, would be available only to offset future non-portfolio income of the Fund. H.R. Rep. No. 495, 100th Cong., 1st Sess. 951, re-printed in [1987] U.S. Code Cong. & Ad. News 2313-1697.

         If the Fund is successful in achieving its investment and operating objectives, the Unitholders are likely to be allocated Net Income from the Fund in each year. To the extent that a Unitholder's share of the Fund's Net Income constitutes income from a passive activity (as described above), such income may

Managing Member
___________________,1999
Page 9


generally be offset by the Unitholder's net losses and credits from investments in other passive activities unrelated to the Fund.

         Assuming (i) the Properties are acquired and operated in the manner described in the Prospectus, (ii) the Properties are owned for federal income tax purposes by the Fund, and (iii) the Fund is not viewed as a "publicly traded partnership" within the meaning of Code Section 469(k), we are of the opinion that it is more likely than not that an individual Unitholder's share of the Fund's Net Income will be net income or gain from a "passive activity," as defined in Section 469 of the Code, which passive income can generally be offset by a Unitholder's net losses and credits from other passive activities, if such issue were challenged by the IRS, litigated and judicially decided. This opinion does not apply to the income that is attributable to (i) the investment by the Fund in liquid investments, such as certificates of deposit or money-market funds prior to the investment in Properties, or to Distributions of Net Cash Flow from Operations or Net Sales Proceeds to the Members, or (ii) the investment, in interest bearing accounts or otherwise, of amounts held as working capital, as security deposits, or in reserve. Such income described in the preceding sentence constitutes, for purposes of Section 469, "portfolio income" which cannot be offset by losses from passive activities. Moreover, if the Fund is a "publicly traded partnership" within the meaning of Code Section 469(k), any income from the Fund cannot offset losses from other passive activities and will be treated in a manner similar to portfolio income. You should also be aware that the Treasury Department has been given broad authority to issue Regulations defining income that does not constitute passive activity income, and no assurance can be given that future Regulations promulgated under Code Section 469, which could be applied to the Fund, will not treat Fund Net Income as income that is not from a passive activity, thereby preventing any setoff of such income against unrelated passive losses or credits. See, e.g., Treasury Decision 8175, 53 Federal Register 5686, 5695 (February 25, 1988) (discussing the possibility of issuing prospective Regulations that could characterize certain preferential income rights to partners of a partnership as "portfolio," rather than "passive," income).

4.       Allocation of Net Income and Net Loss.

         Generally, partnership items of income, gain, loss, deduction and credit are allocated among partners as set forth in the relevant partnership agreement pursuant to Section 704(a) of the Code. Section 704(b) provides, however, that if an allocation to a partner under the partnership agreement of income, gain, loss, deduction or credit (or items thereof) does not have "substantial economic effect," such allocation will instead be made in accordance with the partner's interest in the partnership (determined by taking into account all facts and circumstances).

         The Fund has not received an advance ruling with respect to whether its allocations of Net Income or Net Loss will be recognized for federal income tax purposes, and the IRS may attempt to challenge the allocations of Net Income or Net Loss made by the Fund, which challenge, if successful, could adversely affect the Unitholders by changing their respective shares of taxable income or loss.

         The Regulations under Section 704(b) (the "Section 704(b) Regulations") provide that in order to have "economic effect": (i) partners' capital accounts must be determined and maintained in accordance with the Section 704(b)
Regulations;   (ii)  upon  the  liquidation  of  the  partnership,   liquidating

Managing Member
___________________,1999
Page 10

distributions must be made in accordance with the positive capital account balances of the partners after taking into account all capital account adjustments for the partnership's taxable year during which such liquidation occurs; and (iii) if a partner has a deficit balance in his capital account following the liquidation of his interest in the partnership after taking into account all capital account adjustments for the partnership taxable year during which such liquidation occurs, he must be unconditionally obligated to restore the amount of such deficit balance to the partnership. Treas. Reg. ss. 1.704-1(b)(2)(ii)(b).

         The Section 704(b) Regulations contain an alternate test for economic effect, however, which sets forth circumstances under which allocations will be deemed to have economic effect without the requirement to restore capital account deficits upon liquidation. Such alternative test provides that an allocation will be considered to have economic effect if the partnership agreement contains provisions satisfying clauses (i) and (ii) above, the partnership agreement contains a "qualified income offset" provision and the allocation in question does not cause or increase a deficit balance in a partner's capital account as of the end of the partnership's taxable year to which such allocation relates. Treas. Reg. ss. 1.704-1(b)(2)(ii)(d). In determining whether an allocation causes or increases a deficit balance in a partner's capital account, such partner's capital account must be reduced for distributions that are reasonably expected to be made to such partner to the extent they exceed offsetting increases to such partner's capital account that are reasonably expected to occur during or prior to the partnership taxable years in which distributions reasonably are expected to be made. Id. A partnership agreement contains a qualified income offset provision if it provides that a partner who unexpectedly receives an adjustment, allocation or distribution which causes a deficit capital account balance will be allocated items of income and gain (consisting of a pro-rata portion of each item of partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate the deficit balance as quickly as possible.

         The Operating Agreement (which is the Fund's equivalent of a partnership agreement) provides for the determination and maintenance of Capital Accounts pursuant to the Section 704(b) Regulations and provides that liquidation proceeds are to be distributed in accordance with Capital Accounts; however, the Operating Agreement does not contain any provision requiring Members having deficit Capital Accounts to restore the amount of such Capital Account deficits upon liquidation. The Operating Agreement does, however, contain a qualified income offset provision and a provision that prevents the allocation of Net Loss to a Member where such an allocation would cause or increase a deficit Capital Account. The qualified income offset provision in the Operating Agreement provides that in the event that any Member receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which causes a deficit balance in such Member's Capital Account, such Member will be allocated items of Net Income (consisting of a pro-rata portion of each item of Fund Net Income, including gross income) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. Accordingly, no Member will be allocated items of Net Loss which would cause his Capital Account to be reduced below zero in any year. In addition, the Managing Member has represented that Fund Distributions are not anticipated to reduce any Unitholder's Capital Account balance below zero and that Distributions of Net Cash Flow from Operations and Net Sales Proceeds should not have a material effect on a Unitholder's Capital Account since such Distributions are anticipated to be matched by corresponding allocations of Net Income to such Member.

Managing Member
___________________,1999
Page 11



         Even if the allocations of profits and losses of a partnership are deemed to have "economic effect" under the Section 704(b) Regulations, an allocation will not be upheld unless the economic effect of such allocation is "substantial." The Section 704(b) Regulations generally provide that the economic effect of an allocation is "substantial" if there is a reasonable possibility that the allocation will affect substantially the dollar amounts to be received by partners from a partnership, independent of tax consequences. Treas. Reg. ss. 1.704-1(b)(2)(iii). The economic effect of an allocation is presumed not to be substantial if there is a strong likelihood that the net adjustments to the partner's capital account for any taxable year will not differ substantially from the net adjustments which would have been made for such year in the absence of such allocation and the total tax liability of the partners for such year is less than it would have been in the absence of such allocations. Id. The economic effect will also be presumed not to be substantial where: (i) the partnership agreement provides for the possibility that the allocation will be largely offset by one or more other allocations; (ii) the net adjustments to the partners' capital accounts for the taxable years to which the allocations relate will not differ substantially from the net adjustments which would have been recorded in such partners' respective capital accounts for such years if the original allocations and the offsetting allocations were not contained in the partnership agreement; and (iii) the total tax liability of the partners for such year is less than it would have been in the absence of such allocations. With respect to the foregoing provision, the Section 704(b) Regulations state that original allocations and offsetting allocations will not be insubstantial if, at the time the allocations become part of the partnership agreement, there is a strong likelihood that the offsetting allocations will not, in large part, be made within five years after the original allocations are made. The Section 704(b) Regulations further state that for purposes of testing substantiality, the adjusted tax basis of partnership property will be presumed to be the fair market value of such property, and adjustments to the adjusted tax basis of partnership property (such as depreciation or cost recovery deductions) will be presumed to be matched by corresponding changes in the property's fair market value.

         The allocations contained in the Operating Agreement are intended to comply with the Treasury Regulations' test for having economic effect. The Operating Agreement requires Capital Accounts to be properly maintained, requires Distributions of proceeds from the liquidation of a Unitholder's or Managing Member's interest in the Fund (whether or not in connection with the liquidation of the Fund) to be made in accordance with the Unitholder's or Managing Member's positive Capital Account balance, and contains a qualified income offset provision (as well as a provision that prohibits Net Loss allocations that would cause or increase a deficit Capital Account). Moreover, the economic effect of the allocations should be substantial because the economic and tax consequences of deductions representing paid or incurred expenses will move in tandem.

         Because of the lack of any significant borrowings by the Fund, it is not anticipated that a Unitholder's Capital Account will be reduced below zero by any Distributions of Net Cash Flow from Operations or Net Sales Proceeds, any allocations of Net Loss, or any excess expected Distributions. Consequently, the Unitholders should not be required by operation of the qualified income offset provision to recognize gross income or Net Income in any year in excess of their pro-rata share of Net Income. The Operating Agreement, in addition to meeting the Treasury Regulations' test for allocations to have economic effect, contains "minimum gain chargeback" provisions, although, due to the anticipated lack of Fund-level indebtedness, it is not likely that any such chargebacks will arise.

Managing Member
___________________,1999
Page 12

         Accordingly, it is our opinion that it is more likely than not that the Operating Agreement will comply with the safe harbor provisions in the Treasury Regulations under Code Section 704(b) and that the allocations of Net Income and Net Loss set forth in the Operating Agreement more likely than not will have substantial economic effect or will be otherwise treated as being in accordance with the interests of the Unitholders and Managing Member in the Fund, if such issue were challenged by the IRS, litigated and judicially decided. Further, the allocations of deductions and losses set forth in the Operating Agreement more likely than not will be treated as having substantial economic effect or as being otherwise in accordance with the interests of the Unitholders and Managing Member in the Fund to the extent that such allocations do not create a deficit in any Unitholder's or the Managing Member's capital account balance, taking into account all reasonably expected increases and decreases in such balance. The Section 704(b) Regulations are extremely complex, however, and in many respects subject to varying interpretations. There can be no assurance that the IRS will not challenge the allocations provided in the Operating Agreement and, if successful, reduce the anticipated tax benefits to the Unitholders and Managing Member.

         If the allocations of profits and losses in a partnership agreement are deemed not to have substantial economic effect, then as stated above, the allocations will be made in accordance with partners' interests in the partnership as determined by taking into account all of the facts and the circumstances. Treas. Reg. ss. 1.704-1(b)(3)(i). In this regard, the Section 704(b) Regulations provide that a partner's interest in a partnership will be determined by taking into account all facts and circumstances relating to the economic arrangement of the partners, including: (i) the partners' relative contributions to the partnership; (ii) the interests of the partners in economic profits and losses (if different from that in taxable income or loss); (iii) the interests of the partners in cash flow and other nonliquidating distributions; and (iv) the rights of the partners to distributions of capital upon liquidation. Id. ss. 1.704-1(b)(3)(ii).

5.       Tax Shelter Registration.

         Under Section 6111 of the Code, any entity deemed to be a "tax shelter" as defined in Section 6111(c) is required to register with the IRS. For these purposes, a "tax shelter" is defined as any investment with respect to which (i) a person can reasonably infer from the representations made that the "tax shelter ratio" for any investor may be greater than 2 to 1 as of the close of any of the first five years ending after the date in which the investment is offered for sale; and (ii) is either registered under federal or state securities laws, sold pursuant to an exemption from such registration which requires the filing of a notice with a federal or state securities agency or is a substantial investment. The "tax shelter ratio" is determined by dividing the investor's share of the aggregate deductions derived from the investment, determined without regard to income or any limitations on the deductibility of passive losses, by the amount of an investor's contributions.

         The aggregate amount of the deductions potentially allowable to any of the Members, including the Managing Member, in the offering of Units in the Fund is not expected, and has not been represented in the Prospectus or any other writing connected with the offering approved by the Managing Member, to exceed an amount equal to twice any such Member's investment in the Fund in any of the Fund's first five calendar years. In addition, the Managing Member has

Managing Member
___________________,1999
Page 13

represented that, in the absence of events which are unlikely to occur, the aggregate amount of deductions derived from any Member's investment in the Fund, determined without regard to income, will not exceed twice the amount of any such Member's investment in the Fund as of the close of any year in the Fund's first five calendar years. Further, even if the Fund were deemed to constitute a tax shelter under Section 6111, the Regulations provide that the registration requirements are suspended with respect to a tax shelter that qualifies as a "projected income investment." Temp. Treas. Reg. ss. 301.6111-1T, Q&A 57. The Regulations define a "projected income investment" as a tax shelter that is not expected to reduce the cumulative tax liability of any investor for any year during the first five years ending after the date in which the investment is offered for sale. A tax shelter is not expected to reduce the cumulative tax liability of an investor for any year during the five year period only if (a) a written financial projection or other written representation that is provided the investor prior to sale of interests in the investment states (or leads a reasonable investor to believe) that the investment will not reduce the investor's tax liability with respect to any year in the five year period, and
(b) no written or oral projections or representations, other than those related to circumstances that are highly unlikely to occur, state (or lead a reasonable investor to believe) that the investment may reduce the cumulative tax liability of any investor with respect to such years.

         Based upon the authority of the Regulations and the representations of the Managing Member that, in the absence of events which are unlikely to occur, the "tax shelter ratio" with respect to an investment in the Fund will not exceed 2 to 1 for any investor as of the close of any year in the Fund's first five calendar years, we are of the opinion that it is more likely than not the Fund is not currently required to register as a tax shelter with the IRS under
Section 6111 of the Code prior to the offer and sale of the Units, if the issue were challenged by the IRS, litigated and judicially decided.

6.       Other Material Tax Issues.

         A. Depreciation and Cost Recovery. Section 167(a) of the Code provides that the real property improvements acquired by the Fund and the personal property acquired by the Fund shall generally be entitled to a reasonable allowance for exhaustion, wear and tear or obsolescence. The amount of the allowable deduction is generally determined under Section 168 of the Code.

         In this regard, Sections 168(g)(1)(B) and (g)(2) of the Code provide that to the extent real property constitutes "tax-exempt use property," the cost recovery period will be 40 years, and in the case of personal property which constitutes "tax-exempt use property," the recovery period will be 12 years and the straight-line method must be utilized for determining deductions in each case. "Tax-exempt use property" generally includes that percentage of depreciable property owned by a partnership, such as the Fund, which equals the percentage of the partnership interests owned by tax-exempt entities unless all allocations of partnership items to the tax-exempt entity are "qualified allocations." I.R.C. ss. 168(h)(6). The allocations under the Operating Agreement may not constitute "qualified allocations," and, therefore, it is possible, although no opinion of Counsel is expressed, that real and personal property will be treated as "tax-exempt use property" to be depreciated for tax purposes using the straight-line method over 40-year and 12-year recovery periods, respectively, resulting in less favorable timing with respect to depreciation or amortization deductions of the Fund.

Managing Member
___________________,1999
Page 14

         It should also be noted that if the Fund were determined to be holding one or more Properties primarily for sale to customers in the ordinary course of business, the Fund might not be entitled to depreciation allowances with respect to such Properties, or such depreciation allowances could be substantially curtailed.
See I.R.C. ss. 167(a).

         B. Income Tax Treatment of Certain Payments Made by the Fund. The income tax consequences to the Fund as a result of certain payments made by the Fund will be as follows:

                  (i) No deduction will be allowed for the cost of organizing the Fund, but at the election of the Fund certain qualified "organizational expenses" may be amortized ratably over a period of not less than 60 months. I.R.C. ss. 709(b). Organizational expenses are generally defined as expenses which are incident to the creation of a partnership, are chargeable to a capital account and are of a character which, if expended incident to the creation of a partnership having an ascertainable life, would be amortized over such life.

         In addition, certain "start-up expenditures" may, at the election of the taxpayer, be amortized ratably over a period of not less than 60 months. I.R.C. ss. 195. Under Code Section 195, start-up expenditures which may qualify for this treatment include amounts which are paid or incurred in connection with investigating the creation or acquisition of a business, the actual creation of an active trade or business, or any activity engaged in for profit and the production of income before the active trade or business begins, in anticipation of such activity becoming an active trade or business, and which would otherwise be deductible in the year in which paid or incurred.

         The cost of syndicating the Fund, including costs and expenditures incurred in connection with promoting and marketing the Units such as sales commissions, professional fees and printing costs, are neither deductible nor amortizable.

                  (ii) The Fund intends to claim deductions for property management fees, leasing fees and real property sales commissions paid to the Managing Member or its Affiliates. Such fees will be deductible by the Fund only to the extent that such expenses are ordinary and necessary and reasonable in amount. I.R.C. ss. 162(a). Because this issue is dependent upon factual determinations which will not be known until the actual services are performed and such fees are paid by the Fund, we are unable to render an opinion as to whether such fees will constitute ordinary and necessary business expenses deductible under Section 162 of the Code.

                  (iii) Any ongoing expenses of the Fund paid to the Managing Member, such as management fees, will be deductible by the Fund only to the extent that such expenses are ordinary and necessary and reasonable in amount and either are received by the Managing Member otherwise than in its capacity as a Member under Section 707(a) of the Code or, if it constitutes a guaranteed payment to the Managing Member, under Section 707(c) of the Code. Because these issues are dependent upon factual determinations which will not be known until actual services are performed and such fees are paid by the Fund, we are unable to render an opinion as to whether such fees will be deductible by the Fund.

Managing Member
___________________,1999
Page 15

         In summary, since the appropriate classification of fees and expenses paid by the Fund into their proper categories and a determination of whether certain fees and expenses are ordinary and necessary and reasonable in amount depend upon facts relating to and existing at the time the services are to be rendered to the Fund, we are unable to render an opinion as to the probable outcome if the IRS were to challenge the deductibility (or the timing of deduction or amortization) of those fees and expenses.

         C. Investment by Qualified Plans and Other Tax-Exempt Entities. The IRS may take the position that income derived from the ownership of Units should be subject to federal income tax as "unrelated business taxable income" ("UBTI"), which is defined generally as income derived from any unrelated trade or business carried on by a tax-exempt entity or by a partnership of which it is a member. I.R.C. ss. 512(a).

         While the types of income and gain which should be realized by the Fund should not generally constitute UBTI within the meaning of Section 512(a) of the Code, all or a portion of such income would constitute UBTI if the Fund were to own property which is subject to "acquisition indebtedness." I.R.C. ss. 512(b)(4). Acquisition indebtedness is defined as the unpaid amount of: (i) indebtedness incurred in acquiring or improving property; (ii) indebtedness incurred before the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement; and (iii) indebtedness incurred after the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement and the incurrence of such indebtedness was reasonably foreseeable at the time of such acquisition or improvement. I.R.C. ss. 514(c)(1). The Fund's acquisitions of Properties will be made on an all cash basis and the Operating Agreement prohibits the Fund from borrowing funds in order to finance acquisitions of and improvements to Properties.

         If all or any portion of the Fund's income were to be characterized as UBTI by reason of the "acquisition indebtedness" rules, the "dealer" status rules (discussed at paragraph E below) or otherwise, a tax-exempt entity holding Units would be required to report a portion of its pro-rata share of the Fund's taxable income as UBTI. I.R.C. ss. 514(a)(1). Moreover, a "charitable remainder trust" qualifying for exemption from income taxation under Section 664 of the Code would lose such exemption with respect to all of its income for a tax year in which UBTI is derived from its ownership of Units and it would be required to file an income tax return on Form 1041. A tax-exempt entity (other than a charitable remainder trust) is required to file an Exempt Organization Business Income Tax Return when its gross UBTI from all sources exceeds $1,000 in any year and it is generally taxable on UBTI in excess of $1,000 in each year.

         D. Sales of Fund Property. The Managing Member anticipates that most and perhaps all of the assets to be acquired and held by the Fund will constitute "Section 1231 property," defined as real property and depreciable assets used in a trade or business and held for more than one year. I.R.C. ss. 1231(a). To the extent that Fund assets constitute Section 1231 property, a Unitholder's share of the gains or losses resulting from the sale of the Fund's assets would be combined with any other Section 1231 gains or losses realized by the Unitholder in that year from sources other than the Fund, and the net
Section 1231 gain or loss would be treated as long-term capital gain (subject to depreciation or cost recovery allowance recapture, if any) or ordinary loss, as the case may be. Net Section 1231 gains must be treated as ordinary income,

Managing Member
___________________,1999
Page 16

however, in certain situations, but only to the extent of the aggregate amount of net Section 1231 ordinary losses claimed for the five most recent taxable years (to the extent such losses have not previously been "recaptured" pursuant to this rule). I.R.C. ss. 1231(c).

         Gain will be recognized by the Fund to the extent that the amount real-ized from any sale of Fund Property exceeds the adjusted basis of such Property. I.R.C. ss. 1001(a). The adjusted basis of Fund Property will in general be its original cost less depreciation and cost recovery allowances allowed to the Fund with respect to such Property. I.R.C. ss. 1011. Loss will be recognized to the extent that the adjusted basis of such Property exceeds the amount realized. The amount realized from a sale or other disposition of Property includes the sum of cash and property received plus the amount of any liabilities assumed by the purchaser or to which the Property remains subject. I.R.C. ss. 1001(b).

         Any excess of gains over losses realized by the Fund on sales of capital assets (generally all property other than property held primarily for sale in the ordinary course of a trade or business or Section 1231 property) held for more than one year will be long-term capital gain. I.R.C. ss. 1201. Any excess of losses over gains by the Fund on the sales of any such capital assets held for more than one year will be net long-term capital loss. General ordinary and long-term capital gain tax rates and special real property depreciation recapture rates are discussed below at paragraph G.

         E. Property Held Primarily for Sale. The Fund has been organized for the purpose of acquiring and developing real estate for investment and rental purposes; however, if the Fund were at any time deemed for tax purposes to be a "dealer," i.e., a seller of real estate held primarily for sale to customers in the ordinary course of a trade or business, any gain recognized upon a sale of such real property would be taxable as ordinary income, rather than as capital gain, and would constitute UBTI to Unitholders which are exempt organizations. I.R.C. ss.ss. 1221(1) and 512(b)(5)(B).

         Whether property is held primarily for sale to customers in the ordinary course of a trade or business must be determined from all the facts and circumstances surrounding the particular property and sale in question. In this regard, the Managing Member has represented that the Fund intends to acquire existing multi-tenant industrial real estate for investment and rental purposes only and to engage in the business of owning and operating such properties. Further, the Fund will make sales thereof only as, in the opinion of the Managing Member, are consistent with the Fund's investment objectives. The IRS may take the position, however, that the gain realized on the sale of a Fund Property should be characterized as ordinary income (and UBTI) because the Fund is a dealer in such Properties. Because the resolution of this issue is dependent upon facts which will not be known until the time a Property is sold or held for sale, and due to the lack of judicial authority in this area, we are unable to render an opinion as to whether the Fund will be considered to hold any or all of its Properties primarily for sale to customers in the ordinary course of a trade or business.

         F. Sales of Units. The gain or loss realized on any sale of Units by a Unitholder (who is not a "dealer" with respect to such Units) who has held the Units for more than one year will be long-term capital gain or loss, except for that portion of any gain attributable to such Unitholder's share of the Fund's "unrealized receivables" and "inventory items," which portion would be taxed as ordinary income. I.R.C. ss.ss. 741, 751. Potential cost recovery allowance recapture on personal property (not real property) associated with Fund

Managing Member
___________________,1999
Page 17

Properties will be treated as "unrealized receivables" for this purpose. I.R.C. ss. 751(c). The Fund generally must report to the IRS the sale or exchange of any Units where any portion of the consideration received in exchange for such Unit is attributable to "unrealized receivables" of the Fund. I.R.C. ss. 6050K.

        Gain or loss on any such sale will be measured by the difference between the gross sale price and the Unitholder's adjusted tax basis in his Units. I.R.C. ss. 1001(a). In computing the gross proceeds received from the sale or other disposition of his Units, a Unitholder must include among other items his share of the Fund's nonrecourse indebtedness, if any. Treas. Reg. ss. 1.752-3.

         G. Capital Gains and Losses. The characterization of income or gain recognized by a Unitholder upon a sale of Properties by the Fund or a sale of a Unit by a Unitholder as capital or ordinary income is relevant in determining the rate at which such income is taxed and the extent to which a Unitholder may deduct capital losses. Ordinary income is taxed to individuals at a maximum federal marginal rate of 39.6%, while long-term capital gains of individuals (on most capital assets held for more than one year) are taxed at a maximum marginal rate of 20% (10% for taxpayers in the 15% rate bracket). To the extent that any gain from the sale of real property by the Fund represents the recapture of prior straight-line depreciation deductions by the Fund, the capital gain attributable to depreciation from real estate held for more than one year will be subjected to a maximum capital gains tax rate of 25%, rather than the general 20% maximum long-term capital gain rate otherwise applicable. These long-term capital gain rates also apply for purposes of computing a Unitholder's alternative minimum tax. Unitholders are also cautioned that the sale of a Unit may require the Unitholder to "look through" the Units sold, with a portion of such sale possibly taxable as ordinary income under Code Section 751 (see "Sale of Units" in paragraph F above), and a portion of any long-term capital gain generated on the sale of a Unit subjected to the higher 25% maximum long-term capital gain rate applicable to straight-line real estate depreciation recapture, although the position of the IRS on whether such a "look-through" rule applies for real estate depreciation recapture is not entirely clear. Capital losses generally may be used by individuals to offset capital gains and, in addition, a maximum of $3,000 of ordinary income annually. The capital losses not utilized by individuals in any year may be carried forward indefinitely to succeeding years.

         H. Dissolution and Liquidation of the Fund. The dissolution and liquidation of the Fund will involve the Distribution to the Members of the cash remaining after the sale of its assets, if any, and after payment of all the Fund's debts and liabilities. If a Member receives cash in excess of the basis of his Units, such excess will be taxable as a gain. I.R.C. ss. 731(a)(1). If a Member were to receive only cash upon dissolution and liquidation, he would recognize a loss to the extent, if any, that the adjusted basis of his Units exceeded the amount of cash received. I.R.C. ss. 731(a)(2). There are a number of exceptions to such general rules, however, including but not limited to, (i) the effect of a special basis election under Section 732(d) of the Code for a Member who may have acquired his Fund interest within the two years prior to the dissolution, and (ii) the effect of distributing one kind of property to some Members and a different kind of property to others under Section 751(b) of the Code.

         I.  Foreign  Investors.   Non-resident  aliens,  foreign  corporations,
foreign partnerships,  foreign trusts and foreign estates (collectively referred

Managing Member
___________________,1999
Page 18


to as "foreign investors") who are partners in a partnership engaged in a trade or business in the United States will be considered to be engaged in such trade or business, even if such foreign investors are only limited partners or members in a limited liability company. A foreign investor engaged in a U.S. trade or business who has income that is "effectively connected" with that trade or business will be subject to regular U.S. income taxes. I.R.C. ss. 871(b).

         After the Fund has acquired income-producing equity investments, the anticipated activities of the Fund will likely constitute a U. S. trade or business and a "permanent establishment" within the meaning of the Code and tax treaties entered into with foreign jurisdictions ("Tax Treaties") and the income from such investments (i.e., rents) will likely be deemed to be effectively connected with that trade or business. Therefore, a foreign investor who becomes a Unitholder in the Fund will be required to file a U.S. income tax return on which he must report his distributive share of the Fund's items of income, gain, loss, deduction and credit, and pay U.S. income taxes at regular U.S. income tax rates on his share of any allocable income or gain. In addition, Section 1446 of the Code (to the extent Section 1445 of the Code, discussed below, does not apply) provides for U.S. withholding taxes on the effectively connected taxable income allocated to such foreign investors.

         Since a foreign investor who becomes a Unitholder in the Fund will likely be considered to be engaged in a U.S. trade or business and to have a permanent establishment in the United States, certain types of U.S. related income from other business transactions of the foreign investor could also be attributed to that trade or business or permanent establishment under the Code or a Tax Treaty (e.g., rents from other U.S. real estate owned by such investor). Furthermore, a foreign investor may be subject to tax on his distributive share of the Fund's income and gain in his country of nationality, residence or elsewhere. The method of taxation in such jurisdictions, if any, may vary considerably from the U.S. tax system with respect to characterization of the Fund and its income.

         It should also be noted that a foreign investor's allocable share of escrow earnings and interest income from funds placed in temporary investments pending acquisition of income-producing equity investments will likely not be considered to be income effectively connected with a U.S. trade or business, and the foreign investor will not be deemed to be otherwise engaging in a U.S. trade or business with respect to those investments. Accordingly, the Fund will generally be obligated to withhold U.S. tax in the amount of 30% (or lower Tax Treaty rate) of such investor's allocable share of the income derived from these investments, unless a statutory exemption applies to the particular type of income. I.R.C. ss. 1441(a).

         A foreign investor will also be subject to U.S. income tax on gain realized from the sale of a United States real property interest and also, for this purpose, the sale of a Unit. I.R.C. ss. 897. Further, under Section 1445 of the Code, a partnership is required to withhold tax equal to 34% of the foreign investor's allocable share of the gain realized from the sale of partnership real property (regardless of whether an actual distribution is made to such investor). I.R.C. ss. 1445(e)(1). The amount required to be withheld by a purchaser of Units from a foreign investor is generally equal to 10% of the purchase price paid for the Units. I.R.C. ss. 1445(e)(5).

Managing Member
___________________,1999
Page 19

         It is impossible for us to predict the impact of the above-described general principles on specific foreign investors, or how the provisions of any Tax Treaty between the United States and the foreign investor's country of nationality or residence may affect these results. Accordingly, we offer no opinion as to the income tax consequences to a foreign investor investing as a Unitholder in the Fund.

         J. State and Local Taxes. The Fund will conduct its activities and own properties in different taxing jurisdictions. Accordingly, it is likely that an investment in the Fund will impose upon a Unitholder the obligation to file annual tax returns in a number of different states or localities, as well as the obligation to pay taxes to a number of different states or localities. In addition, many states require partnerships or entities taxable as partnerships, like the Fund, to withhold and pay state income taxes owed by non-resident partners relating to income-producing properties located in such states. Some states or localities may also impose income, franchise, gross receipts or similar taxes on the Fund as an entity, whether or not they respect its federal tax classification status.

         The Prospectus makes no attempt to summarize the state and local tax consequences to a Unitholder in those states in which the Fund may own Properties or carry on activities, and it is impractical for us to opine on all state laws or to predict the states in which the Fund may own Properties. However, the issues which a Unitholder should consider include: (i) whether the state in which he resides will impose a tax upon his share of the taxable income of the Fund; (ii) whether an income tax or other return must be filed in those states where the Fund will acquire Properties; (iii) whether he will be subject to state income tax withholding in states where the Fund will acquire properties; (iv) whether a state where the Fund owns properties will levy an income, franchise, gross receipts or similar Fund level tax on the Fund, irrespective of its classification as a "partnership" for federal income tax purposes; and (v) whether his state of residence will offer a tax credit for taxes paid by the Unitholder or the Fund to those other states.

         K.       General Considerations.

                  (i) Fund Items. The income tax treatment of all Fund items will be determined at the Fund level. I.R.C. ss. 6221. In this regard, the Managing Member will take primary responsibility for contesting federal income tax adjustments proposed by the IRS, to extend the statute of limitations as to all Unitholders and, in certain circumstances, to bind the Unitholders to such adjustments. For partnerships such as the Fund, where the total number of partners is more than 100, the IRS is not required to furnish notice of the commencement of any administrative proceeding or the final disposition of any such proceeding to any partner having less than a 1% interest in the profits of the partnership. I.R.C. ss. 6223(b). You should also be aware that Congress added Code Sections 771 to 777 to the Code in 1997 to provide special reporting rules and certain administrative relief for qualifying "electing large partnerships." Section 2.5 of the Operating Agreement authorizes the Managing Member to utilize these provisions if it is determined such an election is appropriate.

                  (ii) Accuracy-Related Penalties. Under Section 6662 of the Code, a penalty equal to 20% of any underpayment of tax due to (i) negligence or disregard of rules or regulations, (ii) any substantial valuation misstatement, or (iii) any "substantial understatement of income tax" can be imposed on a taxpayer. In general, a "substantial understatement of income tax" will exist if

Managing Member
___________________,1999
Page 20


the actual income tax liability of the taxpayer exceeds the income tax liability shown on his return by the greater of 10% of the actual income tax liability or $5,000 ($10,000 in the case of a corporation other than a subchapter S corporation or a personal holding company). I.R.C. ss. 6662(d)(1). Unless the understatement is attributable to a "tax shelter," the amount of an understatement is reduced by any portion of such understatement which is attributable to (a) the income tax treatment of any item shown on the return if there is "substantial authority" for the taxpayer's treatment of such item on his return or (b) any item with respect to which the taxpayer has a reasonable basis and adequately discloses on his return the relevant facts affecting the item's income tax treatment. I.R.C. ss. 6662(d)(2). In the case of a "tax shelter," which is defined in Section 6662(d)(2)(C)(ii) of the Code as a partnership or other entity, plan or arrangement, a significant purpose of which is the avoidance or evasion of federal income tax, this reduction in the understatement only will apply in cases where, in addition to having "substantial authority" for treatment of the item in question, the taxpayer reasonably believed that the income tax treatment of that item was more likely than not the proper treatment. I.R.C. ss. 6662(d)(2)(C)(i).

         Although the Fund is not intended to be a so-called "tax shelter," it is possible that it may be considered a tax shelter for purposes of Section 6662 of the Code and that certain Fund tax items could be considered tax shelter items within the meaning of Section 6662. Based on the investment objectives of the Fund, the Managing Member believes that there are substantial grounds for a determination that the Fund does not constitute a tax shelter; however, because the issue is dependent upon facts relating to future Fund operations, the acquisition and disposition of Fund Properties and other factual determinations which are not known at this time, we are unable to render an opinion as to whether an investment in the Fund will be considered a tax shelter for purposes of determining certain potential exemptions from the application of the accuracy-related penalties under Section 6662 of the Code. Please be aware that all of the accuracy-related penalties described above may be abated where a taxpayer had reasonable cause for its position and acted in good faith. I.R.C. ss. 6664(c).

                  (iii) Tax Shelter Investor Lists. Section 6112 of the Code requires that a list identifying each person who has invested in a potentially abusive tax shelter be maintained by the tax shelter organizer. The list must include the name, address and taxpayer identification number of each investor, as well as certain other information. The organizer is also required to make the list available for inspection upon request by the IRS. The term "potentially abusive tax shelter" is defined for this purpose as (i) any tax shelter with respect to which registration is required, as described above in Section 5, and
(ii) any other entity, plan or arrangement that is treated by applicable Regulations as a tax shelter for purposes of the list requirements. The Regulations under Section 6112 clarify that an entity which is a tax shelter under Section 6111, but which is not required to register as such because it qualifies as a "projected income investment," continues to be subject to the list requirements of Section 6112. Although the Managing Member does not believe that the Fund constitutes a potentially abusive tax shelter, the Managing Member does intend to maintain a list of the Unitholders as required by Section 6112 of the Code.

AGGREGATE OPINION

         Subject to the assumptions and limitations set forth herein, it is our opinion that it is more likely than not that, in the aggregate, substantially

Managing Member
____________________, 1999
Page 21



more than one-half of the material tax benefits contemplated by the Prospectus, in terms of their financial impact on a typical investor, will be realized by an investor in the Fund. We advise you further that the section of the Prospectus entitled "Federal Income Tax Considerations" accurately reflects our opinion with respect to those matters therein as to which an opinion is specifically attributed to us.

         Consent is hereby given to the filing of this opinion as an exhibit to the Registration Statement and to the references to this Firm under the captions "Federal Income Tax Considerations" and "Legal Matters" in the Prospectus.

Very truly yours,

                                EXHIBIT "C"

                             MAKE CHECK PAYABLE TO:
                 SCB ESCROW NO. 12563-GG FOR CORNERSTONE FUND I

                     SUBSCRIPTION AGREEMENT FOR MEMBERS OF
        CORNERSTONE INDUSTRIAL PROPERTIES INCOME AND GROWTH FUND I, LLC
                CONTINUED ON REVERSE SIDE OF THIS SIGNATURE PAGE
--------------------------------------------------------------------------------

INVESTMENT: Initial Purchase|_| Additional Purchase |_| U.S. CITIZEN |_|YES|_|NO
     1 Minimum Purchase - 5 Units (2 Units if Qualified Plan) $_______________ Amount Enclosed (must be in increments of $500)
--------------------------------------------------------------------------------

TYPE OF OWNERSHIP:  1  |_|  Individual                5  |_| Trust
   Check One        2  |_|  Community Property        6  |_| Pension Plan
      2                     Right of survivorship     7  |_| Profit Sharing Plan
                   *3  |_|  Tenants in Common         8  |_| IRA
                   *4  |_|  Joint Tenants with right  9  |_| Keogh (H.R. 10)
                            of survivorship          10  |_| Other (explain)____
                                                          ______________________

    *Two signatures required. Complete Section 3. If using Ownership Boxes 5 through 10, also complete Section
4.
--------------------------------------------------------------------------------
  INVESTOR     -----------------------------------------------------------------
REGISTRATION   Name(s)typed or printed      Social Security #      Primary State
    AND                                                             of Residence
   REPORT      -----------------------------------------------------------------
 INFORMATION:  Name(s)typed or printed      Social Security #      Primary State
    3                                                               of Residence
               -----------------------------------------------------------------
               Mailing Address            City, State, Zip Code

               Investor Phones:  Business:(     )________ Home:(     )_________
--------------------------------------------------------------------------------
   TRUST
REGISTRATION:    Name of Trust:
    4                             ----------------------------------------------
                                  Please print here the exact name (Trust and
                                  Trustee, Trust Officer or Administrator)
                                  ----------------------------------------------
                                  Address
                                  ----------------------------------------------
                                  City, State, Zip Code          Tax ID #
--------------------------------------------------------------------------------

 (THE UNDERSIGNED HAS THE AUTHORITY TO ENTER INTO THIS SUBSCRIPTION AGREEMENT ON
       BEHALF OF THE PERSON(S) OR ENTITY REGISTERED IN SECTION 3. ABOVE.)
 SIGNATURES:     Executed this ______ day of ______, ___ at_________,_________
   5                                                         City      State

                  X -----------------------------------------------------
                  Signature (Investor, Trustee, Custodian, Administrator)

                  X -----------------------------------------------------
                  Signature (Investor, Trustee, Custodian, Administrator)
--------------------------------------------------------------------------------

BROKER/DEALER    ------------------------------------------------------------
 REGISTERED      Broker/Dealer name   Address and Dealer code number of Reg.
REPRESENTATIVE:  ------------------------------------------------------------
     6           Rep's Branch Office
                 ------------------------------------------------------------
                 Main office address     City       State              Zip
                                    (   )     X
                 ---------------------------  ----------------------------------
                 City   State  Zip  Phone No  Broker/Dealer authorized signature

The undersigned Registered Representative hereby certifies that he has reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situation and any other information known by the Registered Representative, that investment in these limited liability company Units is suitable for the above investor. Additionally, it is hereby certified that the investor has been apprised of the probable illiquidity of this investment and the unlikelihood of a public trading market developing for the Units. I have previously sold Units of Cornerstone Industrial Properties Income and Growth Fund I, LLC |_|Yes |_|No
                           (    )              X
--------------------------------------------------------------------------------
Registered Representative  Telephone Number  Registered Representative Signature
Name (Print or Type)                         Date_______________________________
--------------------------------------------------------------------------------
MAIL TO: SEND SUBSCRIPTION AGREEMENT        B/D #______________(Office Use Only)
  7      (WHITE COPY) AND CHECK TO:         Branch #___________
         Southern California Bank           Rep #______________
         4100 Newport Place, Suite 130      Other _____________
         Newport Beach, CA  92660
         Attn:  Gloria Garriott

         Accepted: _________________  , _______          By:____________________
                                                               Managing Member
WHITE COPY:Managing Member Copy (submit with check)/YELLOW COPY:Broker/Dealer Copy/PINK COPY:Investor Copy
--------------------------------------------------------------------------------

                             SUBSCRIPTION AGREEMENT

Cornerstone Industrial Properties Income and Growth Fund I, LLC, a California limited liability company:

         The undersigned desires to become a Member in Cornerstone Industrial Properties Income and Growth Fund I, LLC, a California limited liability company (the "Fund") and to purchase the number of units of limited liability company interest ("Units") appearing on the signature page of this Subscription Agreement in accordance with the terms and conditions of the Operating Agreement (the "Agreement") in substantially the form attached as Exhibit "A" to the Prospectus of the Fund. In connection therewith, the undersigned hereby represents, warrants and agrees as follows:

         1. Subscription. The undersigned agrees to purchase the number of Units set forth in Section 1 of the Subscription Agreement, and hereby tenders the amount required to purchase such Units ($500 per Unit, minimum subscription five
(5) Units, two (2) Units for Qualified Plans).

         2. Adoption. The undersigned hereby specifically adopts and agrees to be bound by each and every provision of the Agreement, including the power of attorney granted to the Managing Member in Section 12.6.

         3. Representations. In order to induce the Managing Member to accept this subscription, the undersigned hereby represents and warrants to the Fund and its Managing Member that:

                  (a)      I have received a copy of the Prospectus.

                  (b) I meet the applicable suitability standards and/or financial requirements set forth in the Prospectus under "Who May Invest" or in a supplement to the Prospectus as they pertain to the state of my primary residence and domicile.

                  (c) I understand that (i) the Agreement contains restrictions applicable to transfers of the Units; and (ii) if I am a California resident or any person to whom I may subsequently propose to assign or transfer any Units is a California resident, I may not consummate a sale or transfer of my Units, or any interest therein or receive any consideration therefor, without the prior written consent of the Commissioner of Corporations of the State of California, except as permitted in the Commissioner's Rules, and I understand that my Units, or any document evidencing my Units, will bear a legend reflecting the substance of the foregoing understanding.

                  (d) I am purchasing the Units for my own account or for the account or benefit of a member or members of my immediate family or in a fiduciary capacity for the account of another person or entity and not as an agent for another.

                  (e) I am aware that this subscription may be rejected in whole or in part by the Managing Member in its sole and absolute discretion; and that there will be no public market for Units, and accordingly, it may be impossible for me to readily liquidate his investment in the Fund.

                  (f) I am purchasing the Units with the expectation of deriving an economic profit from the Fund without regard to any tax benefits of an investment in the Fund.

         4. Special Power of Attorney. Each Member constitutes and appoints the Managing Member of the Fund with full power of substitution, its true and lawful attorney to make, execute, and acknowledge and file in its name, place and stead:

                  (a)   The Agreement;

                  (b)   Any   certificate   or   other   instrument,   including
registrations or filings concerning the use of fictitious names and necessary or appropriate filings under the federal and state securities laws;

                  (c)   Documents required to  dissolve  and terminate the Fund;

                  (d) Amendments and modifications to the Articles of Organi-zation or any of the instruments described above;

                  (e) Amendments and modifications to the Agreement which have been approved pursuant to the terms hereof; and

                  (f) All loan and security agreements, notes, instruments and other similar documents which are necessary or desirable for the Fund to conduct its business as contemplated by the Agreement.

                  This power of attorney is coupled with an interest and is irrevocable.

                  The foregoing grant of authority (i) is a special power of attorney coupled with an interest, (ii) is irrevocable and shall survive his health or disability, and (iii) may be exercised by such attorney-in-fact by listing his name along with the names of all other persons for whom such attorney-in-fact is acting, and executing the Agreement and such other certificates, instruments and documents with the single signature of such attorney-in-fact is acting, and for all of the persons whose names are so listed.

         The undersigned shall mean the person or entity whose signature appears in item 5 on the reverse side of this form.

         5. Certification of Taxpayer Identification Number. Under the penalties of perjury, the undersigned certifies that (1) the number provided herein is his correct Taxpayer Identification Number; and (2) he is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified him that he is no longer subject to backup withholding. (If the undersigned has been notified that he is currently subject to backup withholding, he has stricken the language under clause (2) above before signing).

NO  DEALER,   SALESPERSON    OR   OTHER
PERSON HAS BEEN AUTHORIZED TO  GIVE ANY
INFORMATION OR TO MAKE ANY  REPRESENTA-
TION OTHER THAN THOSE CONTAINED IN THIS                   $20,000,000
PROSPECTUS AND, IF GIVEN  OR MADE, SUCH
INFORMATION OR REPRESENTATIONS MUST NOT
BE RELIED UPON AS HAVING BEEN AUTHORIZED
BY THE FUND OR THE  UNDERWRITERS.  THIS
PROSPECTUS DOES NOT CONSTITUTE AN OFFER
TO SELL, OR A SOLICITATION  OF AN OFFER
TO BUY, TO ANY PERSON OR BY  ANYONE  IN
ANY JURISDICTION IF SUCH OFFER OR SOLI-
CITATION WOULD BE UNLAWFUL. NEITHER THE
DELIVERY  OF  THIS  PROSPECTUS  NOR ANY       CORNERSTONE INDUSTRIAL PROPERTIES
OFFER  OR SALE  MADE  HEREUNDER  SHALL,       INCOME AND GROWTH FUND I, LLC
UNDER  ANY  CIRCUMSTANCES,  CREATE  ANY
IMPLICATION  THAT  THERE  HAS  BEEN  NO
CHANGE IN THE  AFFAIRS  OF  THE FUND OR       A California Limited Liability
THAT THE INFORMATION  CONTAINED  HEREIN       Company
IS CORRECT AS OF ANY TIME SUBSEQUENT TO
THE DATE HEREOF.

THIS PROSPECTUS OMITS CERTAIN  INFORMA-
TION   CONTAINED  IN  THE  REGISTRATION
STATEMENT  ON  FILE WITH THE SECURITIES        40,000 Units of
AND EXCHANGE COMMISSION.THE INFORMATION        Membership Interest
SO OMITTED  MAY  BE  OBTAINED  FROM THE
PRINCIPAL  OFFICE OF THE  COMMISSION IN
WASHINGTON,  D.C.  UPON  PAYMENT OF THE
FEE  PRESCRIBED  BY THE  COMMISSION, OR
EXAMINED THERE WITHOUT CHARGE.



                    TABLE OF CONTENTS
Prospectus Summary.....................................
Risk Factors...........................................
Estimated Use of Proceeds..............................
Management Compensation................................
Fiduciary Responsibilities of the Managing Member......
Management.............................................
Prior Performance......................................
Conflicts of Interest..................................
Investment Objectives and Policies.....................
Business...............................................
Summary of the Operating Agreement.....................
Federal Income Tax Considerations......................
ERISA Considerations...................................
Glossary...............................................
The Offering...........................................
Who May Invest.........................................
How to Subscribe.......................................
Supplemental Sales Material............................
Legal Matters..........................................
Available Information..................................
Additional Information.................................
Financial Statements...................................
Prior Performance Tables...............................

UNTIL  TERMINATION  OF THIS  OFFERING,
AND IN  ANY EVENT UNTIL  NINETY   (90)
DAYS AFTER THE EFFECTIVE DATE OF  THIS
PROSPECTUS,  ALL  DEALERS   EFFECTING
TRANSACTIONS IN THE REGISTERED  SECUR-
ITIES, WHETHER OR NOT PARTICIPATING IN        PROSPECTUS
THIS DISTRIBUTION, MAY BE REQUIRED  TO
DELIVER A PROSPECTUS. THIS IS IN ADDI-             , 1999
TION TO THE  OBLIGATION OF DEALERS  TO
DELIVER A PROSPECTUS  WHEN  ACTING  AS
UNDERWRITERS AND WITH RESPECT TO THEIR
UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

=======================================       ==================================

                                     PART II

                       INFORMATION REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

         The estimated  expenses in connection with the offering are as follows:

Securities and Exchange Commission Registration Fee......   $     5,560
National Association of Securities Dealers, Inc.
     and Blue Sky Registration Fees......................   $    21,810*
Accounting Fees and Expenses.............................   $
Legal Fees and Expenses..................................   $    150,000*
Printing and Design......................................   $
Mailing..................................................   $
Broker/Dealer and Investor Meetings......................   $
Miscellaneous............................................   $
                           Total.........................   $
                                                            ==============
*Estimated

Item 32. Sales to Special Parties.

                  Not applicable.

Item 33. Recent Sales of Unregistered Securities.

                  Not applicable

Item 34. Indemnification of Directors and Officers.

                  Indemnification of the Managing Member, including its partners, employees, agents, Affiliates, subsidiaries and assigns is provided for in Article X of the Operating Agreement, which Article is incorporated herein by reference. (See "Fiduciary Responsibility of the Managing Member".)

Item 35. Treatment of Proceeds from Stock Being Registered.

                  Not applicable.

Item 36. Financial Statements and Exhibits.

                  (a) Financial Statements. The following financial statements will be filed in an amendment to the Registration Statement

       ......... Cornerstone Industrial Properties Income and Growth Fund I, LLC
                 Pro Forma Balance Sheet as of May 31, 1999

       ......... Cornerstone Industrial Properties, LLC
                 Pro Forma Balance Sheet as of May 31, 1999

         .........(b)      Exhibits:
         .........         1.1      Form of Dealer Manager Agreement.

         .........         1.2      Form of Participating Broker Agreement

         .........         3.1      Articles of Organization of the Fund.

         .........         3.2      Operating   Agreement,   included  in  the
                                    Prospectus as Exhibit "A"   and incorporated
                                    herein by reference.

         .........         4.1      Subscription Agreement and Power of Attorney
                                    whereby a purchaser agrees to purchase Units
                                    and adopts the  provisions of the  Operating
                                    Agreement,  included  in  the  Prospectus as
                                    Exhibit  "C"  and  incorporated   herein  by
                                    reference.

         .........         5.1      Form of Opinion of Counsel  with  Respect to
                                    the  Legality of the  Securities Being  Reg-
                                    istered,  including  consent to   the use of
                                    such opinion in the  Registration Statement,

         .........         8.1      Form of Opinion of Counsel  with  Respect to
                                    certain Federal income tax matters,including
                                    consent to the  use of such  opinion  in the
                                    Registration  Statement.  Included  in   the
                                    Prospectus as  Exhibit  "B" and incorporated
                                    herein by reference.


         .........         10.1     Form of Escrow Agreement.

           .........       24.1     Consent of Southern California Bank.

                                  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1)......To  file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) to reflect on the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2)......That,  for the purpose of determining  any liability under the
Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3)......To  remove  from  registration  by means  of a  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4)......To  send to each Member at least on an annual basis a detailed statement of any transactions with the Managing Member or its Affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Managing Member or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

         (5)......To  provide  to  the  Unitholders  the  financial   statements
required by Form 10-K for the first full fiscal year of operations of the Fund;

         (6)......To file a sticker supplement pursuant to Rule 424(c) under the
Act during the distribution period describing each property not identified in the Prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Unitholders; each sticker supplement will disclose all compensation and fees received by the Managing Member and its Affiliates in connection with any such acquisition, the post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period; and

         (7)......To  file, after the end of the distribution  period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Unitholders at least once each quarter after the distribution period of the offering has ended.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registration pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California on March 30, 1999.



                      CORNERSTONE INDUSTRIAL PROPERTIES INCOME
                            AND GROWTH FUND I, LLC

                          By:  CORNERSTONE INDUSTRIAL PARTNERS, LLC
                                 Its Managing Member

                                  By:  CORNERSTONE VENTURES, INC.
                                                    Its Manager


                                             /S/ TERRY G. ROUSSEL
                                  By: --------------------------------------
                                         Terry G. Roussel, President



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities on the dates indicated.

     Signature                               Title                    Date
     ---------                               -----                    ----

 /S/ TERRY G. ROUSSEL                     Director of           March 30, 1999
-------------------------------    Cornerstone Ventures, Inc.
Terry G. Roussel

/S/ JAMES V CAMP                          Director of           March 30, 1999
-------------------------------    Cornerstone Ventures, Inc.
James V. Camp



 /S/ ROBERT C PETERSON                    Director of           March 30, 1999
-------------------------------    Cornerstone Ventures, Inc.
Robert C. Peterson

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